                                                                    EXHIBIT 99.1


                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


                                                 :
In re:                                           :
                                                 :        CHAPTER 11
HEARTLAND WIRELESS COMMUNICATIONS,               :
INC., a Delaware Corporation,                    :        Case No. 98-2692 (JJF)
                                                 :
                                 Debtor.         :
                                                 :



                    DEBTOR'S DISCLOSURE STATEMENT PURSUANT TO
                       SECTION 1125 OF THE BANKRUPTCY CODE

                                             WEIL, GOTSHAL & MANGES LLP
                                             100 Crescent Court, Suite 1300
                                             Dallas, Texas  75201
                                             (214) 746-7700

                                                      - and -

                                             RICHARDS, LAYTON & FINGER, P.A.
                                             One Rodney Square
                                             P. O. Box 551
                                             Wilmington, Delaware 19899
                                             (302) 658-6541

                                             ATTORNEYS FOR DEBTOR AND
                                             DEBTOR IN POSSESSION
Dated:  Wilmington, Delaware
January 19, 1999



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

I.       INTRODUCTION............................................................................................1

         A.       Holders of Claims and Equity Interests Entitled to Vote........................................2

         B.       Voting Procedures..............................................................................3

         C.       Confirmation Hearing...........................................................................3

II.      OVERVIEW OF THE PLAN....................................................................................5

III.     GENERAL INFORMATION....................................................................................10

         A.       Description and History of Business...........................................................10

                  1.       Business.............................................................................10

                  2.       History..............................................................................11

                  3.       Significant Indebtedness.............................................................11

                  4.       Selected Historical Financial Data...................................................13

         B.       Events Leading to the Commencement of the Chapter 11 Case.....................................15

         C.       Recent Transactions...........................................................................15

IV.      EVENTS DURING THE CHAPTER 11 CASE......................................................................16

                  1.       Continuation of Business; Stay of Litigation.........................................16

                  2.       First Day Orders; Scheduling Order...................................................16

                  3.       Statutory Committee..................................................................17

V.       THE PLAN OF REORGANIZATION.............................................................................18

         A.       Classification and Treatment of Claims and Equity Interests...................................18

                  1.       Administrative Expense Claims........................................................18

                  2.       Priority Tax Claims..................................................................19

                  3.       Class 1 - Priority Non-Tax Claims....................................................19

                  4.       Class 2 - Secured Claims.............................................................19

                  5.       Class 3 - Old Senior Note Claims and Miscellaneous Unsecured Claims..................19

                  6.       Class 4 - Old Convertible Note Claims................................................20

                  7.       Class 5 - Trade Claims...............................................................21

                  8.       Class 6 - Indemnity Claims...........................................................21

                  9.       Class 7 - Bondholder Litigation Claims...............................................21

                  10.      Class 8 - Stockholder Litigation Claims..............................................22

                  11.      Class 9 - Equity Interests...........................................................22

                  12.      Alternative Treatment for Holders of Allowed Claims..................................23

         B.       Securities to be Issued Under the Plan........................................................23



                                       i
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
                  1.       New Common Stock.....................................................................23

                  2.       New Warrants.........................................................................23

         C.       Means of Implementation.......................................................................25

                  1.       Distributions........................................................................25

                  2.       Authorization of New Securities......................................................25

                  3.       New Warrant Agreement................................................................25

                  4.       Adoption of Stock Option Plan........................................................25

                  5.       Incentive Options on the Effective Date..............................................25

                  6.       Cancellation of Existing Securities and Agreements...................................25

                  7.       Corporate Action.....................................................................26

                  8.       Amended Certificate of Incorporation.................................................26

         D.       Provisions Governing Distributions............................................................26

                  1.       Date of Distributions................................................................26

                  2.       Disbursing Agent.....................................................................26

                  3.       Surrender of Instruments.............................................................27

                  4.       Compensation of Professionals........................................................27

                  5.       Delivery of Distributions............................................................27

                  6.       Manner of Payment Under the Plan.....................................................27

                  7.       Fractional Shares....................................................................28

                  8.       Setoffs and Recoupment...............................................................28

                  9.       Distributions After Effective Date...................................................28

                  10.      Rights and Powers of Disbursing Agent................................................28

                           a.       Powers of the Disbursing Agent..............................................28

                           b.       Expenses Incurred on or After the Effective Date............................28

                  11.      Exculpation..........................................................................28

                  12.      Allocation Relating to Old Senior Notes and Old Convertible Notes....................29

                  13.      Voluntary Cancellation of Old Common Stock; Return of Warrants.......................29

         E.       Resolution of Disputed Claims and Interests...................................................29

         F.       Executory Contracts and Unexpired Leases......................................................30

         G.       Conditions to Confirmation and Effective Date.................................................31

         H.       Effect of Confirmation........................................................................32



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
                  1.       Vesting of Assets....................................................................32

                  2.       Binding Effect.......................................................................32

                  3.       Discharge of Debtor..................................................................32

                  4.       Term of Injunctions or Stays.........................................................32

                  5.       Indemnification Obligations..........................................................32

                  6.       Limited Release......................................................................33

         I.       Waiver of Certain Claims......................................................................33

         J.       Retention of Jurisdiction by the Bankruptcy Court.............................................33

         K.       Recognition of Subordination Rights...........................................................34

         L.       Summary of Other Provisions of the Plan.......................................................34

                  1.       Payment of Statutory Fees............................................................34

                  2.       Retiree Benefits.....................................................................35

                  3.       Administrative Expenses Incurred After the Confirmation Date.........................35

                  4.       Section 1125(e) of the Bankruptcy Code...............................................35

                  5.       Compliance with Tax Requirements.....................................................35

                  6.       Severability of Plan Provisions......................................................35

                  7.       Governing Law........................................................................36

VI.      CONFIRMATION AND CONSUMMATION PROCEDURE................................................................36

         A.       Solicitation of Votes.........................................................................36

         B.       The Confirmation Hearing......................................................................36

         C.       Confirmation..................................................................................37

                  1.       Acceptance...........................................................................37

                  2.       Unfair Discrimination and Fair and Equitable Tests...................................38

                  3.       Feasibility..........................................................................38

                  4.       Best Interests Test..................................................................42

         D.       Consummation..................................................................................44

VII.     MANAGEMENT OF REORGANIZED DEBTOR.......................................................................44

         A.       Board of Directors and Management.............................................................44

                  1.       Composition of the Board of Directors................................................44

                  2.       Identity of Officers.................................................................45

         B.       Compensation of Executive Officers............................................................47

         C.       Employment Agreements.........................................................................48

         D.       Stock Option Plan.............................................................................49



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
         E.       Other Compensation Plans......................................................................52

         F.       Post-Effective Date Security Ownership of Certain Owners......................................53

VIII.    APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS  TO THE NEW COMMON STOCK TO BE DISTRIBUTED
         UNDER THE PLAN.........................................................................................53

         A.       Section 1145 of the Bankruptcy Code...........................................................53

         B.       Registration Rights...........................................................................54

IX.      REORGANIZATION VALUES..................................................................................55

X.       CERTAIN RISK FACTORS TO BE CONSIDERED..................................................................59

         A.       Overall Risk to Recovery by Holders of Claims.................................................59

                  1.       Significant Holders..................................................................59

                  2.       Lack of Established Market for New Common Stock......................................59

                  3.       Dividend Policies....................................................................60

                  4.       Preferred Stock......................................................................60

                  5.       Projected Financial Information......................................................60

                  6.       Business Factors and Competitive Conditions..........................................61

                           a.       Subscription Video Competition..............................................61

                           b.       Subscription Video Technologies.............................................62

                           c.       High Speed Data/Internet Competition........................................62

                           d.       Dependence on Channel Leases and Licenses; Need for License
                                    Extensions..................................................................63

                           e.       New Business Strategy.......................................................63

                           f.       FCC Approval; Transfer of Control Applications..............................64

                           g.       BTA Authorizations; Repayment of Bidding Credit and BTA Notes...............64

                           h.       Changes in Technology.......................................................65

                           i.       Need for Additional Financing...............................................65

                  7.       Pending Litigation...................................................................66

                           a.       General Litigation..........................................................66

                           b.       Securities Litigation.......................................................66

                           c.       Late Fee Litigation.........................................................67

                  8.       Corporate Liability Insurance........................................................67

                           a.       Primary D&O Coverage -- National Union......................................67

                           b.       Liability Limits and Retention..............................................68

                           c.       Excess D&O Coverage: Lloyd's and Chubb......................................68



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
XI.      CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN....................................................69

         A.       Introduction..................................................................................69

         B.       Consequences to Holders of Claims.............................................................69

                  1.       Holders of Administrative Expense Claims.............................................69

                  2.       Holders of Priority Non-Tax Claims (Class 1).........................................69

                  3.       Holders of Secured Claims (Class 2)..................................................70

                  4.       Holders of Miscellaneous Unsecured Claims (Class 3)..................................70

                  5.       Holders of Old Senior Note Claims and Old Convertible Note Claims (Class 3 and
                           Class 4).............................................................................70

                  6.       Holders of Trade Claims (Class 5)....................................................71

                  7.       Holders of Indemnity Claims (Class6).................................................72

                  8.       Holders of Bondholder Litigation and Stockholder Litigation Claims (Classes 7
                           and 8)...............................................................................72

                  9.       Holders of Equity Interests (Class 9)................................................73

                  10.      Allocation of Consideration to Interest..............................................73

                  11.      Market Discount......................................................................74

         C.       Consequences to Debtor........................................................................75

                  1.       Discharge of Indebtedness Income Generally...........................................75

                  2.       Attribute Reduction..................................................................75

                  3.       Utilization of Net Operating Loss Carryovers.........................................76

         D.       Information Reporting and Backup Withholding..................................................77

XII.     ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN..............................................78

         A.       Liquidation Under Chapter 7...................................................................78

         B.       Alternative Plan of Reorganization............................................................78

XIII.    CONCLUSION AND RECOMMENDATION..........................................................................79


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                                INDEX OF EXHIBITS

Exhibit A         -        The Plan

Exhibit B         -        Order (i) Approving the Debtor's Disclosure
                           Statement, Form of Ballots and Proposed Solicitation and Tabulation Procedures, (ii) Fixing the Date, Time and Place for Voting on the Debtor's Plan of Reorganization, (iii) Fixing the Date, Time and Place for a Hearing to Consider Confirmation of the Debtor's Plan and (iv) Prescribing the Form and
                           Manner of Notice Thereof

Exhibit C         -        Heartland Wireless Communications, Inc. Form 10-K
                           for the Year ended December 31, 1997

Exhibit D         -        Heartland Wireless Communications, Inc. Form 10-Q
                           for the Quarterly Period ended September 30, 1998

Exhibit E         -        Projected Financial Information

Exhibit F         -        Liquidation Analysis



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                                    GLOSSARY

Ad Hoc Committee                  means the unofficial committee of certain
                                  holders of Old Senior Notes, the members of which consist of, as of the date hereof, Aspen
                                  Partners, L.P.; Condor Partners IV L.L.C.; The
                                  Mainstay Funds, on behalf of its High Yield
                                  Corporate Bond Fund Series; Quad-C, Inc.; and
                                  Quaker Capital Management Corp.

Administrative Expense Claim      means any right to payment constituting a cost
                                  or expense of administration of the Chapter 11
                                  Case allowed under sections 503(b) and
                                  507(a)(1) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the Debtor's estate, (b) any actual and necessary costs and expenses of operating the Debtor's business in the ordinary course of business,
                                  (c) any indebtedness or obligations incurred or assumed by the Debtor in Possession during the Chapter 11 Case in the ordinary course of business, (d) any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under section 330 or 503 of the Bankruptcy Code, and (e) any fees or charges assessed against the Debtor's estate under section 1930, title 28, United
                                  States Code.

Allowed means, with reference to any Claim or Equity Interest, (a) any Claim or Equity Interest as to which no objection to allowance has been interposed on or before the Confirmation Date or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder,
                                  (b) any Claim or Equity Interest as to which the liability of the Debtor and the amount thereof are determined by final order of a court of competent jurisdiction other than the Bankruptcy Court or (c) any Claim or Equity Interest expressly allowed hereunder. Unless otherwise specified in the Plan or in a Final Order of the Bankruptcy Court allowing such claim, "Allowed" in reference to a Claim shall not include (a) interest on the amount of such Claim accruing from and after the Petition Date, (b) punitive or exemplary damages or (c) any fine, penalty or forfeiture.

Bankruptcy Code                   means title 11, United States Code, as amended
                                  from time to time, as applicable to the
                                  Chapter 11 Case.

Bankruptcy Court                  means the United States District Court for the
                                  District of Delaware having jurisdiction over the Chapter 11 Case and, to the extent of any reference made under section 157, title 28, United States Code, the unit of such District
                                  Court


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                                  having jurisdiction over the Chapter 11 Case
                                  under section 151, title 28, United States
                                  Code.

Bankruptcy Rules                  means the Federal Rules of Bankruptcy
                                  Procedure as promulgated by the United States
                                  Supreme Court under section 2075, title 28,
                                  United States Code, as amended from time to time, applicable to the Chapter 11 Case, and any Local Rules of the Bankruptcy Court.

Bondholder Litigation Claim       means a Claim (a) arising from rescission of a
                                  purchase or sale of a debt security of the Debtor, (b) for damages arising from the purchase or sale of such a debt security or
                                  (c) for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of a Claim for damages or recision arising out of a purchase or sale of a debt security of the Debtor.

Business Day                      means any day other than a Saturday, a Sunday
                                  or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

Cash means legal tender of the United States of America.

Chapter 11 Case                   means the Debtor's voluntary case filed with
                                  the Bankruptcy Court under Chapter 11 of the Bankruptcy Code.

Charter means the Restated Certificate of Incorporation of Reorganized Heartland, which shall be in substantially the form annexed as
                                  Exhibit 1 to the Plan.

Claim means (a) any right to payment from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, known or unknown, or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, known or unknown.

Class means any group of substantially similar Claims or Equity Interests classified by the Plan pursuant to section 1129(a)(1) of the Bankruptcy Code.

Collateral                        means any property or interest in property of
                                  the Debtor's estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code.


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

Confirmation Date                 means the date on which the Clerk of the
                                  Bankruptcy Court enters the Confirmation Order on its docket.

Confirmation Hearing              means the hearing to be held by the Bankruptcy
                                  Court regarding confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

Confirmation Order                means the order of the Bankruptcy Court
                                  confirming the Plan, which shall be in a form reasonably acceptable to the Debtor and a Creditors' Committee Majority.

Creditors' Committee              means the statutory committee of unsecured
                                  creditors appointed in the Chapter 11 Case pursuant to section 1102 of the Bankruptcy
                                  Code.

Creditors' Committee Majority     means, at any time, the holders of a majority
                                  in principal amount of the Old Senior Notes held in the aggregate by the members of the Creditors' Committee at such time.

Debtor means Heartland Wireless Communications, Inc., a Delaware corporation, the debtor in the Chapter 11 Case.

Debtor in Possession              means the Debtor in its capacity as a debtor
                                  in possession in the Chapter 11 Case under sections 1107(a) and 1108 of the Bankruptcy
                                  Code.

DGCL means the General Corporation Law of the State of Delaware, as amended from time to time.

Disallowed                        means, when used with respect to a Claim or
                                  Equity Interest, a Claim or Equity Interest that has been disallowed by Final Order.

Disbursing Agent                  means any entity in its capacity as a
                                  disbursing agent under Section 7.2 of the Plan.

Disclosure Statement              means the disclosure document relating to the
                                  Plan, including, without limitation, all exhibits and schedules thereto as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

Disputed Claim                    means, with respect to a Claim or Equity
                                  Interest, any such Claim or Equity Interest proof of which was filed with the Bankruptcy
                                  Court and (a) which has been or hereafter is listed on the Schedules as unliquidated, disputed or contingent, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court, or (b) as to which the Debtor or any other party in interest has interposed a timely objection in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection has not been withdrawn or determined by a Final Order.
                                  Prior to (i) the time an objection has been filed and (ii) the expiration of the time within which to


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                                  object to such Claim or Equity Interest set
                                  forth herein or otherwise established by order of the Bankruptcy Court, a Claim or Equity Interest shall be considered a Disputed Claim or Disputed Equity Interest to the extent that the amount of the Claim or Equity Interest specified in a proof of Claim or Equity Interest exceeds the amount of the Claim or Equity Interest scheduled by the Debtor as not disputed, contingent or unliquidated.

Effective Date                    means the first Business Day on which all the
                                  conditions precedent to the Effective Date specified in Section 10.1 of the Plan shall have been satisfied or waived as provided in
                                  Section 10.2 of the Plan; provided, however, that if a stay of the Confirmation Order is in effect, the Effective Date shall be the first
                                  Business Day after such stay is no longer in effect.

Equity Distribution Pool          means 275,000 New Warrants less the number of
                                  New Warrants, if any, distributable to the holders of Allowed Bondholder Litigation
                                  Claims pursuant to Section 4.7 of the Plan.

Equity Interest                   means the interest of any holder of equity
                                  securities of the Debtor represented by any issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in the Debtor, whether or not transferable, or any option, warrant or right, contractual or otherwise, to acquire or in connection with any such interest.

Final Order                       means an order or judgment of the Bankruptcy
                                  Court entered by the Clerk of the Bankruptcy
                                  Court on the docket in the Chapter 11 Case, which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil
                                  Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause such order not to be a Final Order.



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

Incentive Options                 means the options to purchase shares of New
                                  Common Stock pursuant to the Stock Option
                                  Plan.

Indemnity Claim                   means a Claim (i) of a director or officer of
                                  the Debtor that was not a director or officer, respectively, at any time on or after April
                                  25, 1997 or (ii) that is not assumed by the Debtor pursuant to Section 11.5 of the Plan for any obligations of the Debtor to indemnify directors or officers against any obligations pursuant to the Debtor's certificate of incorporation, by-laws, contract, applicable state law, any combination of the foregoing, or otherwise and including, without limitation, any such obligations relating to a Bondholder Litigation Claim or a Stockholder
                                  Litigation Claim.

Lien means any charge against, encumbrance upon or other interest in property, the purpose of which is to secure payment of a debt or performance of an obligation.

Miscellaneous Unsecured           means any Unsecured Claim other than an Old
Claim                             Convertible Note Claim, an Old Senior Note
                                  Claim, a Trade Claim, a Bondholder Litigation
                                  Claim or a Stockholder Litigation Claim.

New Common Stock                  means the shares of common stock of
                                  Reorganized Heartland to be issued and
                                  outstanding as of the Effective Date.

New Warrants                      means the warrants which are issued pursuant
                                  to, and exercisable in accordance with, the terms and conditions of the New Warrant
                                  Agreement.

New Warrant Agreement             means the warrant agreement governing the
                                  issuance of the New Warrants, which shall be in substantially the form annexed as Exhibit 2 to the Plan.

Old Convertible Note Claim        means a Claim arising under or in connection
                                  with the Old Convertible Notes.

Old Convertible Notes             means those 9% convertible subordinated
                                  discount notes due November 1, 2004 issued by the Debtor under that certain Note Purchase
                                  Agreement, dated November 30, 1994, as
                                  amended, between the Debtor and the purchasers named therein.

Old Equity Portion                means the ratio (expressed as a percentage)
                                  that the aggregate number of shares of Equity
                                  Interests bears to the aggregate number of shares of Equity Interests represented by Allowed Equity Interests and Allowed
                                  Stockholder Litigation Claims.

Old 14% Senior Notes              means those 14% senior notes due October 15,
                                  2004 issued by the Debtor under the Old 14%
                                  Senior Notes Indenture.



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

Old 14% Senior Notes Indenture    means that certain Indenture, dated as of
                                  December 20, 1996, between the Debtor and the Old 14% Senior Notes Indenture Trustee relating to the Old 14% Senior Notes.

Old 14% Senior Notes              means First Trust of New York, National
Indenture Trustee                 Association or a successor indenture trustee
                                  appointed in accordance with the Old 14%
                                  Senior Notes Indenture.

Old Indentures                    means, collectively, the Old 14% Senior Notes
                                  Indenture and the Old 13% Senior Notes
                                  Indenture.

Old Senior Note Claim             means a Claim arising under or in connection
                                  with the Old Senior Notes and the Old
                                  Indentures.

Old Senior Notes                  means, collectively, the Old 14% Senior Notes
                                  and the Old 13% Senior Notes.

Old 13% Senior Notes              means those 13% senior notes due April 15,
                                  2003 issued by the Debtor under the Old 13%
                                  Senior Notes Indenture.

Old 13% Senior Notes Indenture    means those certain Indentures, dated as of
                                  April 26, 1995, as amended, and March 28,
                                  1996, as amended, respectively, between the Debtor and the Old 13% Senior Notes Indenture
                                  Trustee relating to the Old 13% Senior Notes.

Old 13% Senior Notes              means First Trust of New York National
Indenture Trustee                 Association or a successor indenture trustee
                                  appointed in accordance with the Old 13%
                                  Senior Notes Indenture.

Petition Date                     means December 4, 1998, the date on which the
                                  Debtor commenced the Chapter 11 Case.

Plan means the Debtor's Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated as of January 19, 1999, including, without limitation, the exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

Priority Non-Tax Claim            means any Claim other than an Administrative
                                  Expense Claim or a Priority Tax Claim,
                                  entitled to priority in payment under section
                                  507(a) of the Bankruptcy Code.

Priority Tax Claim                means any Claim of a governmental unit of the
                                  kind entitled to priority in payment as
                                  specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

Ratable Proportion                means, with reference to any distribution on
                                  account of any Claim or Equity Interest in any Class or subclass, as the case may be, a distribution equal in amount to the ratio
                                  (expressed as a percentage) that the amount of such Claim or number of shares evidencing such Equity Interests, as applicable, bears to the aggregate amount of Claims or aggregate number of outstanding shares of Equity Interests in the same
                                  Class, as applicable.

Registration Rights               means the registration rights agreement
Agreement                         relating to the New Common Stock distributed
                                  pursuant to the Plan and New Common Stock issuable upon exercise of New Warrants, to be entered into as of the Effective Date by Reorganized Heartland, for the benefit of certain holders of shares of New Common Stock and New Warrants, which agreement shall be in substantially the form of, and containing provisions not less favorable than, the form of agreement annexed as Exhibit 3 to the Plan.

Rejection Claim                   means any Claim against the Debtor arising
                                  from the rejection of any executory contract or unexpired lease, including any Claim of (a) or lessor for damages resulting from the rejection of a lease of real property as any such claim shall be calculated in accordance with section 502(b)(6) of the Bankruptcy Code or (b) an employee for damages resulting from the rejection of an employment agreement as any such Claim shall be calculated in accordance with section 502(b)(7) of the Bankruptcy Code.

Reorganized Heartland             means the Debtor, as it will be reorganized as
                                  of the Effective Date in accordance with the Plan.

Schedules                         means the schedules of assets and liabilities
                                  and the statement of financial affairs filed by the Debtor under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the
                                  Official Bankruptcy Forms of the Bankruptcy
                                  Rules as such schedules and statements have been or may be supplemented or amended through the Confirmation Date.

Secured Claim                     means a Claim secured by a Lien on Collateral
                                  to the extent of the value of such Collateral
                                  (i) as set forth in the Plan, (ii) as agreed to by the holder of such Claim and the Debtor or (iii) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of such setoff.

Stock Option Plan                 means the 1999 Heartland Wireless
                                  Communications, Inc. Share Incentive Plan, which shall be in substantially the form annexed as Exhibit 4 to the Plan.

Stockholder Litigation Claim      means a Claim (a) arising from rescission of a
                                  purchase or sale of an equity security of the Debtor, (b) for damages arising from the purchase or sale of such an equity security or
                                  (c) for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of a Claim for damages or recision arising out of a purchase or sale of an equity security of the Debtor.

Stockholder Litigation            means the ratio (expressed as a percentage)
Claims Portion                    that the aggregate number of shares of Equity
                                  Interests represented by Allowed Stockholder
                                  Litigation Claims bears to the aggregate number of shares of Equity Interests represented by Allowed Stockholder Litigation
                                  Claims and Allowed Equity Interests.

Tort Claim                        means any Claim related to personal injury,
                                  property damage, products liability or other similar Claims against the Debtor. A Tort
                                  Claim shall constitute a Miscellaneous
                                  Unsecured Claim (except as otherwise provided in Section 8.1(b) of the Plan).

Trade Claim                       means an Unsecured Claim for (x) goods,
                                  materials or services provided to the Debtor or rendered to the Debtor in the ordinary course of business prior to the Petition Date and (y) pre and post Petition Date Claims, as approved by the Bankruptcy Court, for actual fees, charges or reasonable attorneys' fees incurred in respect of the Old Senior Notes by the Old 13% Senior Notes Indenture Trustee and the Old 14% Senior Notes Indenture Trustee. A
                                  Trade Claim shall not include an Old
                                  Convertible Note Claim, an Old Senior Note
                                  Claim, a Miscellaneous Unsecured Claim, a
                                  Rejection Claim, an Indemnity Claim, a
                                  Bondholder Litigation claim, a Stockholder
                                  Litigation Claim or a Tort Claim.

Unsecured Claim                   means any Claim against the Debtor that is not
                                  an Administrative Expense Claim, a Priority
                                  Non-Tax Claim, a Priority Tax Claim or a
                                  Secured Claim.

                                I. INTRODUCTION

         Heartland Wireless Communications, Inc., a Delaware corporation, ("Heartland" or the "Debtor") submits this Disclosure Statement dated January 19, 1999 (the "Disclosure Statement") pursuant to section 1125 of title 11 of the United States Code (the "Bankruptcy Code") to holders of Claims and Equity Interests in the Debtor in connection with (i) the solicitation of acceptances or rejections of the Debtor's Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated January 19, 1999 (the "Plan") filed by the Debtor with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") and (ii) the hearing to consider confirmation of the Plan (the "Confirmation Hearing") scheduled for March 15, 1999 at 10:00 a.m., Eastern Time. Unless otherwise defined herein, all capitalized terms contained herein have the meanings ascribed to them in the Plan.

         Attached as Exhibits to this Disclosure Statement are copies of the following:

         o        The Plan (Exhibit A);

         o Order of the Bankruptcy Court dated January 19, 1999 (the "Disclosure Statement Order"), among other things, approving this Disclosure Statement and establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan (Exhibit B);

         o Heartland Wireless Communications, Inc. Form 10-K for the Year ended December 31, 1997 (Exhibit C);

         o Heartland Wireless Communications, Inc. Form 10-Q for the quarterly period ended September 30, 1998 (Exhibit D);

         o        Projected Financial Information (Exhibit E); and

         o        Liquidation Analysis (Exhibit F).

In addition, a ballot for the acceptance or rejection of the Plan is enclosed with the Disclosure Statement submitted to the holders of Claims and Equity Interests that Heartland believes may be entitled to vote to accept or reject the Plan.

         On January 19, 1999, after notice and a hearing, the Bankruptcy Court approved this Disclosure Statement as containing adequate information of a kind and in sufficient detail to enable hypothetical, reasonable investors typical of the Debtor's creditors and equity interest holders to make an informed judgment whether to accept or reject the Plan. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

         The Disclosure Statement Order, a copy of which is annexed hereto as Exhibit B, sets forth in detail the deadlines, procedures and instructions for voting to accept or reject the Plan and for filing objections to confirmation of the Plan, the record date for voting purposes, and the applicable standards for tabulating Ballots. In addition, detailed voting instructions accompany each Ballot. Each holder of a Claim or an Equity Interest entitled to vote on the Plan should read the Disclosure Statement, the Plan, the Disclosure Statement Order and the instructions accompanying the Ballots in their entirety before voting on the Plan. These documents contain, among other things, important information concerning the classification of Claims and Equity Interests for voting purposes and the tabulation of votes. No solicitation of votes to accept the Plan may be made except pursuant to section 1125 of the Bankruptcy Code.

A.   HOLDERS OF CLAIMS AND EQUITY INTERESTS ENTITLED TO VOTE.

         Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired under the terms and provisions of a chapter 11 plan and that will receive distributions under the chapter 11 plan are entitled to vote to accept or reject the plan. Classes of claims or equity interests in which the holders of claims or interests will not receive or retain any property under a chapter 11 plan are deemed to have rejected the plan and are not entitled to vote to accept or reject the plan. Classes of claims or equity interests in which the holders of claims or interests are unimpaired under a chapter 11 plan are deemed to have accepted the plan and are not entitled to vote to accept or reject the plan.

         Classes 3 (Old Senior Note Claims and Miscellaneous Unsecured Claims), 4 (Old Convertible Note Claims), 6 (Indemnity Claims), 7 (Bondholder Litigation Claims), 8 (Stockholder Litigation Claims) and 9 (Equity Interests) of the Plan are impaired and, to the extent such Claims or Equity Interests are Allowed, the holders of such Claims and Equity Interests will receive distributions under the Plan. Holders of Claims and Equity Interests in those Classes are entitled to vote to accept or reject the Plan. Classes 1 (Priority Non-Tax Claims), 2 (Secured Claims) and 5 (Trade Claims) are unimpaired under the Plan and the holders of Claims in those Classes are conclusively presumed to have accepted the Plan. Therefore, the Debtor is soliciting acceptances only from holders of Allowed Claims in Classes 3, 4, 6, 7 and 8 and holders of Allowed Equity Interests in Class 9.

         The Bankruptcy Code defines "acceptance" of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan. For a complete description of the requirements for confirmation of the Plan, see Section VI., "Confirmation and Consummation Procedure."

         If a Class of Claims or Equity Interests rejects the Plan or is deemed to reject the Plan, the Debtor has the right to request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code. Section 1129(b) permits the confirmation of a plan notwithstanding the nonacceptance of such plan by one or more impaired classes of claims or equity interests. Under that section, a plan may be confirmed by a bankruptcy court if it does not "discriminate unfairly" and is "fair and equitable" with respect to each nonaccepting class. For a more detailed description of the requirements for confirmation of a nonconsensual plan, see Section VI.C.2., "Confirmation and Consummation Procedure -- Unfair Discrimination and Fair and Equitable Tests."

         If one or more of the Classes entitled to vote on the Plan votes to reject the Plan, the Debtor will request confirmation of the Plan over the rejection of the Plan by such Class or

Classes. The determination as to whether to seek confirmation of the Plan under such circumstances will be announced before or at the Confirmation Hearing.

B.   VOTING PROCEDURES

         If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. If you hold Claims in more than one Class and you are entitled to vote Claims in more than one Class, you will receive separate Ballots which must be used for each separate Class of Claims. Please vote and return your Ballot(s) in the envelope provided.

         DO NOT RETURN YOUR NOTES OR SECURITIES WITH YOUR BALLOT.

         TO BE COUNTED, YOUR BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED NO LATER THAN 5:00 P.M., EASTERN TIME, ON MARCH 8, 1999. ANY EXECUTED BALLOT RECEIVED THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN SHALL NOT BE COUNTED.

         Any Claim or Equity Interest in an impaired Class as to which an objection or request for estimation is pending or which is scheduled by the Debtor as unliquidated, disputed or contingent is not entitled to vote unless the holder of such Claim or Equity Interest has obtained an order of the Bankruptcy Court temporarily allowing such Claim or Equity Interest for the purpose of voting on the Plan.

         Pursuant to the Disclosure Statement Order, the Bankruptcy Court set January 19, 1999 as the record date for voting on the Plan. Accordingly, only holders of record as of January 19, 1999 that are otherwise entitled to vote under the Plan will receive a Ballot and may vote on the Plan.

         If you are a holder of a Claim or Equity Interest entitled to vote on the Plan and did not receive a Ballot, received a damaged Ballot or lost your Ballot, or if you have any questions concerning the Disclosure Statement, the Plan or the procedures for voting on the Plan, please call The Altman Group at
(212) 681-9600.

C.   CONFIRMATION HEARING

         Pursuant to section 1128 of the Bankruptcy Code, the Confirmation Hearing will be held on March 15, 1999 at 10:00 a.m. Eastern Time, before the Honorable Joseph J. Farnan, Jr., United States District Judge, at the United States District Court, 844 King Street, 6th Floor, Wilmington, Delaware 19801. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and filed so that they are received on or before March 8, 1999 at 4:00 p.m. Eastern Time, in the manner described below in Section VI.B., "Confirmation and Consummation Procedure -- The Confirmation Hearing." The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

         THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS ANOTHER TIME IS SPECIFIED HEREIN, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT CREATE AN

IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION STATED SINCE THE DATE HEREOF. HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD CAREFULLY READ THIS DISCLOSURE STATEMENT IN ITS ENTIRETY, INCLUDING THE PLAN, PRIOR TO VOTING ON THE PLAN.

         FOR THE CONVENIENCE OF HOLDERS OF CLAIMS AND EQUITY INTERESTS, THIS DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN, BUT THE PLAN ITSELF QUALIFIES ALL SUMMARIES. IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN AND THE DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE CONTROLLING. THE DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, AND NOTHING STATED SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTOR OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON THE DEBTOR OR HOLDERS OF CLAIMS OR EQUITY INTERESTS. CERTAIN OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES. ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD CAREFULLY READ AND CONSIDER FULLY SECTION X. OF THIS DISCLOSURE STATEMENT, "CERTAIN RISK FACTORS TO BE CONSIDERED," BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

         SUMMARIES OF CERTAIN PROVISIONS OF AGREEMENTS REFERRED TO IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE FULL TEXT OF THE APPLICABLE AGREEMENT, INCLUDING THE DEFINITIONS OF TERMS CONTAINED IN SUCH AGREEMENT.

         THE DEBTOR BELIEVES THAT THE PLAN WILL ENABLE IT TO SUCCESSFULLY REORGANIZE AND ACCOMPLISH THE OBJECTIVES OF CHAPTER 11 AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTOR AND ITS CREDITORS AND EQUITY INTEREST HOLDERS. THE DEBTOR URGES THAT CREDITORS AND EQUITY INTEREST HOLDERS VOTE TO ACCEPT THE PLAN.

         After carefully reviewing this Disclosure Statement, including the Exhibits, each holder of an Allowed Claim in Classes 3, 4, 6, 7 and 8 and each holder of an Allowed Equity Interest in Class 9 should vote on the Plan.

         PRIOR TO THE PETITION DATE, THE HOLDERS OF MORE THAN TWO-THIRDS IN AGGREGATE PRINCIPAL AMOUNT OF THE 13% SENIOR NOTES AND 14% SENIOR NOTES FORMED A COMMITTEE (THE "AD HOC COMMITTEE") FOR THE PURPOSE OF NEGOTIATING THE SUBSTANTIVE TERMS OF THE PLAN WITH HEARTLAND. THE MEMBERS OF THE AD HOC COMMITTEE PARTICIPATING IN THE NEGOTIATIONS WERE ASPEN PARTNERS, L.P.; CONDOR PARTNERS IV L.L.C.; THE MAINSTAY FUNDS, ON BEHALF OF ITS HIGH YIELD CORPORATE BOND FUND

SERIES; QUAD-C, INC.; AND QUAKER CAPITAL MANAGEMENT CORP. HOLDERS OF MORE THAN 73% OF AGGREGATE PRINCIPAL AMOUNT OF THE SENIOR NOTES HAVE INDICATED TO HEARTLAND THEY WILL CAST BALLOTS ACCEPTING THE PLAN. THE CREDITORS' COMMITTEE ALSO SUPPORTS THE PLAN AND URGES THAT CREDITORS VOTE TO ACCEPT THE PLAN.

                            II. OVERVIEW OF THE PLAN

         The following table briefly summarizes the classification and treatment of Claims and Equity Interests under the Plan. The recoveries set forth below are merely estimated recoveries based upon various assumptions. The estimated recoveries assume that approximately 10,000,000 shares of New Common Stock having an approximate aggregate value of $144 million, and 1,100,000 New Warrants having an approximate aggregate value of $7 million, will be issued under the Plan. For a discussion of the valuation of the New Common Stock and the New Warrants, see Section IX., "Reorganization Values." There is no assurance that the New Common Stock and the New Warrants issued under the Plan will actually trade at the projected reorganization value or that any trading market in the New Common Stock and the New Warrants will develop or be sustained. For a complete description of the risks associated with the recoveries provided under the Plan, see Section X., "Certain Risk Factors To Be Considered."

                     SUMMARY OF CLASSIFICATION AND TREATMENT
                OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN(1)

                              Type of Claim or                                                        Estimated
        Class                  Equity Interest                                Treatment                Recovery
        -----          -----------------------------        ---------------------------------------    --------
         --            Administrative Expense Claims        Paid in full, in Cash, or in accordance      100%
                                                            with the terms and conditions of
                                                            transactions or agreements relating to
                                                            obligations incurred in the ordinary
                                                            course of business during the pendency
                                                            of the Chapter 11 Case or assumed by the
                                                            Debtor in Possession.

         --            Priority Tax Claims                  Reorganized Heartland shall pay to each      100%
                                                            holder of an Allowed Priority Tax Claim
                                                            that is due and payable on or before the
                                                            Effective Date Cash in an amount equal
                                                            to such Allowed Priority Tax Claim. All
                                                            Allowed Priority Tax Claims which are
                                                            not due and payable on or before the
                                                            Effective Date shall be paid in the
                                                            ordinary course of business in
                                                            accordance with the terms thereof.


          1            Priority Non-Tax Claims              Unimpaired; each Allowed Priority            100%
                       (to be paid in the ordinary          Non-Tax Claim shall be unimpaired in
                       course of business)                  accordance with section 1124 of the
                                                            Bankruptcy Code. All Allowed Priority
                                                            Non-Tax Claims which are not due and
                                                            payable on or before the Effective Date
                                                            shall be paid in the ordinary course of
                                                            business in accordance with the terms
                                                            thereof.



----------

(1) This table is only a summary of the classification and treatment of Claims and Equity Interests under the Plan. Reference should be made to the entire Disclosure Statement and the Plan for a complete description of the classification and treatment of Claims and Equity Interests.

                              Type of Claim or                                                        Estimated
        Class                  Equity Interest                                Treatment                Recovery
        -----          -----------------------------        ---------------------------------------    --------

          2            Secured Claims                       Unimpaired; reinstated or rendered            100%
                       (estimated at                        unimpaired in accordance with section
                       $-0-; to be paid in the              1124 of the Bankruptcy Code,
                       ordinary course of business)         notwithstanding any contractual
                                                            provision or applicable nonbankruptcy
                                                            law that entitles the holder of an
                                                            Allowed Secured Claim to demand or
                                                            receive payment of such Allowed Secured
                                                            Claim prior to the stated maturity of
                                                            such Claim from and after the occurrence
                                                            of a default. All Allowed Secured Claims
                                                            which are not due and payable on or
                                                            before the Effective Date shall be paid
                                                            in the ordinary course of business in
                                                            accordance with the terms thereof.

          3            Old Senior Note Claims and           Impaired; each holder of an Allowed Old      52.2%
                       Miscellaneous Unsecured              Senior Note Claim shall receive, in full
                       Claims (Old Senior Note              satisfaction of such Allowed Claim, its
                       Claims estimated at $268.0           Ratable Proportion of 9,700,000 shares
                       million; Miscellaneous               of New Common Stock (representing 97.0%
                       Unsecured Claims--Disputed)          of the initial shares of New Common
                                                            Stock), subject to dilution by the
                                                            exercise of the New Warrants, Incentive
                                                            Options and, if holders of Miscellaneous
                                                            Unsecured Claims are entitled to receive
                                                            shares of New Common Stock, by any such
                                                            shares issued to such holders. Each
                                                            holder of an Allowed Miscellaneous
                                                            Unsecured Claim shall receive, in full
                                                            satisfaction of such Allowed Claim, New
                                                            Common Stock in an amount that will
                                                            provide the holder of such Claim the
                                                            equivalent number of shares of New
                                                            Common Stock per dollar of Allowed Claim
                                                            which such holder would receive if such
                                                            Allowed Claim were an Old Senior Note
                                                            Claim.

                              Type of Claim or                                                        Estimated
        Class                  Equity Interest                                Treatment                Recovery
        -----          -----------------------------        ---------------------------------------    --------

         4             Old Convertible Note Claims          Impaired; each holder of an Allowed Old       16.8%
                       (estimated at                        Convertible Note Claim shall receive, in
                       $57.1 million)                       full satisfaction of such Allowed Claim,
                                                            its Ratable Proportion of (i) 300,000
                                                            shares of New Common Stock (representing
                                                            3.0% of the initial shares of New Common
                                                            Stock), subject to dilution by the
                                                            exercise of the New Warrants, Incentive
                                                            Options and, if holders of Miscellaneous
                                                            Unsecured Claims are entitled to receive
                                                            shares of New Common Stock, by any such
                                                            shares issued to such holders and (ii)
                                                            825,000 New Warrants.

          5            Trade Claims (to be paid in          Unimpaired; each Allowed Trade Claim           100%
                       the ordinary course of               shall be unimpaired in accordance with
                       business)                            section 1124 of the Bankruptcy Code. All
                                                            Allowed Trade Claims which are not due
                                                            and payable on or before the Effective
                                                            Date shall be paid in the ordinary
                                                            course of business in accordance with
                                                            the terms thereof.

          6            Indemnity Claims (Disputed)          Impaired; If Class 6 accepts the Plan,         N/A
                                                            following the Effective Date, holders of
                                                            Indemnity Claims will be entitled to
                                                            assert such Claims against the Debtor to
                                                            the extent of (i) any available coverage
                                                            under the Debtor's corporate liability
                                                            insurance and (ii) any self-insured
                                                            retention under such corporate liability
                                                            insurance. If Class 6 rejects the Plan,
                                                            the Debtor will request the Bankruptcy
                                                            Court to estimate the Indemnity Claims
                                                            at zero. If the Indemnity Claims are
                                                            estimated at more than zero, such
                                                            amount, to the extent such amount
                                                            exceeds the amount of any corporate
                                                            liability insurance (including any
                                                            self-insured retention under such
                                                            insurance) available to satisfy its
                                                            Claim, (taking into account such
                                                            insurance or self-insured retention
                                                            available to Persons covered by Section
                                                            11.5 of the Plan), shall be treated as a
                                                            Miscellaneous Unsecured Claim under
                                                            Class 3 of the Plan.

                              Type of Claim or                                                        Estimated
        Class                  Equity Interest                                Treatment                Recovery
        -----          -----------------------------        ---------------------------------------    --------

          7            Bondholder Litigation Claims         Impaired; The Debtor will request the          N/A
                       (Disputed)                           Bankruptcy Court to estimate the
                                                            Bondholder Litigation Claims at zero. If
                                                            the Bondholder Litigation Claims are
                                                            estimated at more than zero, each holder
                                                            of an Allowed Bondholder Litigation
                                                            Claim shall receive, in full
                                                            satisfaction of such Allowed Bondholder
                                                            Litigation Claim, its Ratable Proportion
                                                            of any liability insurance available to
                                                            satisfy its Claim remaining after use of
                                                            such insurance for Allowed Indemnity
                                                            Claims and Persons covered by section
                                                            11.5 of the Plan, not to exceed the
                                                            Allowed Amount of its Claim, and if
                                                            liability insurance is insufficient to
                                                            satisfy such Claim in full, its Ratable
                                                            Proportion of up to 275,000 New Warrants
                                                            but not in excess of the number of New
                                                            Warrants the value of which is
                                                            sufficient to satisfy such Claim for
                                                            purposes of section 1129(b)(2)(B)(i) of
                                                            the Bankruptcy Code.


          8            Stockholder Litigation               Impaired; The Debtor will request the          N/A
                       Claims (Disputed)                    Bankruptcy Court to estimate the
                                                            Stockholder Litigation Claims at zero.
                                                            If the Stockholder Litigation Claims are
                                                            estimated at more than zero, each holder
                                                            of an Allowed Stockholder Litigation
                                                            Claim shall receive, in full
                                                            satisfaction of such Allowed Stockholder
                                                            Litigation Claim, its Ratable Proportion
                                                            of any liability insurance available to
                                                            satisfy its Claim remaining after use of
                                                            such insurance for Allowed Indemnity
                                                            Claims, Persons covered by Section 11.5
                                                            of the Plan and Allowed Bondholder
                                                            Litigation Claims, not to exceed the
                                                            Allowed Amount of its Claim, and if
                                                            liability insurance is insufficient to
                                                            satisfy such Claim in full, its Ratable
                                                            Proportion of the Stockholder Litigation
                                                            Claims Portion of the Equity
                                                            Distribution Pool.

          9            Equity Interests                     Impaired; The Equity Interests shall be      $-0- to $0.08
                                                            cancelled and each holder of an Allowed        per share
                                                            Equity Interest will receive a Ratable
                                                            Portion of the Old Equity Portion of the
                                                            Equity Distribution Pool.

                            III. GENERAL INFORMATION

A.   DESCRIPTION AND HISTORY OF BUSINESS.

     1.  BUSINESS.

         Heartland is a Delaware corporation with its principal place of business at 200 Chisholm Place, Suite 200, Plano, Texas 75075. Heartland is the largest operator of wireless cable television systems, in terms of subscribers, in the United States. Heartland owns and operates wireless cable television systems in 57 small to mid-size markets in the central United States, and owns or leases channel rights in an additional 33 markets. At December 31, 1998, Heartland provided wireless cable television to approximately 160,000 subscribers. Heartland also provides high-speed Internet access to one developmental market.

         Wireless cable transmissions are sent and received through the air via microwave frequencies from a transmission facility to a receiving antenna at each subscriber's location, which generally requires a direct, unobstructed line-of-sight from the transmission facility to the subscriber's receiving antenna, by utilizing up to 198 megahertz ("MHz") of radio spectrum allocated by the Federal Communications Commission ("FCC") for Multichannel Multipoint Distribution Service ("MMDS"), Multichannel Distribution Service ("MDS") and Instructional Television Fixed Service ("ITFS"), all of which comprise the spectrum for wireless cable video, data and telephony service. "MMDS" is the vernacular term used to describe all of these services and references herein to MMDS will include such services.

         Heartland currently offers its subscribers local off-air VHF/UHF channels from ABC, NBC, CBS and Fox affiliates and other local independent broadcast stations, as well as premium and basic cable television programming channels such as HBO, HBO2, Cinemax, Showtime, Disney, ESPN, CNN, USA, WGN, WTBS, TNT, Nickelodeon, Turner Classic Movies, The Weather Channel, Fox Sports, Discovery, the Nashville Network, A&E and other popular cable television networks. The channels that Heartland offers in each market will vary depending upon the channel rights secured in such market.

         Additionally, Heartland currently offers programming packages from DIRECTV, Inc. ("DIRECTV") to certain residential multiple dwelling unit ("MDU") and to single family unit ("SFU") subscribers in 50 markets. In June 1998, Heartland launched a developmental one-way high-speed Internet access business in Sherman, Texas utilizing MMDS spectrum. With the FCC's recent approval of two-way, fixed flexible use of MMDS spectrum, Heartland intends to expand its long-term business strategy from traditional analog video to incorporate additional applications such as high-speed two-way Internet access and fixed wireless local-loop telephony. See Section VI.C.3.

         Heartland recently divested its 36% equity ownership in CS Wireless Systems, Inc. ("CS Wireless"). Heartland owns 20% of the outstanding common stock of Wireless One, Inc. ("Wireless One"). For a description of the transaction involving Heartland and CS Wireless, see Section III.C., "Recent Transactions."

     2.  HISTORY.

         Heartland was formed in October 1993 as the successor to Wireless Communications, Inc., an Oklahoma corporation formed in September 1990 to own and operate wireless cable television systems. In April 1994, Heartland made an initial public offering of 2.1 million shares of common stock at an offering price of $10.50 per share. Over the next three years, Heartland launched or acquired operating wireless cable television systems in over 50 markets.

     3.  SIGNIFICANT INDEBTEDNESS.

         Convertible Notes

         On November 30, 1994, Heartland consummated the private placement of $40.2 million in gross proceeds of Old Convertible Notes. The Old Convertible Notes accrete at a rate of 9% compounded semiannually, to an aggregate principal amount of $62.4 million at November 30, 1999. Thereafter, interest accrues at the rate of 9% per annum and is payable semiannually from November 30, 1999 or earlier upon the occurrence of a material default (as defined in the Note Purchase Agreement). The Old Convertible Notes mature on November 1, 2004 and are subordinated as to all existing and future indebtedness of Heartland other than indebtedness that is expressly subordinated to the Old Convertible Notes.

         At the option of the holders, the Old Convertible Notes are convertible into common stock of Heartland at $15.34 per share (the "Conversion Price"). The Old Convertible Notes are redeemable at the option of Heartland at any time on or after November 30, 1999 at 100% of the principal amount at maturity plus accrued and unpaid interest. However, such redemption right is only available if the market price of Heartland's common stock exceeds 150% of the Conversion Price for a specified trading period.

         Old 13% Senior Notes

         In April 1995, Heartland consummated a private placement of $100.0 million aggregate principal amount of original 13% senior notes due 2003 (the "Original 13% Senior Notes") and 600,000 warrants to purchase an equal number of shares of common stock at an exercise price of $19.525 per share. The warrants are exercisable beginning April 1996 and terminate in April 2000. On February 23, 1996, Heartland consummated an exchange offer pursuant to which $100.0 million principal amount of Old 13% Senior Notes were issued in exchange for an equal principal amount of Original 13% Senior Notes, all of which were cancelled. The terms of the Old 13% Senior Notes and the Original 13% Senior Notes are identical in all material respects except that the outstanding Old 13% Senior Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act") and therefore do not have legends restricting their transfer.

         In March 1996, Heartland consummated a private placement of an additional $15.0 million aggregate principal amount of Original 13% Senior Notes. On January 27, 1997, Heartland consummated an exchange offer pursuant to which $15.0 million principal amount of Old 13% Senior Notes were issued in exchange for an equal principal amount of Original 13% Senior Notes, all of which were cancelled. The terms of the Old 13% Senior Notes and the Original 13% Senior Notes are identical in all material respects except that the outstanding Old

13% Senior Notes have been registered under the Securities Act and therefore do not have legends restricting their transfer.

         The Old 13% Senior Notes are redeemable, in whole or in part, at the option of Heartland at any time on or after April 15, 1999 at redemption prices ranging from 105.6% to 100% of par. Interest on the Old 13% Senior Notes is payable semiannually on April 15 and October 15 of each year.

         In October 1995, by consent of certain bondholders and through the execution of a supplemental indenture, certain provisions, definitions and covenants were amended to permit Heartland to consummate certain acquisitions and contributions of assets. Heartland paid an aggregate of $955,000 to consenting holders in October 1995.

         In December 1996, by consent of certain bondholders and through the execution of a supplemental indenture, certain covenants and definitions were amended to provide for the issuance of the Old 14% Senior Notes discussed below. Heartland paid an aggregate of $6.3 million to consenting holders in December 1996. Two interest payments on the Old 13% Notes of $7.5 million each, which were due on April 15, 1998 and October 15, 1998, respectively, remain accrued and unpaid.

         Old 14% Senior Notes

         In December 1996, Heartland consummated a private placement of $125.0 million aggregate principal amount of 14% senior notes due 2004 (the "Original 14% Senior Notes"). On April 10, 1997, Heartland consummated an exchange offer pursuant to which $125.0 million principal amount of Old 14% Senior Notes were issued in exchange for an equal principal amount of Original 14% Senior Notes, all of which were cancelled. The terms of the Old 14% Senior Notes and the cancelled notes are identical in all material respects except that the Old 14% Senior Notes have been registered under the Securities Act and therefore do not have legends restricting their transfer.

         The Old 14% Senior Notes are redeemable, in whole or in part, at the option of Heartland at any time on or after October 15, 2002 at redemption prices ranging from 102.3% to 100% of par. Interest on the 14% Senior Notes is payable semiannually on April 15 and October 15 of each year. Heartland placed $22.0 million of the net proceeds realized from the sale of the 14% Senior Notes into an escrow account for the payment of the first three interest payments on the 14% Senior Notes. As of September 30, 1998, no amount remained in the escrow account. An interest payment on the Old 14% Notes of $8.75 million, which was due on October 15, 1998, remains accrued and unpaid.

         Other Notes Payable

         Other notes payable at September 30, 1998 include $15.4 million relating to the acquisition of certain basic trading areas ("BTAs") and held in Heartland Wireless Commercial Channels, Inc. ("HWCC"), a wholly-owned subsidiary of Heartland, and $1.4 million relating to capital leases and other notes payable. In March 1996, the FCC concluded an auction (the "BTA Auction") for the award of initial commercial wireless cable licenses for BTAs. HWCC acquired 93 BTAs for approximately $19.8 million. HWCC remitted a $1.0 million deposit at the commencement of the BTA Auction and qualified as a "small business" for purposes of the

BTA Auction. Subsequently, 20% of the total committed amount, or approximately $3.0 million, after credit for the $1.0 million deposit, was remitted. The remaining 80% of the committed amount, or approximately $15.8 million, bears interest at 9.5% to be paid over a 10-year period that began in the fourth quarter of 1996. HWCC was required to make quarterly interest only payments for the first two years. Quarterly principal and interest payments over the remaining eight years began in November 1998.

         Heartland and CS Wireless are parties to a lease and purchase option agreement for 10 BTAs and portions of four additional BTAs (collectively, the "Leased BTAs") that were awarded to HWCC in the BTA Auction. Under this agreement, CS Wireless has reimbursed Heartland, and will continue to reimburse Heartland, for all amounts paid by Heartland to the FCC for the Leased BTAs. As of September 30, 1998, CS Wireless has reimbursed Heartland approximately $1.3 million. The remaining amount owed to Heartland of $3.5 million has been included in the investment in affiliates balance at September 30, 1998.

     4.  SELECTED HISTORICAL FINANCIAL DATA.

         The selected historical financial information set forth below for the years ended December 31, 1997 and December 31, 1996 have been derived from the audited financial statements of Heartland. The financial data for the nine-month periods ended September 30, 1998 and 1997 were derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting only of normal recurring adjustments, which Heartland considers necessary for a fair presentation of the financial position and the results of operations for the periods. Operating results for the nine-month period ended September 30, 1998 are not necessarily indicative of the results that might be expected for the entire year ending December 31, 1998. The data should be read in conjunction with the historical consolidated financial statements of Heartland, and the related notes thereto, set forth in the exhibits hereto.

                       SELECTED HISTORICAL FINANCIAL DATA


                                                                                 THREE MONTHS ENDED         NINE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31            SEPTEMBER 30               SEPTEMBER 30
                                                  -----------------------     -----------------------     -----------------------
                                                    1997          1996          1998          1997          1998          1997
                                                  ---------     ---------     ---------     ---------     ---------     ---------
                                                                       (IN THOUSANDS, EXCEPT SHARE DATA)
 Statement of operations data:

   Revenues ..................................    $  78,792     $  56,017     $  18,213     $  19,890     $  55,934     $  58,816
   Operating expenses:
      Systems operations .....................       39,596        21,255         8,787        10,686        27,071        29,923
      Selling, general and
        administrative .......................       42,255        42,435        10,432        10,002        27,774        32,230
      Depreciation and amortization ..........       65,112        39,323        12,228        24,255        34,681        51,881
      Reorganization Costs ...................         --            --             596          --           1,242          --
      Impairment of license and leased
            license investment ...............         --            --          88,095          --         105,791          --
                                                  ---------     ---------     ---------     ---------     ---------     ---------
           Total operating expenses ..........      146,963       103,013       120,138        44,943       196,559       114,034
                                                  ---------     ---------     ---------     ---------     ---------     ---------

   Operating loss ............................      (68,171)      (46,996)     (101,925)      (25,053)     (140,625)      (55,218)
   Interest expense, net .....................      (34,321)      (18,166)       (9,394)       (8,586)      (27,868)      (25,225)
   Equity in losses of affiliates ............      (32,037)      (18,612)      (11,681)       (8,172)      (30,340)      (24,746)
   Other income (expense) ....................          (54)        4,981          --             (36)          (10)          (22)

   Income tax benefit ........................         --          28,156          --            --            --            --
                                                  ---------     ---------     ---------     ---------     ---------     ---------

   Loss before extraordinary item ............     (134,583)      (50,637)     (123,000)      (41,847)     (198,843)     (105,211)
   Extraordinary item, net of tax
      benefit ................................         --         (10,424)         --            --            --            --
                                                  ---------     ---------     ---------     ---------     ---------     ---------
   Net loss ..................................    $(134,583)    $ (61,061)    $(123,000)    $ (41,847)    $(198,843)    $(105,211)
                                                  =========     =========     =========     =========     =========     =========
 Loss per basic and dilutive share
   Loss before extraordinary item ............    $   (6.85)    $   (2.74)    $   (6.24)    $   (2.13)    $  (10.09)    $   (5.36)
   Extraordinary item ........................         --           (0.57)         --            --            --            --
                                                  ---------     ---------     ---------     ---------     ---------     ---------


   Net loss ..................................    $   (6.85)    $   (3.31)    $   (6.24)    $   (2.13)    $  (10.09)    $   (5.36)
                                                  =========     =========     =========     =========     =========     =========
   Weighted average number of
     basic and dilutive common
     shares outstanding ......................       19,649        18,473        19,721        19,677        19,714        19,636



                                                  AS OF DECEMBER 31,          AS OF SEPTEMBER 30,
                                                --------------------        --------------------
                                                 1997          1996           1998         1997
                                                -------      -------        -------      -------
                                                                 (IN THOUSANDS)
Balance sheet data:
  Cash and cash equivalents................     $42,821      $79,596        $34,595      $52,851
  Total assets.............................     372,134      515,364        194,235      408,604
  Long-term debt, including current
     portion...............................     308,196      303,538        310,677      306,861
  Total stockholders' equity...............      46,408      180,847       (152,337)      75,074

B.       EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASE.

         In the second quarter of 1997, in an effort to conserve capital resources, Heartland suspended new system launches and decreased marketing efforts, while it undertook a revision of its business plan. In January 1998, the Board of Directors of Heartland (the "Board") directed management to explore alternatives that would enable Heartland to preserve enterprise value and implement a long-term business strategy. In the first quarter of 1998, Heartland prepared a new business strategy that projected moderate SFU subscriber growth through traditional analog subscription video service, a cooperative marketing alliance with DIRECTV for MDU growth, developing and testing high-speed Internet access service to small and mid-size businesses in several markets, launching several new markets, and pursuing financing or restructuring opportunities. Also in the first quarter of 1998, Heartland retained Wasserstein Perella & Co., Inc. ("WP&Co.") as its financial advisor to analyze all options available to finance Heartland's business plan and service its debt. These options included the sale or exchange of debt or equity securities, borrowings under secured or unsecured loan arrangements, sales of nonstrategic assets, and a recapitalization or restructuring of the company.

         In early March 1998, WP&Co. gave the Board a detailed presentation on valuation issues, industry trends and financial projections for Heartland, including debt service. In early April 1998, WP&Co. gave the Board another detailed presentation, with slightly revised valuation scenarios. In consultation with WP&Co., Heartland announced on April 15, 1998 that it would not make a semiannual interest payment of $7.5 million due on that date to the holders of the Old 13% Senior Notes. Heartland made an interest payment of $8.75 million on that date to the holders of the Old 14% Notes from an interest escrow account.

         In May 1998, management met with several holders of the Old Senior Notes. In June 1998, holders of at least 66 2/3% in principal amount of the Old Senior Notes formed the Ad Hoc Committee. The Ad Hoc Committee retained Jefferies & Company, Inc. as financial advisor and Andrews & Kurth L.L.P. as legal counsel. In late June 1998, after another detailed presentation from WP&Co., the Board authorized management to submit an initial financial restructuring proposal to the Ad Hoc Committee. Management and the Ad Hoc Committee then engaged in continued negotiations through September 1998. Between October 6, 1998 and December 3, 1998, Heartland reached agreement with the holders of more than two-thirds in principal amount of the Old Senior Notes to support the Plan. Heartland subsequently commenced the Chapter 11 Case and filed its plan of reorganization and disclosure statement dated December 4, 1998 on December 4, 1998.

C.       RECENT TRANSACTIONS.

         Heartland, CAI Wireless Systems, Inc. ("CAI") and CS Wireless are parties to a Master Agreement dated as of December 2, 1998. Pursuant to the Master Agreement, on December 2, 1998 (the "Stage I Closing"), among other things, (1) CAI purchased Heartland's 36% equity interest in CS Wireless; (2) CS Wireless agreed to assign to Heartland (a) MDS-1 channels in Austin, Corpus Christi, El Paso and Killeen, Texas, (b) Wireless Communications Service (WCS) frequencies (2.3 GHz) in 19 markets in which Heartland owns or leases MMDS channel rights, and (c) an operating wireless cable television system in Radcliffe, Iowa, (the "CS Wireless FCC Assets"); (3) Heartland agreed to assign to CS Wireless certain channel rights in the Portsmouth, New Hampshire market (the "Heartland FCC Assets"); (4) CS Wireless paid to Heartland certain cash consideration; (5) CS Wireless conveyed to Heartland certain wireless cable subscriber equipment; (6) Heartland and CS Wireless agreed to cooperate in an expeditious manner to agree upon and implement a comprehensive two-way frequency utilization plan in adjacent markets; and (7) Heartland, CAI and CS Wireless exchanged comprehensive mutual releases of certain claims. In addition, pursuant to the Master Agreement, CS Wireless and Heartland will promptly seek FCC approval of the assignment and transfer of the CS Wireless FCC Assets and the Heartland FCC Assets, respectively, to the other, which transfers will occur following FCC approval (the "Stage II Closing"). At the Stage II Closing, CS Wireless will also pay to Heartland cash consideration, and Heartland will cancel a certain promissory note issued by CS Wireless and held by Heartland, the balance of which, immediately prior to the Stage I Closing, was approximately $2.3 million. Confirmation of the Plan will constitute the assumption by Heartland of the Master Agreement and its remaining obligations thereunder.

                     IV. EVENTS DURING THE CHAPTER 11 CASE

         On December 4, 1998 Heartland commenced the Chapter 11 Case in the Bankruptcy Court. Heartland continues to operate its business and manage its properties as a debtor in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

     1.  CONTINUATION OF BUSINESS; STAY OF LITIGATION.

         Following the commencement of the bankruptcy case, Heartland has continued to operate as a debtor in possession with the protection of the Bankruptcy Court. The Bankruptcy Court has certain supervisory powers over Heartland's operations during the pendency of the bankruptcy case. Heartland is operating in the ordinary course of business; any transactions that are outside the ordinary course of business will require Bankruptcy Court approval.

         An immediate effect of the filing of a bankruptcy case is the imposition of the automatic stay under the Bankruptcy Code which, with limited exceptions, enjoins the commencement or continuation of all litigation against Heartland. This injunction will remain in effect until the Effective Date unless modified or lifted by the order of the Bankruptcy Court.

     2.  FIRST DAY ORDERS; SCHEDULING ORDER.

         On the Petition Date, Heartland submitted to the Bankruptcy Court, simultaneously with the filing of its Plan, a number of "first day orders," along with supporting applications and affidavits. These first day orders included, among others, (i) an order authorizing the retention of Weil, Gotshal & Manges LLP and Richards, Layton & Finger, P.A. as co-attorneys to Heartland;
(ii) an order authorizing the retention of WP&Co. as financial advisor to Heartland; (iii) an order authorizing the maintenance of business forms and bank accounts; (iv) an order to pay prepetition wages, reimbursable employee expenses and employee benefits; (v) an order to maintain utility services to Heartland;
(vi) an order for payment of prepetition trade creditors; and (vii) an order authorizing Heartland to honor certain prepetition customer obligations.

         On the Petition Date, Heartland also submitted an order (the "Scheduling Order") to the Bankruptcy Court which set the time, date and place of a hearing to consider approval of this Disclosure Statement and confirmation of the Plan. See Section VI.B., "Confirmation and Consummation Procedure -- The Confirmation Hearing."

     3.  STATUTORY COMMITTEE.

         On December 21, 1998, the United States Trustee appointed a committee of unsecured creditors (the "Creditors' Committee"), pursuant to section 1102 of the Bankruptcy Code, which consists of some of the members of the Ad Hoc Committee. As the Ad Hoc Committee and as the Creditors' Committee, the members thereof have consulted with Heartland concerning the Plan and administration of the Chapter 11 Case. The current members of and the attorneys retained by the Creditors' Committee are set forth below:

                                    Creditors' Committee

                  Quaker Capital Management Corporation
                  Attn:  Mark G. Shoeppner, President
                  401 Wood Street
                  1300 Arrott Building
                  Pittsburgh, Pennsylvania  15222-1824

                  Condor Partners IV L.L.C.
                  Attn:  Neil Subin, President
                  998 S. Federal Highway, Suite 202
                  Boca Raton, Florida  33432

                  Aspen Partners
                  Attn:  Nikos Hecht, Managing Partner
                  1114 Avenue of the Americas, 38th Floor
                  New York, New York  10036

                  The Mainstay Funds, on behalf of its High Yield Corporate
                    Bond Fund Series
                  c/o McKay-Shields Financial Corporation, Investment Advisor
                  Attn:  Jeffrey R. Platt, Director
                  9 West 57th Street
                  New York, New York  10019

                  Quad-C Inc.
                  Attn:  Ted R. Weschler, President
                  230 East High Street
                  Charlottesville, Virginia  22902

                                    Attorneys

                  Paul N. Silverstein
                  Andrews & Kurth L.L.P.
                  805 Third Avenue
                  New York, New York  10022

                  Laura Davis Jones
                  Young, Conaway, Stargatt & Taylor
                  11th Floor Rodney Square North
                  P.O. Box 391
                  Wilmington, Delaware  19899

                         V. THE PLAN OF REORGANIZATION

         Heartland believes that (i) through the Plan, creditors will obtain a substantially greater recovery from the estate of Heartland than the recovery which would be available if the assets of Heartland were liquidated under chapter 7 of the Bankruptcy Code and (ii) the Plan will afford Heartland the opportunity and ability to continue in business as a viable going concern.

         The Plan is annexed hereto as Exhibit A and forms a part of this Disclosure Statement. The summary of the Plan set forth below is qualified in its entirety by reference to the more detailed provisions set forth in the Plan.

A.   CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS.

     1.  ADMINISTRATIVE EXPENSE CLAIMS.

         Administrative Expense Claims are Claims constituting a cost or expense of administration of the Chapter 11 Case allowed under section 503(b) of the Bankruptcy Code. Such claims include any actual and necessary costs and expenses of preserving the estate of the Debtor, any actual and necessary costs and expenses of operating the business of the Debtor in Possession, any indebtedness or obligations incurred or assumed by the Debtor in Possession in connection with the conduct of its business or the acquisition or lease of property or the rendition of services, any allowance of compensation and reimbursement of expenses to the extent allowed by a Final Order under section 330 of the Bankruptcy Code, and fees or charges assessed against the Debtor's estate under section 1930 of title 28 of the United States Code.

         All payments to professionals for compensation and reimbursement of expenses and all payments to reimburse expenses of members of the Creditors' Committee will be made in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court relating to the payment of interim and final compensation and expenses. The Bankruptcy Court will review and determine all requests for compensation and reimbursement of expenses.

         In addition to the foregoing, section 503(b) of the Bankruptcy Code provides for payment of compensation to creditors, indenture trustees and other persons making a "substantial contribution" to a reorganization case, and to attorneys for and other professional advisors to such persons. The amounts, if any, which may be sought by entities for such compensation are not known by Heartland at this time. Requests for compensation must be approved by the Bankruptcy Court after a hearing on notice at which Heartland and other parties in interest may participate and, if appropriate, object to the allowance of any compensation and reimbursement of expenses.

     2.  PRIORITY TAX CLAIMS.

         Priority Tax Claims are those Claims for taxes entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code. On the Effective Date, except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment of such Allowed Priority Tax Claim, Reorganized Heartland shall pay to each holder of an Allowed Priority Tax Claim Cash in an amount equal to such Allowed Priority Tax Claim. All Allowed Priority Tax Claims which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

     3.  CLASS 1 - PRIORITY NON-TAX CLAIMS.

         The Priority Non-Tax Claims are Claims which are entitled to priority in accordance with section 507(a) of the Bankruptcy Code (other than Administrative Expense Claims and Priority Tax Claims). Such Claims include (i) unsecured claims for accrued employee compensation earned within ninety days prior to commencement of the Chapter 11 Case to the extent of $4,300 per employee and (ii) contributions to employee benefit plans arising from services rendered within 180 days prior to the commencement of the Chapter 11 Case but only for each such plan to the extent of (x) the number of employees covered by such plan multiplied by $4,300, less (y) the aggregate amount paid to such employees from the estate for wages, salaries or commissions. Heartland believes that there are no Other Priority Claims.

         Pursuant to the Plan, on the Effective Date, except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to a different treatment of such Allowed Priority Non-Tax Claim, each Allowed Priority Non-Tax Claim shall be unimpaired in accordance with section 1124 of the Bankruptcy Code. All Allowed Priority Non-Tax Claims which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

     4.  CLASS 2 - SECURED CLAIMS.

         Class 2 consists of any Secured Claim. Heartland does not believe that the amounts of such Claims are material.

         Pursuant to the Plan, Secured Claims will be reinstated or rendered unimpaired in accordance with section 1124 of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Secured Claim to demand or receive payment of such Allowed Secured Claim prior to the stated maturity of such Allowed Secured Claim from and after the occurrence of a default. All Allowed Secured Claims which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

     5.  CLASS 3 - OLD SENIOR NOTE CLAIMS AND MISCELLANEOUS UNSECURED CLAIMS.

         Class 3 consists of the Allowed Claims of the holders of Old Senior Notes and Miscellaneous Unsecured Claims. The Plan provides that each Old Senior Note Claim shall be Allowed as of the Petition Date in the amount of outstanding principal plus accrued and unpaid interest owed in respect thereof as of the Petition Date. On the Effective Date, each holder of an Allowed Old Senior Note Claim shall receive, in full satisfaction of such allowed Old Senior

Note Claim, its Ratable Proportion of 9,700,000 shares of New Common Stock (representing 97.0% of the initial shares of such New Common Stock), subject to dilution by the exercise of the New Warrants, Incentive Options and, if holders of Miscellaneous Unsecured Claims are entitled to receive shares of New Common Stock, by any such shares issued to such holders. On the Effective Date, each holder of an Allowed Miscellaneous Unsecured Claim shall receive, in full satisfaction of such Allowed Miscellaneous Unsecured Claim, New Common Stock in an amount that will provide the holder of such Claim the equivalent number of shares of New Common Stock per dollar of Allowed Claim which such holder would receive if such Allowed Claim were an Old Senior Note Claim.

         The recovery for the holders of Old Senior Notes and Miscellaneous Unsecured Claims in Class 3 depends on the value of the New Common Stock on the Effective Date. Heartland estimates that the overall recovery for Class 3 will be approximately 52.2% under the Plan, assuming that the Old Senior Notes represent Claims in the aggregate amount of $268.0 million and no reduction to the value of the New Common Stock to take into account the issuance of the New Warrants and Incentive Options. Heartland estimates that holders of Old Senior Note Claims in Class 3 will receive New Common Stock valued at $139,777,000 (based on an estimated value of approximately $14.41 per share). For illustrative purposes, based on such treatment, for each $1,000 in principal and accrued interest of Old Senior Notes and Allowed Miscellaneous Unsecured Claims, the holder thereof will receive approximately 36.19 shares of New Common Stock. For a discussion of the value of the New Common Stock, see Section IX., "Reorganization Values."

     6.  CLASS 4 - OLD CONVERTIBLE NOTE CLAIMS.

         Class 4 consists of the Allowed Claims of the holders of Old Convertible Notes. The Plan provides that each Old Convertible Note Claim shall be Allowed as of the Petition Date in the amount of outstanding principal plus accrued and unpaid interest owed in respect thereof as of the Petition Date. On the Effective Date, each holder of an Allowed Old Convertible Note Claim shall receive, in full satisfaction of such Allowed Old Convertible Note Claim, its Ratable Proportion of (i) 300,000 shares of New Common Stock (representing 3.0% of the initial shares of New Common Stock), subject to dilution by the exercise of the New Warrants, Incentive Options and, if holders of Miscellaneous Unsecured Claims are entitled to receive shares of New Common Stock, by any such shares issued to such holders and (ii) 825,000 New Warrants.

         The recovery for the holders of Old Convertible Notes in Class 4 depends on the value of the New Common Stock and the New Warrants on the Effective Date. Heartland estimates that the overall recovery for Class 4 will be approximately 16.8% under the Plan, assuming that the Old Convertible Notes represent Claims in the aggregate amount of $57.1 million and there is no reduction to the value of the New Common Stock to take into account the issuance of the New Warrants and Incentive Options. Heartland estimates that Class 4 will receive New Common Stock valued at $4,323,000 (based on an estimated value of approximately $14.41 per share) and New Warrants valued at approximately $5,251,000 (based on an estimated value of approximately $6.36 per warrant). For illustrative purposes, based on such treatment, for each $1,000 in principal amount of Old Convertible Notes, the holder thereof will receive approximately
5.25 shares of New Common Stock and approximately 14.44 New Warrants. For a discussion of the values of the New Common Stock and the New Warrants, see
Section IX., "Reorganization Values."

     7.  CLASS 5 - TRADE CLAIMS.

         Class 5 consists of Allowed Trade Claims, which include claims for (i) goods, materials or services provided to the Debtor or rendered to the Debtor in the ordinary course of business prior to the Petition Date and (ii) pre and post Petition Date Claims, as approved by the Bankruptcy Court, for actual fees, charges or reasonable attorneys' fees incurred in respect of the Old Senior Notes by the Old 13% Senior Notes Indenture Trustee and the Old 14% Senior Notes Indenture Trustee (to the extent not paid pursuant to orders of the Bankruptcy Court prior to the Effective Date).

         Assuming the Bankruptcy Court authorizes Heartland to pay trade creditors and other suppliers of goods and services in the normal course of its business as and when such obligations become due and owing during the pendency of the Chapter 11 Case, Heartland does not expect to have any material amount of prepetition claims of this nature unpaid as of the Effective Date.

         On the Effective Date, each Allowed Trade Claim shall be unimpaired in accordance with section 1124 of the Bankruptcy Code. All Allowed Trade Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

     8.  CLASS 6 - INDEMNITY CLAIMS.

         Class 6 consists of the Allowed Claims of the holders of Indemnity Claims. If Class 6 accepts the Plan, following the Effective Date, holders of Indemnity Claims will be entitled to assert such Claims against the Debtor to the extent of (i) any available coverage under the Debtor's corporate liability insurance and (ii) any self-insured retention under such corporate liability insurance. If Class 6 rejects the Plan, the Debtor will request the Bankruptcy Court to estimate the Indemnity Claims at zero. If the Indemnity Claims are estimated at more than zero, such amount, to the extent such amount exceeds the amount of any corporate liability insurance (including any self-insured retention under such insurance) available to satisfy its Claim (taking into account such insurance or self-insured retention available to Persons covered by
Section 11.5 of the Plan), shall be treated as a Miscellaneous Unsecured Claim under Class 3 of the Plan.

         The recovery for the holders of Indemnity Claims depends on insurance recoveries and, depending on the outcome of an estimation proceeding if Class 6 rejects the Plan, the value of the New Common Stock. For a discussion of the values of the New Common Stock, see Section IX., "Reorganization Values." For a discussion of the Debtor's corporate liability insurance, see Section X.A.8., "Certain Risk Factors To Be Considered --Corporate Liability Insurance."

     9.  CLASS 7 - BONDHOLDER LITIGATION CLAIMS.

         Class 7 consists of the Allowed Claims of the holders of Bondholder Litigation Claims. The Debtor believes the Bondholder Litigation Claims have no merit and accordingly will request the Bankruptcy Court to estimate the Bondholder Litigation Claims at zero. If the Bondholder Litigation Claims are estimated at more than zero, each holder of an Allowed Bondholder Litigation Claim shall receive, in full satisfaction of such Allowed Bondholder Litigation Claim, its Ratable Proportion of any liability insurance available to satisfy its Claim after use of such insurance for Allowed Indemnity Claims and Persons covered by
Section 11.5 of the Plan, not to exceed the Allowed Amount of such Claim, and if corporate liability insurance is insufficient to satisfy such Claim in full, its Ratable Proportion of up to 275,000 New Warrants (valued at $1,749,000 based on an estimated value of approximately $6.36 per warrant), but not in excess of the number of New Warrants, the value of which is sufficient to satisfy such Claims for purposes of section 1129(b)(2)(B)(i) of the Bankruptcy Code.

         The recovery for the holders of Bondholder Litigation Claims in Class 7 depends on insurance recoveries, if any, and the value of the New Warrants. For a discussion of the value of the New Warrants, see Section IX., "Reorganization Values." For a discussion of the Debtor's corporate liability insurance, see
Section X.A.8., "Certain Risk Factors To Be Considered -- Corporate Liability Insurance."

     10. CLASS 8 - STOCKHOLDER LITIGATION CLAIMS.

         Class 8 consists of the Allowed Claims of the holders of Stockholder Litigation Claims. The Debtor believes the Stockholder Litigation Claims are without merit and accordingly will request the Bankruptcy Court to estimate the Stockholder Litigation Claims at zero. If the Stockholder Litigation Claims are estimated at more than zero, each holder of an Allowed Stockholder Litigation Claim shall receive, in full satisfaction of such Allowed Stockholder Litigation Claim, its Ratable Proportion of any liability insurance available to satisfy its Claim remaining after use of such insurance for Allowed Indemnity Claims, Persons covered by Section 11.5 of the Plan and Allowed Bondholder Litigation Claims, not to exceed the Allowed Amount of its Claim, and if liability insurance is insufficient to satisfy such Claim in full, its Ratable Proportion of the Stockholders Litigation Claims Portion of the Equity Distribution Pool.

         The recovery for the holders of Stockholder Litigation Claims in Class 8 depends on insurance recoveries, if any, and the value of the New Warrants. Moreover, the number of New Warrants to be distributed to holders of Stockholder Litigation Claims will be reduced by the number of New Warrants distributed to holders of Bondholder Litigation Claims, which, depending on the amount of Allowed Bondholder Litigation Claims, may reduce the recovery to holders of Stockholder Litigation Claims to zero. For a discussion of the value of the New Warrants, see Section IX., "Reorganization Values." For a discussion of the Debtor's corporate liability insurance, see Section X.A.8., "Certain Risk Factors To Considered -- Corporate Liability Insurance."

     11. CLASS 9 - EQUITY INTERESTS.

         Class 9 consists of the Equity Interests. The Equity Interests shall be cancelled and each holder of an Allowed Equity Interest will receive a Ratable Proportion of the Old Equity Portion of the Equity Distribution Pool.

         The recovery for the holders of Old Common Stock Interests depends on the Allowed Amount of Bondholder Litigation Claims and Stockholder Litigation Claims and the amount of New Warrants, if any, to which such Claims may be entitled under the Plan. The number of New Warrants to be distributed to holders of Equity Interests will be reduced by the number of New Warrants distributed to holders of Bondholder Litigation Claims and

Stockholder Litigation Claims, which, depending on the amount of Allowed Bondholder Litigation Claims, may reduce the recovery to holders of Old Common Stock Interests to zero. For a discussion of the value of the New Warrants, see
Section IX., "Reorganization Values."

     12. ALTERNATIVE TREATMENT FOR HOLDERS OF ALLOWED CLAIMS.

         Notwithstanding the treatment provided for holders of Allowed Claims in
Section 4 of the Plan, Reorganized Heartland and the holder of an Allowed Claim may agree to other treatment of such Claim, including payment in Cash, provided that such treatment shall not provide a return having a present value in excess of the present value of the distribution that otherwise would be made to such holder under Section 4 of the Plan.

B.   SECURITIES TO BE ISSUED UNDER THE PLAN.

     1.  NEW COMMON STOCK.

         Pursuant to the Plan, on the Effective Date, all Equity Interests will be cancelled. Commencing on the Effective Date, Reorganized Heartland will distribute New Common Stock to holders of Allowed Old Senior Note Claims and holders of Allowed Old Convertible Note Claims. Pursuant to the Plan, Reorganized Heartland is authorized to issue 30 million shares of New Common Stock and 15 million shares of preferred stock, par value $0.001 per share ("Preferred Stock"), of which an aggregate of 10 million shares of New Common Stock will be issued to holders of Allowed Old Senior Note Claims and holders of Allowed Old Convertible Note Claims and the number, if any, of shares of New Common Stock necessary to treat holders of Miscellaneous Unsecured Claims under Class 3 of the Plan will be issued to such holders.

         Holders of the New Common Stock will be entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of a plurality of the shares voting for the election of directors can elect all of the directors since the holders of the New Common Stock will not have cumulative voting rights. For a more detailed description of the process by which Reorganized Heartland will elect its Board of Directors, see Section VII.A, "Management of Reorganized Debtor -- Board of Directors and Management."

     2.  NEW WARRANTS.

         On the Effective Date, Reorganized Heartland will issue, pursuant to Sections 4.4, 4.7, 4.8 and 4.9 of the Plan, New Warrants to purchase 1,100,000 shares of New Common Stock, at an exercise price (the "Exercise Price") of $27.63 per share of New Common Stock, subject to adjustment in certain circumstances as described below. The New Warrants will be exercisable until 5:00 p.m., New York City time, on the date that is eight and one-half years after the Effective Date (or, if such date is not a Business Day, the next succeeding Business Day). The New Warrants will have no voting rights, will not be entitled to receive dividends or other distributions declared on the New Common Stock and will not be entitled to share in any of the assets of Reorganized Heartland upon any liquidation, dissolution or winding-up of Reorganized Heartland.

         The number of shares of New Common Stock for which a New Warrant will be exercisable and the exercise price of the New Warrants will be subject to adjustment upon the occurrence of certain events, including (i) stock dividends, subdivisions and combinations affecting the New Common Stock and (ii) reclassifications and recapitalizations involving Reorganized Heartland. In the event of a merger or sale in which another entity acquires for Cash or for Cash and evidences of indebtedness (collectively referred to as "Cash" for purposes of this Section V.B.2.), through such transaction, all or substantially all of the issued and outstanding stock or assets of Reorganized Heartland, the exercise price of the Warrants will be adjusted according to the following schedule:

         Time Period Relative to Effective Date                           Exercise Price
         --------------------------------------                           --------------
                  from the Effective Date until its first
                           anniversary                                      $12.37

                  from the first anniversary until the
                           second anniversary                               $15.46

                  from the second anniversary until the
                           third anniversary                                $18.57

                  from the third anniversary until the
                           fourth anniversary                               $21.65

                  from the fourth anniversary until the
                           fifth anniversary                                $24.74

                  thereafter                                               Exercise Price

         In the event of a sale in which another entity acquires for a combination of Cash and equity securities all or substantially all of the issued and outstanding stock or assets of Reorganized Heartland, each outstanding New Warrant shall be deemed divided into two notational warrants (for convenience of reference, an "A Warrant" and a "B Warrant"). The A Warrant will be a warrant evidencing the right to purchase the total number of shares of New Common Stock which might have been purchased under such warrant being divided immediately prior to the effectiveness of such agreement, multiplied by a fraction of which the numerator shall be the Cash component of the purchase price of the proposed transaction, and the denominator shall be the sum of such Cash portion and the value of the equity securities and/or other property comprising the balance of such purchase price. The B Warrant will be a warrant evidencing the right to purchase a number of shares equal to the excess of the total number of shares which might have been purchased under such warrant being divided immediately prior to the effectiveness of such agreement over the number of shares obtainable upon exercise of the A Warrant. The Exercise Price in respect of each A Warrant shall be adjusted as provided in Subsection 10.1(g) of the New Warrant Agreement, and the Warrant Price in respect of each B Warrant shall be adjusted as provided in Section 10.5 of the New Warrant Agreement.

         A complete description of the terms and provisions governing the New Warrants is set forth in the New Warrant Agreement, which shall be in substantially the form annexed as Exhibit 2 to the Plan.

C.   MEANS OF IMPLEMENTATION.

     1.  DISTRIBUTIONS.

         On the Effective Date, Reorganized Heartland shall make or cause to be made to the holders of Allowed Claims and Allowed Equity Interests the distributions of New Common Stock, New Warrants and Cash as provided in Section 4 of the Plan. Disputed Claims shall be resolved in accordance with Section 8 of the Plan and, if a Disputed Claim becomes an Allowed Claim by Final Order, distributions shall be made on account of such Claims in accordance with Section
8.3 of the Plan.

     2.  AUTHORIZATION OF NEW SECURITIES.

         The issuance of the following securities by Reorganized Heartland is authorized under the Plan without further act or action under applicable law, regulation, order or rule: (a) 30,000,000 shares of New Common Stock, (b) the New Warrants, (c) the Incentive Options and (d) 15,000,000 shares of Preferred Stock.

     3.  NEW WARRANT AGREEMENT.

         The New Warrant Agreement shall be executed and delivered by Reorganized Heartland and the warrant agent or any replacement agent reasonably acceptable to the Debtor and a Creditors' Committee Majority.

     4.  ADOPTION OF STOCK OPTION PLAN.

         If not theretofore adopted by the Debtor, on the Effective Date, Reorganized Heartland will adopt the Stock Option Plan.

     5.  INCENTIVE OPTIONS ON THE EFFECTIVE DATE.

         Reorganized Heartland is authorized under the Plan to issue Incentive Options to purchase 900,000 shares of New Common Stock pursuant and subject to the Stock Option Plan. Said shares of New Common Stock and Incentive Options not issued on the Effective Date shall be reserved for issuance thereafter pursuant to the Stock Option Plan by Reorganized Heartland, on such terms and conditions consistent with the Stock Option Plan.

     6.  CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS.

         On the Effective Date, the Old Senior Notes, the Old Convertible Notes and the Equity Interests or commitments, contractual or otherwise, obligating the Debtor to issue, transfer or sell Equity Interests or any other capital stock of the Debtor shall (a) be cancelled and (b) have no effect other than the right to participate in the distributions, if any, provided under the Plan in respect of Claims and Equity Interests. Except for purposes of effectuating the distributions under the Plan on the Effective Date, the Old Indentures shall be cancelled.

     7.  CORPORATE ACTION.

         Board of Directors of Reorganized Heartland. On the Effective Date, the operation of Reorganized Heartland shall become the general responsibility of its Board of Directors, subject to, and in accordance with, the Charter and Reorganized Heartland's by-laws. The initial Board of Directors of Reorganized Heartland shall consist of six members, at least one of which will be a member of the management of Reorganized Heartland. Subject to the immediately preceding sentence, the initial members and the manner of selection of the Board of Directors of Reorganized Heartland shall in all respects be subject to the approval of a Creditors' Committee Majority and shall be disclosed in the Disclosure Statement or an amendment or supplement to the Disclosure Statement or such other filing as may be made with the Bankruptcy Court. The directors of the Debtor immediately prior to the Effective Date shall resign as of the Effective Date and shall be replaced by the Board of Directors of Reorganized Heartland.

         Officers of Reorganized Heartland. The initial officers of Reorganized Heartland are or shall be disclosed in the Disclosure Statement or an amendment or supplement to the Disclosure Statement or such other filing as may be made with the Bankruptcy Court. The selection of officers of Reorganized Heartland after the Effective Date shall be as provided in its certificate of incorporation and by-laws.

     8.  AMENDED CERTIFICATE OF INCORPORATION.

         On the Effective Date, or as soon thereafter as is practicable, Reorganized Heartland shall file with the Secretary of State of the State of Delaware in accordance with section 303 of the DGCL, the Charter which shall, among other things, prohibit Reorganized Heartland from creating, designating, authorizing or causing to be issued any class or series of non-voting stock. On the Effective Date, the Charter shall automatically become effective, and all other matters provided under this Plan involving the corporate structure of Reorganized Heartland, or corporate action by it, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to section 303 of the DGCL without any requirement of further action by the stockholders, the directors of Reorganized Heartland or Reorganized Heartland.

D.   PROVISIONS GOVERNING DISTRIBUTIONS.

     1.  DATE OF DISTRIBUTIONS.

         Any distributions and deliveries to be made under the Plan shall be made on the Effective Date or as soon as practicable thereafter and deemed made on the Effective Date. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

     2.  DISBURSING AGENT.

         All distributions under the Plan shall be made by Reorganized Heartland as Disbursing Agent or such other entity designated by Reorganized Heartland as a Disbursing Agent on the Effective Date. A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by Reorganized Heartland.

     3.  SURRENDER OF INSTRUMENTS.

         As a condition to receiving any distribution under the Plan, each holder of an Old Senior Note, Old Convertible Note and Old Common Stock Interest must surrender such Old Senior Note, Old Convertible Note and Old Common Stock Interest to Reorganized Heartland or its designee. Any holder of an Old Senior Note, Old Convertible Note or Old Common Stock Interest that fails to (a) surrender such instrument or (b) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to Reorganized Heartland and furnish a bond in form, substance, and amount reasonably satisfactory to Reorganized Heartland before the first anniversary of the Effective Date shall be deemed to have forfeited all rights and claims and may not participate in any distribution under the Plan.

     4.  COMPENSATION OF PROFESSIONALS.

         Each person retained or requesting compensation in the Chapter 11 Case pursuant to section 330 or 503(b) of the Bankruptcy Code shall be required to file an application for allowance of final compensation and reimbursement of expenses in the Chapter 11 Case on or before a date to be determined by the Bankruptcy Court in the Confirmation Order or any other order of the Bankruptcy Court. Objections to any such application shall be filed on or before a date to be fixed and determined by the Bankruptcy Court in the Confirmation Order or such other order.

     5.  DELIVERY OF DISTRIBUTIONS.

         Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim or an Allowed Equity Interest shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtor or its agents, unless the Debtor or Reorganized Heartland, as applicable, has been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such holder that contains an address for such holder different from the address reflected on such Schedules for such holder. In the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interest in property shall revert to Reorganized Heartland, and the claim of any other holder to such property or interest in property shall be discharged and forever barred.

     6.  MANNER OF PAYMENT UNDER THE PLAN.

         At the option of the Disbursing Agent, any Cash payment to be made under the Plan may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

     7.  FRACTIONAL SHARES.

         No fractional shares of New Common Stock or New Warrants or Cash in lieu thereof shall be distributed. No New Warrants shall be issued for fractional shares of New Common Stock. For purposes of distribution, fractional shares of New Common Stock and fractional New Warrants shall be rounded down to the previous whole number.

     8.  SETOFFS AND RECOUPMENT.

         The Debtor may, but shall not be required to, setoff against, or recoup from, any Claim and the payments to be made pursuant to the Plan in respect of such Claim (other than Senior Note Claims), any claims of any nature whatsoever that the Debtor may have against the claimant; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor of any such claim it may have against such claimant.

     9.  DISTRIBUTIONS AFTER EFFECTIVE DATE.

         Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

     10. RIGHTS AND POWERS OF DISBURSING AGENT.

         a. The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan, (ii) make all distributions contemplated hereby,
(iii) employ professionals to represent it with respect to its responsibilities and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Plan.

         b. Expenses Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by Reorganized Heartland.

     11. EXCULPATION.

         The Debtor, Reorganized Heartland, each of the members of the Ad Hoc Committee, the Creditors' Committee, the Old Indenture Trustees and the Disbursing Agent, and their respective members, partners, officers, directors, employees and agents (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons) shall have no liability to any holder of any Claim or Equity Interest for any act or omission in connection with, or arising out of, the Disclosure Statement, the Plan, the solicitation of votes for and the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence as determined by a Final Order of the Bankruptcy Court and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

     12. ALLOCATION RELATING TO OLD SENIOR NOTES AND OLD CONVERTIBLE NOTES.

         All distributions to holders of Old Senior Note Claims and Old Convertible Notes shall be allocated first to the portion of each of such Claims representing the principal amount of the Old Senior Notes or the Old Convertible Notes and then, to the extent the consideration exceeds such amount, to the remainder of such Claim.

     13. VOLUNTARY CANCELLATION OF OLD COMMON STOCK; RETURN OF WARRANTS.

         Any holder of an Equity Interest that does not desire to receive any consideration under the Plan in consideration for the cancellation of its Equity Interests may send a letter to the Debtor so directing. In such event, if such holder nevertheless receives its Ratable Proportion of New Warrants in accordance with section 4.9 of the Plan, such holder should return such New Warrants to Reorganized Heartland.



E.   RESOLUTION OF DISPUTED CLAIMS AND INTERESTS.

     Except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, the Debtor or Reorganized Heartland shall have the exclusive right to make and file objections to Administrative Expense Claims, Claims and Equity Interests subsequent to the Confirmation Date. All objections shall be litigated to Final Order; provided, however, that Reorganized Heartland shall have the authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtor or Reorganized Heartland shall file all objections to Administrative Expense Claims that are the subject of proofs of claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses), Claims and Equity Interests and serve such objections upon the holder of the Administrative Expense Claim, Claim or Equity Interest as to which the objection is made as soon as is practicable, but in no event later than (a) ninety (90) days after the Effective Date or the date on which a proof of claim or request for payment is filed with the Bankruptcy Court or (b) such later date as may be approved by the Bankruptcy Court.

     All Tort Claims are Disputed Claims. Notwithstanding Section 8.1(a) of the Plan, after the Effective Date, any Tort Claim for personal injury or wrongful death that is not otherwise settled or consensually resolved shall be determined and liquidated in the administrative or judicial tribunal in which it is pending on the Confirmation Date or, if no such action was pending on the Confirmation Date, in any administrative or judicial tribunal of appropriate jurisdiction. Any Tort Claim determined and liquidated pursuant to Section 8.1(a) of the Plan or a judgment obtained in accordance with Section 8.1(b) of the Plan and applicable non-bankruptcy law that is no longer subject to appeal or other review shall, only to the extent there exists no available coverage under the Debtor's liability insurance (including any self-insured retention under such liability insurance), be deemed to be an Allowed Miscellaneous Unsecured Claim in Class 3 in such liquidated amount and satisfied in accordance with the Plan;

provided, however, that such Allowed Claim shall not include punitive or exemplary damages. Nothing contained in the Plan shall constitute or be deemed a waiver of any claim, right or cause of action that the Debtor or Reorganized Heartland may have against any person in connection with or arising out of any Tort Claim, including, without limitation, any rights under section 157(b) of title 28, United States Code.

     Notwithstanding any provision of the Plan, if any portion of a Claim is a Disputed Claim, no payment or distribution provided thereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim. To the extent that a Disputed Claim or Disputed Equity Interest ultimately becomes an Allowed Claim or Allowed Equity Interest, a distribution shall be made to the holder of such Allowed Claim or Allowed Equity Interest in accordance with the provisions of the Plan.

     Pursuant to Bankruptcy Rule 3018(a), a Disputed Claim will not be counted for purposes of voting on the Plan to the extent it is disputed, unless an order of the Bankruptcy Court is entered after notice and a hearing temporarily allowing the Disputed Claim for voting purposes under Bankruptcy Rule 3018(a). Such disallowance for voting purposes is without prejudice to the claimant's right to seek to have its Disputed Claim allowed for purposes of distribution under the Plan.

F.   EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

         a. Assumption and Rejection of Executory Contracts and Unexpired Leases. The Plan constitutes a motion by the Debtor to assume, as of the Effective Date, all executory contracts and unexpired leases to which the Debtor is a party, except for an executory contract or unexpired lease that (i) has been assumed or rejected pursuant to Final Order of the Bankruptcy Court, (ii) is specifically rejected on Schedule 9.1 to the Plan filed by the Debtor on or before the commencement of the hearing on approval of the Disclosure Statement or such later date as may be fixed by the Bankruptcy Court, (iii) is the subject of a separate motion filed under section 365 of the Bankruptcy Code by the Debtor prior to Confirmation Date or (iv) is otherwise assumed pursuant to the Plan. Each executory contract and unexpired lease listed on Schedule 9.1 to the Plan that relates to the use or occupancy of real property shall include (i) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedule 9.1 to the Plan and (ii) executory contracts or unexpired leases appurtenant to the premises listed on Schedule 9.1 to the Plan including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements are assumed.

         b. Amendments to Schedule; Effect of Amendments. The Debtor shall assume each of the executory contracts and unexpired leases not listed on
Schedule 9.1 to the Plan; provided, that the Debtor may at any time on or before the first Business Day before the date of the commencement of the Confirmation Hearing amend Schedule 9.1 to the Plan to delete or add any executory contract or unexpired lease thereto, in which event such executory contract or unexpired lease shall be deemed to be, respectively, assumed and, if applicable, assigned as provided therein, or rejected. The Debtor shall provide notice of any amendments to Schedule 9.1 to the Plan to the parties to the executory contracts or unexpired leases affected thereby. The fact that any contract or lease is scheduled on Schedule 9.1 to the Plan shall not constitute or be construed to constitute an admission by the Debtor that the Debtor has any liability thereunder.

         c. Bar to Rejection Damage Claims. In the event that the rejection of an executory contract or unexpired lease by the Debtor results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtor, or its properties or interests in property as agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtor on or before 30 days after the earlier to occur of (i) the giving of notice to such party under
Section 9.1 or 9.2 of the Plan and (ii) the entry of an order by the Bankruptcy Court authorizing rejection of a particular executory contract or lease.

         d. Certain Indemnification Obligations. The obligations of the Debtor to indemnify its directors and officers that were not directors or officers, respectively, on or after April 25, 1997 pursuant to certificate or articles of incorporation, by-laws, contract, applicable state law or otherwise shall be deemed to be, and shall be treated as though they are, executory contracts that are rejected under the Plan. Any Claims arising from such rejection shall be treated as Indemnity Claims under Section 4.6 of the Plan.

G.   CONDITIONS TO CONFIRMATION AND EFFECTIVE DATE.

     The Plan shall not become effective unless and until the following conditions shall have been satisfied in full or waived in accordance with the provisions specified below:

         a. The Confirmation Order, in form and substance reasonably acceptable to the Debtor and the Creditors' Committee shall have been entered by the Clerk of the Bankruptcy Court and there shall not be a stay or injunction in effect with respect thereto.

         b. All Trade Claims shall have become Allowed Claims, Disallowed Claims or estimated for distribution purposes under the Plan by Final Order(s) or by operation of law and the aggregate amount of all such Allowed Trade Claims and estimated Trade Claims, if any, shall not exceed $7 million.

         c. The New Warrant Agreement shall have been executed and delivered.

         d. The Debtor shall have received approval from the FCC of all of Heartland's FCC Applications (as defined in Section X.A.6.f. hereof).

         e. All other actions and all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan shall have been effected.

     Each of the conditions specified above may be waived, in whole or in part, by the Debtor, with the prior written consent of a Creditors' Committee Majority. Any such waivers of a condition precedent may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action (other than by the Debtor and a Creditors' Committee Majority).

H.   EFFECT OF CONFIRMATION.

     1.  VESTING OF ASSETS.

         On the Effective Date, the Debtor, its properties and interests in property and its operations shall be released from the custody and jurisdiction of the Bankruptcy Court, and the estate of the Debtor shall vest in Reorganized Heartland. From and after the Effective Date, Reorganized Heartland may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, subject to the terms and conditions of the Plan.



     2.  BINDING EFFECT.

         Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code and subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtor and such holder's respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

     3.  DISCHARGE OF DEBTOR.

         Except to the extent otherwise provided in the Plan, the treatment of all Claims against or Equity Interests in the Debtor under the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims against or Equity Interests in the Debtor of any nature whatsoever, known or unknown, including, without limitation, any interest accrued or expenses incurred thereon from and after the Petition Date, or against its estate or properties or interests in property. Except as otherwise provided in the Plan, upon the Effective Date, all Claims against and Equity Interests in the Debtor will be satisfied, discharged and released in full exchange for the consideration provided under the Plan. Except as otherwise provided in the Plan, all entities shall be precluded from asserting against the Debtor or Reorganized Heartland or their respective properties or interests in property, any other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

     4.  TERM OF INJUNCTIONS OR STAYS.

         Unless otherwise provided, all injunctions or stays arising under or entered during the Chapter 11 Case under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

     5.  INDEMNIFICATION OBLIGATIONS.

         Subject to the occurrence of the Effective Date, the obligations of the Debtor, only to the extent permitted under the laws of the State of Delaware, to indemnify, defend, reimburse or limit the liability of directors or officers who were or are directors or officers of the Debtor on or after April 25, 1997, respectively, against any claims or causes of action as provided in the Debtor's certificate of incorporation, by-laws, applicable state law or contract shall survive confirmation of the Plan, remain unaffected thereby and not be discharged except with respect to any such claims or causes of action arising out of acts or omissions occurring, in whole or in part, before April 25, 1997 where liability as finally adjudicated by a court of competent jurisdiction is imposed (i) for any breach of duty of loyalty to the Debtor or its stockholders,
(ii) for acts or omissions not in good faith and not in a manner such director of officer reasonably believed to be in or not opposed to the best interests of the Debtor or which involve intentional misconduct, gross negligence or a knowing violation of law or (iii) for any transaction from which the director or officer derived any improper personal benefit.



     6.  LIMITED RELEASE.

         Under the Plan, on the Effective Date, the Debtor, on behalf of itself and its non-debtor subsidiaries, releases the officers and directors of the Debtor and its subsidiaries holding office at any time on or after April 25, 1997 (as well as any non-voting representative of Jupiter Partners, L.P. ("Jupiter") appointed pursuant to Section 5.12 of the Note Purchase Agreement among the Debtor, Jupiter and Thomas R. Haack, executed as of November 30, 1994, who served in such position on or after April 25, 1997) and each of the members of the Ad Hoc Committee and each of their respective agents, employees, advisors (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons or entities), affiliates and representatives from any and all claims or liabilities that the Debtor and its non-debtor subsidiaries may have arising from or related to actions taken or omissions occurring in connection with the Plan or otherwise in their capacity as officers, directors, agents, members, employees, affiliates or advisors of each of the foregoing, as applicable. The released parties significantly participated in the negotiation of the Plan. The Debtor is not aware of any claims or causes of action of the kind it is releasing as to those parties. The foregoing release is only of any claims or causes of action that the Debtor or its non-debtor subsidiaries may have against the released parties. Holders of claims against and Equity Interest in the Debtor or the released parties are not, by operation of Section 11.6 of the Plan, releasing any claims they may have against the released parties.

I.   WAIVER OF CERTAIN CLAIMS.

     Effective as of the Effective Date, the Debtor waives the right to prosecute any avoidance or recovery actions under section 547 of the Bankruptcy Code that belong to the Debtor or Debtor in Possession. The Debtor is not aware of any avoidance actions the pursuit and recovery of which would benefit its chapter 11 estate.

J.   RETENTION OF JURISDICTION BY THE BANKRUPTCY COURT.

     Under the terms of the Plan, the Bankruptcy Court will retain jurisdiction in the following instances, notwithstanding entry of the Confirmation Order or the occurrence of the Effective Date. The Bankruptcy Court will retain jurisdiction over the Chapter 11 Case for the purposes of Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:
(i) to hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom; (ii) to determine any and all adversary proceedings, applications and contested matters, including, without limitation, under sections 544, 545, 548, 549, 550, 551 and 553 of the Bankruptcy Code.; (iii) to ensure that distributions to holders of Allowed Claims and Allowed Equity Interests are accomplished as provided therein; (iv) to hear and determine any timely objections to Administrative Expense Claims or to proofs of claim and equity interests, including, without limitation, any objections to the classification of any Claim or Equity Interest, and to allow or disallow any Disputed Claim or Disputed Equity Interest, in whole or in part;
(v) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated; (vi) to issue such orders in aid of execution of the Plan to the extent authorized by section 1142 of the Bankruptcy Code; (vii) to consider any amendments to or modifications of the Plan or to cure any defect or omission, or reconcile any inconsistency, in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order; (viii) to hear and determine all applications under sections 330, 331 and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date; (ix) to hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated thereby or any agreement, instrument or other document governing or relating to any of the foregoing; (x) to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code; (xi) to hear any other matter not inconsistent with the Bankruptcy Code; (xii) to hear and determine all disputes involving the existence, scope and nature of the discharges granted under the Plan; (xiii) to issue injunctions and effect any other actions that may be necessary or desirable to restrain interference by any entity with the consummation or implementation of the Plan; and (xiv) to enter a final decree closing the Chapter 11 Case.

K.   RECOGNITION OF SUBORDINATION RIGHTS.

     The distributions on account of the Old Convertible Note Claims will not be subject to levy, garnishment, attachment or other legal process by any holder of Senior Indebtedness (as such term is defined in the instrument governing the Old Convertible Note Claims) by reason of claimed subordination rights and, on the Effective Date, all holders of Claims will be deemed to have waived any and all contractual subordination rights which they may have relating to such distributions, and the Bankruptcy Court in the Confirmation Order will permanently enjoin, effective as of the Effective Date, all holders of Senior Indebtedness from enforcing or attempting to enforce any such rights with respect to such distribution to the holders of the Old Convertible Note Claims.

L.   SUMMARY OF OTHER PROVISIONS OF THE PLAN.

     The following paragraphs summarize certain other significant provisions of the Plan. The Plan should be referred to for the complete text of these and other provisions of the Plan.

     1.  PAYMENT OF STATUTORY FEES.

         All fees payable under section 1930, chapter 123, title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date. Any such fees accrued after the Effective Date will constitute an Allowed Administrative Expense Claim and be treated in accordance with Section 2.1 of the Plan.

     2.  RETIREE BENEFITS.

         Section 1129(a)(13) of the Bankruptcy Code requires a debtor to continue to pay any retiree benefits (within the meaning of section 1114 of the Bankruptcy Code), at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the debtor has obligated itself to provide any such benefits. The Debtor does not have any obligations for any such retiree benefits.

     3.  ADMINISTRATIVE EXPENSES INCURRED AFTER THE CONFIRMATION DATE

         Administrative expenses incurred by the Debtor or Reorganized Heartland after the Confirmation Date, including (without limitation) claims for professionals' fees and expenses, shall not be subject to application and may be paid by the Debtor or Reorganized Heartland, as the case may be, in the ordinary course of business and without further Bankruptcy Court approval; provided, however, that no claims for professional fees and expenses incurred after the Confirmation Date shall be paid until after the occurrence of the Effective Date.

     4.  SECTION 1125(e) OF THE BANKRUPTCY CODE.

         As of the Confirmation Date, the Debtor shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtor and each of the members of the Ad Hoc Committee and the Creditors' Committee (and each of their respective affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys and other professionals) have, and shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the securities under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of securities under the Plan.

     5.  COMPLIANCE WITH TAX REQUIREMENTS.

         In connection with the consummation of the Plan, the Debtor shall comply with all withholding and reporting requirements imposed by any taxing authority, and all distributions hereunder shall be subject to such withholding and reporting requirements.

     6.  SEVERABILITY OF PLAN PROVISIONS.

         In the event that, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms. All actions taken under Section 14.6 of the Plan shall require the consent of the Debtor and a Creditors' Committee Majority.

     7.  GOVERNING LAW.

         Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit hereto provides otherwise, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

                  VI. CONFIRMATION AND CONSUMMATION PROCEDURE

     Under the Bankruptcy Code, the following steps must be taken to confirm the
Plan:

A.   SOLICITATION OF VOTES.

     In accordance with sections 1126 and 1129 of the Bankruptcy Code, the Claims in Classes 3 (Old Senior Note Claims and Miscellaneous Unsecured Claims), 4 (Old Convertible Note Claims), 6 (Indemnity Claims), 7 (Bondholder Litigation Claims) and 8 (Stockholder Litigation Claims) and the Equity Interests in Class 9 are impaired and the holders of Allowed Claims and Allowed Equity Interests in each of such Classes are entitled to vote to accept or reject the Plan. Claims in Classes 1 (Priority Non-Tax Claims), 2 (Secured Claims) and 5 (Trade Claims) are unimpaired and the holders of Allowed Claims in each of such Classes are conclusively presumed to have accepted the Plan and the solicitation of acceptances with respect to such Classes is not required under section 1126(f) of the Bankruptcy Code.

     As to classes of claims entitled to vote on a plan, the Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class that have timely voted to accept or reject a plan. As to classes of equity interests entitled to vote on a plan, the Bankruptcy Code defines acceptance of a plan by a class of equity interests as acceptance by at least two-thirds of the allowed equity interests that have timely voted to accept or reject a plan. A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

B.   THE CONFIRMATION HEARING.

     The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing. The Confirmation Hearing in respect of the Plan has been scheduled for March 15, 1999 at 10:00 a.m., Eastern Time, before the Honorable Joseph J. Farnan, Jr., United States District Judge, at the United States District Court, 844 King Street, 6th Floor, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing. Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim or number of shares of stock of the Debtor held by the objector. Any such objection must be filed with the Bankruptcy Court and served so that it is received by the Bankruptcy Court and the following parties on or before March 8, 1999 at 4:00 p.m., Eastern Time:

                           Heartland Wireless Communications, Inc.
                           200 Chisholm Place, Suite 200
                           Plano, Texas  75075
                           Attn:  J. Curtis Henderson, Esq.

                           Weil, Gotshal & Manges LLP
                           Attorneys for the Debtor
                           100 Crescent Court, Suite 1300
                           Dallas, Texas  75201
                           Attn:  Martin A. Sosland, Esq.

                           Richards, Layton & Finger, P.A.
                           Attorneys for the Debtor
                           One Rodney Square
                           P.O.  Box 551
                           Wilmington, Delaware 19899
                           Attn:    Thomas L. Ambro, Esq.

                           The Office of the United States Trustee
                           601 Walnut Street
                           Curtis Center
                           Suite 950-W
                           Philadelphia, Pennsylvania  19106
                           Attn:  Daniel K. Astin, Esq.

                           Andrews & Kurth L.L.P.
                           Attorneys for the Creditors' Committee
                           805 Third Avenue
                           New York, New York  10022
                           Attn:  Paul N. Silverstein, Esq.

Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014.

C.   CONFIRMATION.

     At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a plan are that the plan is (i) accepted by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the plan "does not discriminate unfairly" and is "fair and equitable" as to such class, (ii) feasible and (iii) in the "best interests" of creditors and stockholders which are impaired under the plan.

     1.  ACCEPTANCE.

         Classes 3, 4, 6, 7, 8 and 9 of the Plan are impaired under the Plan and are entitled to vote to accept or reject the Plan. The Debtor reserves the right to seek nonconsensual confirmation of the Plan with respect to any Class of Claims or Equity Interests that is entitled to vote to accept or reject the Plan if such Class rejects the Plan.

     2.  UNFAIR DISCRIMINATION AND FAIR AND EQUITABLE TESTS.

         To obtain nonconsensual confirmation of the Plan, it must be demonstrated to the Bankruptcy Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each impaired, nonaccepting Class. The Bankruptcy Code provides a non-exclusive definition of the phrase "fair and equitable." The Bankruptcy Code establishes "cram down" tests for secured creditors, unsecured creditors and equity holders, as follows:

         a. Secured Creditors. Either (i) each impaired secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred Cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the "indubitable equivalent" of its allowed secured claim or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds is provided in clause (i) or (ii) of this subparagraph.

         b. Unsecured Creditors. Either (i) each impaired unsecured creditor receives or retains under the Plan property of a value equal to the amount of its allowed claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the Plan.
c. Equity Interests. Either (i) each holder of an equity interest will receive or retain under the Plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled or the value of the interest or (ii) the holder of an interest that is junior to the nonaccepting class will not receive or retain any property under the Plan.

         The Debtor believes that the Plan and the treatment of all Classes of Claims and Equity Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan.

     3.  FEASIBILITY.

         The Bankruptcy Code requires that confirmation of a plan is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the Plan meets this requirement, Heartland has analyzed its ability to meet its obligations under the Plan. As part of this analysis, Heartland has prepared projections of its financial performance for each of the three fiscal years following the year of confirmation of the Plan (the "Projection Period"). These projections, and the assumptions on which they are based, are included in the Projected Financial Information annexed hereto as Exhibit E. Based upon such projections, the Debtor believes that it will be able to make all payments required pursuant to the Plan and, therefore, that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization.

         The financial information and projections appended to the Disclosure Statement include for nine months ended December 31, 1999 and each of the three years ending December 31, 2000 through 2002:

          o    Pro Forma Balance Sheet of Reorganized Heartland as of March 31,
               1999;

          o Projected Balance Sheets of Reorganized Heartland for each of the years December 31, 1999 through 2002;

          o Projected Income Statements of Reorganized Heartland for the nine months ended December 31, 1999 and for each of the years ending December 31, 2000 through 2002; and

          o Projected Cash Flow Statements of Reorganized Heartland for the nine months ended December 31, 1999 and for each of the years ending December 31, 2000 through 2002.

         The pro forma financial information and the projections are based on the assumption that the Plan will be confirmed by the Bankruptcy Court and, for projection purposes, that the Effective Date under the Plan and the initial distributions thereunder take place as of April 1, 1999.

         Heartland has prepared these financial projections based upon certain assumptions which it believes to be reasonable under the circumstances. Those assumptions considered to be significant are described in the Projected Financial Information, annexed hereto as Exhibit E. The Financial Projections have not been examined or compiled by independent accountants. Heartland makes no representation as to the accuracy of the projections or its ability to achieve the projected results. Many of the assumptions on which the projections are based are subject to significant uncertainties. Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the actual financial results. Therefore, the actual results achieved throughout the Projection Period may vary from the projected results and the variations may be material. All holders of Claims and Equity Interests that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the Financial Projections are based in evaluating the Plan.

         a. Business Strategy - Overview

         Heartland's long-term business strategy is to maximize the value of its broadband spectrum by the delivery of video, data and voice transmission services. Since its formation, Heartland has focused primarily on the development and operation of MMDS analog subscription television systems in small to mid-size markets in the central United States. Heartland currently has an infrastructure in place for this business in 57 markets, and MMDS channel rights in an additional 33 markets. With the consummation of marketing alliances with DIRECTV for digital video products in both SFU and MDU markets, the launch of a one-way high speed Internet access business in Sherman, Texas and the FCC's recent approval of two-way, fixed flexible use of MMDS spectrum, Heartland's business strategy expands its traditional analog video business to incorporate additional applications.

         b. Subscription Video.

         In the second half of 1997 and during 1998, Heartland has focused on improving operating results of its core video business. While overall subscriber numbers have declined, average revenue per subscriber has steadily increased as lower-priced packages are replaced with upgraded offerings. Additionally, Heartland believes that the improvements in operations that have led to decreases in bad debt expense ratios, churn and service call expense from historical figures have positioned the company to grow its core video business at acceptable margins. Heartland's business plan continues to include analog-based delivery systems. Although analog subscription television systems necessarily have limited channel capacity, Heartland has determined for the foreseeable future that conversion of its infrastructure to digital capacity is not economically feasible, especially in light of its digital programming marketing alliances with DIRECTV for SFU and MDU markets.

         Heartland expects its SFU alliance with DIRECTV to mitigate historical competitive disadvantages of limited channel capacity in the SFU marketplace. The five-year SFU agreement, signed in April 1998, allows Heartland to offer up to 185 channels of DIRECTV digital programming to SFU subscribers, either alone or with Heartland's local and premium MMDS programming. This agreement provides for a commission to be paid to Heartland for each SFU subscriber to whom Heartland sells a DIRECTV programming package, as well as equipment and marketing subsidies that Heartland believes could materially reduce the capital expenditure costs required for such new subscribers. In late August 1998, Heartland launched its DIRECTV SFU offering in 41 markets. Additionally, Heartland recently concluded a two-year agreement on similar terms with an exclusive sub-distributor of DIRECTV programming to allow Heartland to add nine additional SFU markets for a total of 50 markets, and is in discussions with other sub-distributors to include additional Heartland markets.

         Heartland's business strategy also contemplates expanding its penetration of the residential MDU marketplace and improving margins on existing MDU contracts by offering DIRECTV digital programming in addition to Heartland's local and premium MMDS channels. Heartland believes the additional programming offering will allow it to target higher income properties and renegotiate existing and renewing contracts with more advantageous economic terms. Heartland currently offers DIRECTV programming to residential MDUs in 50 markets. DIRECTV is a registered trademark of DIRECTV, Inc., a unit of Hughes Electronics Corp.

         c. High-Speed Data/Internet.

         Heartland believes that MMDS spectrum and technology present a viable option to traditional telephony providers as a "pipeline" through which Internet and commercial on-line services can be carried, especially for small to medium-sized businesses who seek a cost-effective means of accessing such on-line services at high speeds.

         In September 1998, the FCC issued a Report and Order (the "Two-Way Order"), which amended the FCC's existing rules to allow for the use of MMDS frequencies for fixed, two-way digital voice, video and data communications. Under the proposed regulatory scheme, the FCC will (a) permit MMDS licensees to provide two-way services on a regular basis, (b) permit the use of cellularized design systems, (c) allow increased flexibility in spectrum use and channelization, including combining multiple channels to accommodate wider bandwidths, dividing 6 MHz channels into smaller bandwidths, and channel swapping, (d) provide a number of technical parameters to mitigate the potential of interference among service providers and to ensure interference protection for existing MMDS services, and (e) simplify and streamline the licensing process.

         A two-way broadband MMDS system allows operators to transmit data upstream at speeds of up to 1.1 mbps, or nearly 38 times faster than traditional telephony speeds of 28.8 kbps, and over 8 times faster than Integrated Services Digital Network ("ISDN") speeds of 128 kbps. This two-way broadband system allows operators to transmit data downstream at speeds of up to 7.2 mbps, or nearly 250 times faster than traditional telephony, 56 times faster than ISDN and over four times faster than T-1 equivalent speeds of 1.544 mbps.

         In July 1998, Heartland entered its first test market in Sherman, Texas as a business retail Internet service provider ("ISP"). Heartland currently offers a variety of Internet services in this market for small to mid-size businesses and home offices. These services include downstream Internet access at speeds from 768 kbps burstable to 1.544 mbps for multiple business users, to 56 kbps burstable to 1.544 mbps for less data-intensive users. Other services include technical support, e-mail, Web design and hosting, domain name registration and maintenance and domain name changes.

         Heartland currently provides Internet customers with one-way service via a roof-mounted antenna connected to a piece of coaxial cable and a cable modem/router. The cable modem/router interfaces to the customer's personal computer via an Ethernet card connection or to a network via an Ethernet hub. Upstream communication currently is available via a standard telephone line or ISDN connection. Downstream transmission is provided over one of Heartland's existing 6 MHz MMDS channels. With the issuance of the FCC's recent Two-Way Order, Heartland intends to offer high-speed two-way ISP services utilizing existing 4 MHz or 6 MHz channels for both upstream and downstream transmissions. The current business plan includes a high-speed two-way ISP offering in as many as 20 markets by 2001. Heartland currently is unable to predict the exact impact that two-way flexibility will have on its business strategy, but expects that any impact likely will be positive.

         Except as discussed above, Heartland has not conducted one-way or two-way Internet access or service trials in any of its markets, and there can be no assurance that Heartland will successfully implement its plans to launch such systems on a commercial basis in 1998 or thereafter.





         d. New Markets.

         Heartland's business plan currently does not include the launch of any new subscription video markets, except to the extent necessary for channel maintenance and preservation of existing channel rights in unlaunched markets by building out of transmission facilities in accordance with FCC license perfection regulations, as well as renegotiation of spectrum leases when and as such leases mature. Moreover, Heartland may determine not to expend additional capital on certain nonstrategic channel leases and/or channel and BTA licenses where Heartland has not aggregated sufficient channel capacity or the area does not have sufficient line-of-sight households or businesses to provide an acceptable return on investment, thereby subjecting such leases and licenses to forfeiture. The launch of new markets is contingent on, among other things, additional financing opportunities and regulatory and interference issues, including the grant of pending applications for new licenses or for modification of existing licenses and the grant of applications for new licenses and license modification applications that have not yet been filed with the FCC.

         e. Telephony.

         Heartland believes that to fully exploit the value of its assets in the future, it will be required to implement a telephony application for its MMDS spectrum in selected markets. The most logical application is the use of a part of its spectrum as the transmission path for the loop between the local telephone exchange and the subscriber on the fixed public switched telephone network, or "wireless local loop," in selected markets. To date Heartland has not conducted tests involving wireless local loop telephony and there can be no assurance that Heartland will successfully implement such an application on a commercial basis.

         f. Additional Financing.

         As noted above, the Financial Projections annexed hereto as Exhibit E include no new subscription video markets. Heartland's business plan does, however, include the launch of a high-speed two-way ISP business in 20 markets by 2001. Heartland does not expect to generate sufficient cash flow to implement this business plan or develop alternative spectrum applications such as wireless local loop without additional financing. Accordingly, Heartland is evaluating and will continue to evaluate additional sources of capital after the Effective Date. There can be no assurance that Heartland will be able to access additional capital in a timely manner or on satisfactory terms and conditions.

     4.  BEST INTERESTS TEST.

         With respect to each impaired Class of Claims and Equity Interests, confirmation of the Plan requires that each holder of a Claim or Equity Interest either (i) accept the Plan or (ii) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Debtor was liquidated under chapter 7 of the Bankruptcy Code. To determine what holders of Claims and Equity Interests of each impaired Class would receive if the Debtor was liquidated under chapter 7, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of the Debtor's assets and properties in the context of a chapter 7 liquidation case. The Cash amount which would be available for satisfaction of Unsecured Claims and Equity Interests would consist of the proceeds resulting from the disposition of the unencumbered assets of the Debtor, augmented by the unencumbered Cash held by the Debtor at the time of the commencement of the liquidation case. Such Cash amount would be reduced by the amount of the costs and expenses of the liquidation and by such additional administrative and priority claims that may result from the termination of the Debtor's business and the use of chapter 7 for the purposes of liquidation.

         The Debtor's costs of liquidation under chapter 7 would include the fees payable to a trustee in bankruptcy, as well as those which might be payable to attorneys and other professionals that such a trustee may engage. In addition, claims would arise by reason of the breach or rejection of obligations incurred and leases and executory contracts assumed or entered into by the Debtor in Possession during the pendency of the Chapter 11 Case. The foregoing types of claims and other claims which may arise in a liquidation case or result from the pending

Chapter 11 Case, including any unpaid expenses incurred by the Debtor in Possession during the Chapter 11 Case such as compensation for attorneys, financial advisors and accountants, would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition Unsecured Claims.

         To determine if the Plan is in the best interests of each impaired class, the present value of the distributions from the proceeds of the liquidation of the Debtor's unencumbered assets and properties, after subtracting the amounts attributable to the foregoing Claims, are then compared with the value of the property offered to such Classes of Claims and Equity Interests under the Plan.

         After considering the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in a Chapter 11 Case, including (i) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the erosion in value of assets in a chapter 7 case in the context of the expeditious liquidation required under chapter 7 and the "forced sale" atmosphere that would prevail and (iii) the substantial increases in claims which would be satisfied on a priority basis or on parity with creditors in the Chapter 11 Case, the Debtor has determined that confirmation of the Plan will provide each holder of an Allowed Claim or Equity Interest with a recovery that is not less than such holder would receive pursuant to liquidation of the Debtor under chapter 7 liquidation.

         The Debtor also believes that the value of any distributions to each class of Allowed Claims in a chapter 7 case, including all Secured Claims, would be less than the value of distributions under the Plan because such distributions in a chapter 7 case would not occur for a substantial period of time. It is likely that distribution of the proceeds of the liquidation could be delayed after the completion of such liquidation in order to resolve claims and prepare for distributions. In the likely event litigation was necessary to resolve claims asserted in the chapter 7 case, the delay could be prolonged.

         The Debtor's Liquidation Analysis is attached hereto as Exhibit F. The information set forth in Exhibit F provides a summary of the liquidation values of the Debtor's assets assuming a chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the assets of the Debtor's estate. Reference should be made to the Liquidation Analysis for a complete discussion and presentation of the Liquidation Analysis. The Liquidation Analysis was prepared by management of Heartland.

         Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtor and management. The Liquidation Analysis is also based upon assumptions with regard to liquidation decisions that are subject to change. Accordingly, the values reflected may not be realized if the Debtor was, in fact, to undergo such a liquidation. The chapter 7 liquidation period is assumed to be a period of at least six months allowing for the (i) discontinuation of operations, (ii) selling of assets, and (iii) collection of receivables.

D.   CONSUMMATION.

     The Plan will be consummated on the Effective Date. The Effective Date of the Plan is the first Business Day following the date on which the conditions precedent to the effectiveness of the Plan, as set forth in Section 10.1 thereof, are satisfied or waived. For a more detailed discussion of the conditions precedent to the Plan and the impact of the failure to meet such conditions, see Section V.G., "The Plan of Reorganization -Conditions to Confirmation and Effective Date."

     The Plan is to be implemented pursuant to the provisions of the Bankruptcy Code.



                     VII. MANAGEMENT OF REORGANIZED DEBTOR

     As of the Effective Date, the management, control and operation of the Reorganized Debtor will become the general responsibility of its Board of Directors.

A.   BOARD OF DIRECTORS AND MANAGEMENT.

     1.  COMPOSITION OF THE BOARD OF DIRECTORS.

         The initial Board of Directors of Reorganized Heartland will consist of six members, one of which will be a member of the management of Reorganized Heartland. Each of the members of such initial Board of Directors shall serve until the first annual meeting of stockholders of Reorganized Heartland or their earlier resignation or removal in accordance with the Charter or Reorganized Heartland's by-laws, as the same may be amended from time to time. Set forth below is the name of each such director, together with a brief biography:

         R. Ted Weschler. 37 years old. Mr. Weschler has been an executive officer of Quad-C, Inc. since its formation in 1989. Quad-C, Inc. is a Charlottesville, Virginia-based investment firm that primarily engages in the acquisition of businesses in partnership with company management. Mr. Weschler is currently a member of the Board of Directors of WSFS Financial Corporation, a thrift holding company based in Wilmington, Delaware; Deerfield Healthcare Corporation, a provider of adult day care; Collins & Aikman Floorcoverings, a manufacturer of commercial carpeting and Virginia National Bank, a national banking association. Prior to the formation of Quad-C, Inc., Mr. Weschler was employed by W. R. Grace & Co. as a special projects assistant to both the Vice Chairman and Chief Executive Officer of Grace, focusing on acquisition and divestiture activities associated with Grace's restaurant, retailing, healthcare, natural resources and chemical operations. Mr. Weschler received a Bachelor of Science degree in Economics with concentrations in Finance and Accounting from the Wharton School of the University of Pennsylvania in 1983.

         Mark G. Schoeppner. 38 years old. Since 1985, Mr. Schoeppner has been president of Quaker Capital Management Corp., an investment management firm. He is a chartered financial analyst, a member of the Pittsburgh Society of Financial Analysts and a member of the Wireless Communications Association. He currently serves as a director of Quaker Capital Management Corp. and the Pittsburgh Children's Museum. Mr. Schoeppner graduated magna cum laude with a Bachelor of Science degree in Economics from the Wharton School, University of Pennsylvania, in 1983.

         Neil Subin. Mr. Subin is the Managing Director of Trendex Capital Management, a private hedge fund focusing primarily on distressed and bankrupt companies. Prior to forming Trendex Capital Management in 1991, Mr. Subin was affiliated with Oppenheimer & Co. Mr. Subin received a Bachelor of Arts degree from Brooklyn College in 1985.

         Richard B. Gold. Mr. Gold is the President and Chief Executive Officer of Pacific Monolithics, Inc. ("Pac Mono"), the general manager of a venture-backed supplier of wireless communications equipment. Mr. Gold has served in various positions with Pac Mono since 1991. From 1987 to 1991, Mr. Gold was Executive Director of Massachusetts Microelectronics Center, the general manager of a non-profit, university-industry-state education and research consortium with 11 member schools. Prior to that time Mr. Gold held positions with Adams-Russell Co. as Vice President, Microelectronics Products and Director of the semiconductor center; with Watkins-Johnson Co. as R&D Section Head, Solid State Division and Staff Scientist, Solid State Division; and with Hewlett-Packard Co. as R&D Engineer, Microwave Semiconductor Division.

         Terry S. Parker. 53 years old. Mr. Parker became a director of Heartland in April 1998. Mr. Parker currently is an independent consultant in the telecommunications industry. From March 1995 to July 1996, Mr. Parker was President and Chief Operating Officer for CellStar Corporation, a domestic cellular telecommunications distributor. From October 1993 to March 1995, Mr. Parker was a Senior Vice President for GTE Corporation ("GTE"), a diversified telecommunications company, as well as the President of GTE Personal Communications Services, GTE's cellular telecommunications division. From August 1990 to October 1993, Mr. Parker was President of GTE Telecommunications Products and Services, a diversified telecommunications services and systems division of GTE. Mr. Parker currently is a director of CellStar Corporation, Illinois Super Conductor, Inc. and Highway Master Corporation.

         Carroll McHenry. See the biography for Mr. McHenry at Section VII.A.2. below.

     2.  IDENTITY OF OFFICERS.

     Each of the officers of the Debtor immediately prior to the Effective
Date will continue in their then current positions as the officers of the Reorganized Debtor. Set forth below is the name, age and position with Heartland of each such officer, together with a description of each officer's employment history:

                  Name                    Age                     Position
                  ----                    ---                     --------
Carroll D. McHenry.....................    55     Chairman of the Board, President, and Chief
                                                  Executive Officer
Marjean Henderson......................    47     Senior Vice President and Chief Financial
                                                  Officer
Alex Padilla...........................    56     Senior Vice President -- Business
                                                  Development
J. Curtis Henderson....................    36     Senior Vice President, General Counsel and
                                                  Secretary
Frank H. Hosea.........................    48     Senior Vice President -- Video Operations
Christopher P. Dailledouze.............    40     Vice President -- Technical Services
Candice A. Farley......................    45     Vice President -- Human Resources
Randall C. May.........................    37     Vice President -- Operations
Wayne M. Taylor........................    53     Vice President -- Administration

         Carroll D. McHenry joined Heartland as Chairman of the Board, President, Chief Executive Officer and Acting Chief Financial Officer in April 1997. Mr. McHenry currently serves as Chairman of the Board, President and Chief Executive Officer. Prior to assuming his positions at Heartland, Mr. McHenry was a senior executive at Alltel, Inc., a national communications holding company, most recently serving as President of Alltel's Communications Services Group, and serving as President of Alltel Mobile Communications, Inc. from July 1992 to May 1995. From 1991 to 1992, Mr. McHenry was Vice President of Cellular Business Development at Qualcomm, Inc. From 1989 to 1991, Mr. McHenry was President, Chief Executive Officer and Chairman of the Board of Celluland, Inc., a franchisor of cellular telephone stores. From 1980 to 1989, Mr. McHenry served in various capacities with Mobile Communications Corporation of America ("MCCA") and as President and Chief Executive Officer of American Cellular Communications, a joint venture between MCCA and BellSouth. Mr. McHenry currently is a director of Wireless One, Inc. ("Wireless One").

         Marjean Henderson joined Heartland in August 1997 as Senior Vice President and Chief Financial Officer. Ms. Henderson was appointed Assistant Secretary in December 1997. From April 1996 to April 1997, Ms. Henderson served as Senior Vice President and Chief Financial Officer for Panda Energy International, Inc., a global energy concern. From December 1993 to October 1995, Ms. Henderson served as Senior Vice President and Chief Financial Officer for Nest Entertainment, Inc., a home video and movies concern. From October 1987 to December 1993, Ms. Henderson served as Vice President, Chief Financial Officer and Treasurer for RCL Enterprises, the Lyons Group, Lyrick Studios and Big Feet Productions. Ms. Henderson currently is a director of Wireless One.

         Alex R. Padilla joined Heartland in July 1998 as Senior Vice President
- Business Development. Mr. Padilla was Manager of Business Development for KPMG-Peat Marwick's Enterprise Integration Services Group. Previous to KPMG, Mr. Padilla served as Director of Sales for Pinpoint Communications and was Vice President of Sales for Image Data Corporation, both start-up organizations in the communications industry. From 1970 through 1986, Mr. Padilla held various sales and marketing management positions at two computer companies, Datapoint Corporation and IBM Corporation.

         J. Curtis Henderson joined Heartland in May 1996 as Vice President, General Counsel and Secretary and was named Sr. Vice President in September 1998. From July 1994 to April 1996, Mr. Henderson was Senior Vice President, General Counsel and Secretary of ZuZu, Inc., a restaurant and franchising company in Dallas, Texas. Prior to his employment at ZuZu, Mr. Henderson was an associate with the Dallas law firm of Locke Purnell Rain Harrell.

         Frank H. Hosea joined Heartland in November 1998 as Senior Vice President -- Video Operations. Prior to joining Heartland, Mr. Hosea served in various executive positions, including Senior Vice President and Chief Operating Officer with CS Wireless for two years. Before CS Wireless, Mr. Hosea served as Vice President of Sales Field Marketing for

KBLCOM, Inc., a division of Houston Industries and Time Warner, for six years. Prior to KBLCOM, Mr. Hosea served as Corporate Director of Field Operations for Warner Communications for two years.

         Christopher P. Dailledouze joined Heartland in March 1996 as Director of Engineering and was appointed Vice President-Technical Services in April 1997. From March 1992 to March 1996, Mr. Dailledouze was Director of Engineering for American Wireless Systems, Inc. From April 1988 to March 1992, Mr. Dailledouze was Chief Engineer for Galaxy Cablevision, Inc.

         Candice A. Farley joined Heartland in November 1997 as Vice President - Human Resources. Prior to joining Heartland, Ms. Farley was Director of Human Resources for Heritage Media Corporation, a broadcasting and marketing company, from September 1995 to November 1997. Ms. Farley was Director of Human Resources for Pizza Inn, Inc. from July 1993 through September 1995 and was Vice President -- Compensation and Benefits for American Federal Bank from July 1992 through July 1993.

         Randall C. May joined Heartland in October 1994 as a Regional Manager. Mr. May was appointed Director of System Development in March 1995 and Vice President - Operations in February 1996. From December 1988 to October 1994, Mr. May worked for Post-Newsweek Cable, most recently serving as General Manager of certain cable television and radio properties. From 1983 to 1988, Mr. May served as Vice President -- Area Manager for Sooner Cable Television Inc., an independent cable television company.

         Wayne M. Taylor joined Heartland in February 1996 as Vice President - Administration. From May 1989 to February 1996, Mr. Taylor was a Group Controller at Borden, Inc. From 1972 to 1989 Mr. Taylor was employed by Frito Lay, most recently as a Group Manager-Finance.

B.   COMPENSATION OF EXECUTIVE OFFICERS.

     1997 Compensation. The following table sets forth all Cash compensation earned in fiscal year 1997 by each of the five most highly compensated officers of Heartland and to all executive officers as a group, for services rendered in all of their respective capacities in fiscal year 1997:

Name of Individual                            Capacities in which Served                 Cash Compensation
------------------                            --------------------------                 -----------------
Carroll D. McHenry              Chairman, Chief Executive Officer and President          $    360,094(1)

Marjean Henderson               Senior Vice President, Chief Financial Officer and       $     80,923(2)
                                Assistant Secretary

J. Curtis Henderson             Vice President, General Counsel and Secretary            $    138,861(3)

Randall C. May                  Vice President - Operations                              $    128,919(4)

Wayne M. Taylor                 Vice President - Administration                          $    118,965(5)

All current executive                                                                    $  1,055,670
officers as a group
(seven persons)

----------

(1) Mr. McHenry joined Heartland in April 1997 at an annual base salary of $300,000. The compensation listed in the above table includes base salary of $205,768, and 1997 performance bonus of $154,326. Mr. McHenry also received a signing bonus of $50,000 and a relocation expense payment of $53,347 in connection with his hiring in April 1997.

(2) Ms. Henderson joined Heartland in August 1997 at an annual base salary of $180,000. The compensation listed in the above table includes a 1997 performance bonus of $20,000.

(3)  Includes base salary of $114,392 and a 1997 performance bonus of $24,469.

(4)  Includes base salary of $106,782 and a 1997 performance bonus of $22,137.

(5)  Includes base salary of $97,499 and a 1997 performance bonus of $21,466.

C.   EMPLOYMENT AGREEMENTS.

     Heartland entered into an Employment Agreement with Carroll D. McHenry for a term of three years, beginning on March 6, 1998. Under the Employment Agreement, Heartland has agreed to pay Mr. McHenry an annual base salary of not less than $300,000. On each anniversary of the effective date, the term is automatically extended for one additional year; provided, however, that either Heartland or Mr. McHenry may terminate any such one-year extension by giving notice to the other party at least 90 days before the applicable anniversary of the effective date. Additionally, if Mr. McHenry's employment is terminated by Heartland other than for cause (as defined in the Employment Agreement) or on account of Mr. McHenry's death or permanent disability, or if Mr. McHenry resigns for good reason (as defined in the Employment Agreement), then Heartland has agreed to pay Mr. McHenry a severance payment equal to his then-current annual base salary (excluding any bonuses) for the balance of the term of Employment Agreement.

     In addition, Heartland entered into Employment Agreements with Marjean Henderson, Christopher P. Dailledouze, Candice A. Farley, J. Curtis Henderson, Randall C. May and Wayne M. Taylor, effective April 8, 1998, Alex R. Padilla, effective July 13, 1998 and Frank H. Hosea, effective November 3, 1998. These officers are collectively referred to as the "Officers" and individually as an "Officer." The Employment Agreements for Ms. Henderson, Mr. Padilla, Mr. Henderson and Mr. Hosea each are for a term of two years. The Employment Agreements for Messrs. Dailledouze, May, Taylor and Ms. Farley each are for a term of one year. Under the Employment Agreements, Heartland has agreed to pay each Officer an annual base salary equal to the following: Ms. Henderson - $200,000; Mr. Padilla - $175,000; Mr. Henderson - $158,000; Mr. Hosea -
$150,000; Mr. May - $125,000; Mr. Taylor - $108,000; Ms. Farley - $96,000; and
Mr. Dailledouze - $90,000. On each anniversary of the effective date of each Employment Agreement, the term is automatically extended for one additional year; provided, however, that either Heartland or the respective Officer may terminate any such one-year extension by giving notice to the other party at least 90 days before any such anniversary of the effective date. Additionally, if an Officer's employment is terminated by Heartland other than for cause (as defined in each Employment Agreement) or on account of the Officer's death or permanent disability, or if the Officer resigns for good reason (as defined in each Employment Agreement), then Heartland is required to pay the Officer a severance payment equal to his or her then-current annual base salary (excluding any bonuses) for the balance of the term of the applicable Employment Agreement.

     None of the employment agreements discussed above provide for a bonus payment in addition to the Officer's annual base salary. The Officers are or will be eligible, independent of the employment agreements, to participate in and receive bonuses or awards under, Heartland's Performance Incentive Compensation Plan, Stock Option Plan and Employee Retention Program (except for Mr. McHenry, who is not eligible to receive a bonus under the Employee Retention Program).





D.   STOCK OPTION PLAN.

     In connection with the Plan, Heartland or Reorganized Heartland will adopt a Share Incentive Plan (the "Stock Option Plan") that is intended to provide incentives to attract, retain and motivate highly competent persons as non-employee directors, officers and key employees of, and consultants to, Reorganized Heartland by providing such persons with options ("Incentive Options") to acquire shares of New Common Stock of Reorganized Heartland. Additionally, the Stock Option Plan is intended to assist in further aligning the interests of Reorganized Heartland's directors, officers, key employees and consultants to those of its stockholders.

     The Stock Option Plan will be administered by a committee (the "Compensation Committee") appointed by the Board of Directors of Reorganized Heartland from among its members and shall be comprised, unless otherwise determined by the Board of Directors, of not less than two members who shall be
(i) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     Under the Stock Option Plan, a total of 900,000 shares of New Common Stock of Reorganized Heartland will be reserved for issuance. Approval of the Plan will also constitute approval of the Stock Option Plan. The Stock Option Plan may be adopted before the Effective Date by the Board of Directors of Heartland, but no Incentive Options will be granted before the Effective Date.

     The exercise price of Incentive Options granted as of the Effective Date will be $12.50 per share of New Common Stock. Incentive Options granted under the Stock Option Plan after the Effective Date will be exercisable at a minimum of 100% of the fair market value of the New Common Stock of Reorganized Heartland on the date of grant.

     The Incentive Options to be granted in connection with the restructuring to Mr. McHenry, Ms. Henderson and Mr. Henderson will expire seven years after the date of grant and will vest and become exercisable according to the following schedule:

         a. 33.4% will vest on the date of grant.

         b. 6.66% will vest automatically on each anniversary of the date of grant for five years after the date of grant (totaling 33.3% after such five years).

         c. Up to 33.3% will vest upon the attainment of certain average stock price performance objectives set by the Board of Directors and/or the Compensation Committee (such portion referred to as the "Senior Executive Contingent Portion"). If the average closing sales price of the New Common Stock equals or exceeds the target amount set forth below for any 20 consecutive trading days during the period indicated the percentage of the Senior Executive Contingent Portion set forth opposite such target amount will vest on such 20th trading day:


                                                                                        Percentage of Senior
                                                              Per Share                 Executive Contingent
         Measurement Period                                   Stock Price               Portion Vesting
         ------------------                                   -----------               ---------------

Date of grant until first anniversary                         $16.50                              20%
Date of grant until second anniversary                        $20.80                              40%
Date of grant until third anniversary                         $25.00                              60%
Date of grant until fourth anniversary                        $28.61                              80%
Date of grant until fifth anniversary                         $31.10                             100%

     The Incentive Options to be granted in connection with the restructuring to other key employees of Heartland will expire seven years after the date of grant and will vest and become exercisable according to the following schedule:

         a. 10% will vest automatically on each anniversary of the date of grant for five years after the date of grant (totaling 50% after such five years).

         b. Up to 50% will vest upon the attainment of certain average stock price performance objectives set by the Board of Directors and/or the Compensation Committee (such portion referred to as the "Key Employee Contingent Portion"). If the average closing sales price of the New Common Stock equals or exceeds the target amount set forth below for any 20 consecutive trading days during the period indicated, the percentage of the Key Employee Contingent Portion set forth opposite such target amount will vest on such 20th trading day:

                                                                                        Percentage of Key
                                                              Per Share                 Employee Contingent
         Measurement Period                                   Stock Price               Portion Vesting
         ------------------                                   -----------               ---------------

Date of grant until first anniversary                         $16.50                              20%
Date of grant until second anniversary                        $20.80                              40%
Date of grant until third anniversary                         $25.00                              60%
Date of grant until fourth anniversary                        $28.61                              80%
Date of grant until fifth anniversary                         $31.10                             100%

     Each non-employee director of Heartland who is serving on the Board of Directors as of the Effective Date will be granted (i) on the Effective Date, an Incentive Option to acquire 2,000 shares of New Common Stock, and (ii) on each of the first five anniversaries of the Effective Date (so long as such non-employee director is still serving on the Board of Directors on such date), an Incentive Option to acquire 1,000 shares of New Common Stock. All of the Incentive Options granted to non-employee directors under the Stock Option Plan will expire on the seventh anniversary of the date of grant and will vest only upon attainment of the following average stock price performance objectives. If the average closing sales price of the New Common Stock equals or exceeds the target amount set forth below for any 20 consecutive trading days during the period indicated the percentage of Incentive Options set forth opposite such target amount will vest on such 20th trading day:


                                                              Per Share
         Measurement Period                                   Stock Price               Percentage Vesting
         ------------------                                   -----------               ------------------

         Date of grant until first anniversary                $16.50                             20%
         Date of grant until second anniversary               $20.80                             40%
         Date of grant until third anniversary                $25.00                             60%
         Date of grant until fourth anniversary               $28.61                             80%
         Date of grant until fifth anniversary                $31.10                             100%

     The Incentive Options will immediately vest and become exercisable upon a Change in Control. A "Change in Control" will be deemed to have occurred upon any of the following events:

         (i) Any "person" (as such term is used Section 13(d) and 14(d)(2) of the Exchange Act but excluding any employee benefit plan of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's outstanding securities then entitled ordinarily (and apart from rights accruing under special circumstances) to vote for the election of directors;

         (ii) During any period of two (2) consecutive years, the individuals who at the beginning of such period constitute Reorganized Heartland's Board of Directors or any individuals who would be "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority thereof;

         (iii) Reorganized Heartland's Stockholders shall approve a sale of all or substantially all of the assets of Reorganized Heartland; or

         (iv) Reorganized Heartland's Stockholders shall approve any merger, consolidation, or like business combination or reorganization of Reorganized Heartland, the consummation of which would result in the occurrence of any event described in clauses (i) or (ii) above, and such transaction shall have been consummated.

     "Continuing Directors" shall mean (x) the directors of the Company in office on the Effective Date and (y) any successor to any such director and any additional director who after the Effective Date was nominated or selected by a majority of the Continuing Directors in office at the time of his or her nomination or selection.

     The Compensation Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Incentive Option outstanding under the Stock Option Plan shall terminate within a specified number of days after notice to the holder, and such holder shall receive with respect to each share of New Common Stock that is subject to an Incentive Option an amount equal to the excess of the fair market value of such share of New Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Incentive Option; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in combination thereof, as the Compensation Committee, in its discretion, shall determine. The provisions contained in the preceding sentence shall be inapplicable to an Incentive Option or other benefit granted within six months before the occurrence of a Change in Control if the holder of such option or other benefit is subject to the reporting requirements of section 16(a) of the Exchange Act and no exception from liability under section 16(b) of the Exchange Act is otherwise available to such holder.

     In addition, if any of the senior executives, key employees or directors who are receiving Incentive Options on the Effective Date are still employed by or serving on the Board of Directors of Reorganized Heartland on the date which is 30 days immediately prior to the seventh anniversary of the date of grant, the unvested portion, if any, of the Incentive Options held by such person will immediately vest and become exercisable on such date.

E.   OTHER COMPENSATION PLANS.

     Performance Incentive Compensation Plan

     Effective January 1, 1998, Heartland adopted a Performance Incentive Compensation Plan (the "ICP"). The ICP provides incentive compensation opportunities to Heartland's executive officers and other key employees based solely on achievement of predetermined financial goals (such as consolidated earnings before interest, taxes, depreciation and amortization ("EBITDA")) as well as quantitative individual objectives, such as improvements in churn, collections and service calls. Not more than 50% of a target award may be based on individual objectives. Under the ICP, target awards for the Chief Executive Officer may range from 25% to 75% of his or her annual salary, and between 12.5% and 52.5% of other executive officers' salaries. ICP bonuses are in addition to any amounts paid under the Employee Retention Program described below.

     Employee Retention Program

     Effective April 8, 1998, the Board approved an employee retention program (the "ERP") for executive officers and other key employees as designated by the Chief Executive Officer. Under the ERP, the Board authorized Heartland to offer a retention bonus of between 15% and 25% of a participant's annual base salary if such individual remained in Heartland's employment through April 30, 1999.

F.   POST-EFFECTIVE DATE SECURITY OWNERSHIP OF CERTAIN OWNERS.

     The following table sets forth those entities which, to the knowledge of the Debtor based upon Heartland's analysis of the holdings of Old Senior Notes as of November 18, 1998, will own beneficially more than five percent of the New Common Stock as of the Effective Date.

         Name of Owner                      Estimated Percentage of Ownership
         -------------                      ---------------------------------

         Quad-C, Inc. (2)                                     19.28%
         Quaker Capital Management Corporation                16.04%
         The Mainstay Funds, on behalf of its
            High Yield Corporate Bond Fund Series             10.42%
         Northstar Investment Management Corporation           8.00%
         Aspen Partners, L.P.                                  6.27%

     A number of parties may actively trade in claims during the Chapter 11 Case. It is possible that certain of these parties may beneficially acquire more than five percent of the New Common Stock following distributions under the Plan. See Section X.A.1., "Certain Risk Factors To Be Considered -- Overall Risk To Recovery By Holders of Claims -- Significant Holders."

            VIII APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS TO THE NEW COMMON STOCK TO BE DISTRIBUTED UNDER THE PLAN

A.   SECTION 1145 OF THE BANKRUPTCY CODE.

     In reliance upon an exemption from the registration requirements of the Securities Act and state securities and "blue sky" laws afforded by section 1145 of the Bankruptcy Code, the New Common Stock and/or New Warrants to be issued on the Effective Date to holders of Allowed Claims in Classes 3, 4, 7 and 8 and to holders of Allowed Equity Interests in Class 9 pursuant to the Plan, will not require registration under the Securities Act or any state securities or "blue sky" laws. Accordingly, shares of New Common Stock issued to holders of Allowed Claims in such Classes pursuant to the Plan may be resold by any holder without registration under the Securities Act or other Federal securities laws pursuant to the exemption provided by section 4(1) of the Securities Act, unless the holder is an "underwriter" with respect to such securities, as that term is defined in the Bankruptcy Code (a "Statutory Underwriter"). In addition, such securities generally may be resold by the recipients thereof without registration on the state level pursuant to various exemptions provided by the respective laws of the several states. However, recipients of securities issued to holders of Allowed Claims and Allowed Equity Interests under the Plan are advised to consult with their own counsel as to the availability of any such exemption from registration under Federal or state law in any given instance and as to any applicable requirements or conditions to the availability thereof.


----------
(2) On behalf of itself certain affiliated or related persons and entities. Quad-C, Inc. and such related persons and entities expressly reserve the right to disclaim beneficial ownership of the New Common Stock under the Securities Act and the Exchange Act.

     Section 1145(b) of the Bankruptcy Code defines a Statutory Underwriter for purposes of the Securities Act as one who (i) purchases a claim with a view to distribution of any security to be received in exchange for the claim, (ii) offers to sell securities issued under a plan for the holders of such securities, (iii) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution of such securities or (iv) is a controlling person of the issuer of the securities, in this case, Reorganized Heartland.

     Entities deemed to be Statutory Underwriters may be able to sell securities without registration pursuant to the provisions of Rule 144 under the Securities Act which, in effect, permit the public sale of securities received pursuant to the Plan by Statutory Underwriters subject to the availability of public information concerning Reorganized Heartland, volume limitations, holding periods and certain other conditions. Entities who believe they may be Statutory Underwriters under the definition contained in section 1145 of the Bankruptcy Code are advised to consult their own counsel with respect to the availability of the exemption provided by such Rule.

     Pursuant to the Plan, certificates evidencing shares of New Common Stock received by holders of New Common Stock who may be "affiliates" or "underwriters" under the Securities Act (as determined in the reasonable discretion of the Board of Directors of Reorganized Heartland) will bear a legend substantially in the form below:

                  THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS HEARTLAND RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

B.   REGISTRATION RIGHTS

     Reorganized Heartland and certain holders of shares of New Common Stock will enter into a Registration Rights Agreement (the "Registration Rights Agreement") on or before the Effective Date. Pursuant to the Registration Rights Agreement, Reorganized Heartland will, at its cost, file with the Securities and Exchange Commission ("SEC") as promptly as commercially practicable on or before the Effective Date, or such later time as may be agreed with a Creditors' Committee Majority, a registration statement (the "Shelf Registration Statement") on an appropriate form under the Securities Act relating to the Registrable Securities. Reorganized Heartland will use commercially reasonable efforts to cause the registration statement to be declared effective by the SEC as soon as practicable after filing with the SEC.

     Under the Registration Rights Agreement, "Registrable Securities" means the New Common Stock, and shares of New Common Stock of Reorganized Heartland issuable on exercise of New Warrants ("Warrant Shares") and any other securities issued or issuable with respect to such New Common Stock or Warrant Shares by way or dividend or stock split or in connection with any combination of shares of New Common Stock or Warrant Shares, or recapitalization, exchange, merger, consolidation or reorganization; provided, that any Registrable Security shall cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the SEC and it has been disposed of pursuant to such effective registration statement, (ii) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act are met or (iii) (x) it has been otherwise transferred, (y) Reorganized Heartland has delivered a new certificate or other evidence of ownership for it not bearing a legend restricting further transfer and (z) it may be resold without subsequent registration under the Securities Act.

     Reorganized Heartland will use its best efforts to keep the Shelf Registration Statement effective for three years from the date of its effectiveness, subject to extension to accommodate suspensions of availability of use of the Shelf Registration Statement for post-effective amendments.

     The Registration Rights Agreement contains certain other provisions applicable to the Shelf Registration Statement. Reorganized Heartland is required to pay specified expenses in connection with the Shelf Registration Statement and is required to indemnify certain selling stockholders against certain liabilities, including liabilities under the Securities Act. The Registration Rights Agreement shall be in substantially the form annexed to the Plan as Exhibit 3.

                           IX. REORGANIZATION VALUES

     The Debtor has been advised by WP&Co. with respect to the value of Reorganized Heartland. The reorganization value of Reorganized Heartland before distributions of Cash in the Plan was calculated for purposes of the Plan by Heartland, based on advice from WP&Co., to be approximately $135 million to $185 million as of an assumed Effective Date of March 31, 1999. Such assumed reorganization value represents the range of values prepared by WP&Co. during November 1998 in respect of the business and assets of Reorganized Heartland. Based upon the assumed reorganization value of Reorganized Heartland and giving effect to distributions under the Plan, the Debtor has employed an assumed range of equity values for Reorganized Heartland of approximately $119 million to $169 million or approximately $11.90 per share to $16.90 per share of New Common Stock based upon a distribution of approximately 10 million shares of New Common Stock estimated by Reorganized Debtor on the Effective Date to be issued to the holders of Claims under the Plan and 900,000 shares reserved for issuance under the Stock Option Plan. Based upon the assumed reorganization value of Reorganized Heartland and giving effect to distributions under the Plan, and using the Black-Scholes pricing model, which is a common valuation methodology, the Debtor has employed an assumed value of the New Warrants of $7 million or approximately $6.36 per New Warrant. The foregoing valuations are based on a number of assumptions, including a successful reorganization of Debtor's business and finances in a timely manner, the achievement of the forecasts reflected in the financial projections, the availability of certain tax attributes, the continuation of current market conditions through the Effective Date, and the Plan becoming effective in accordance with its terms.

     Estimates of value do not purport to be appraisals or necessarily reflect the values which may be realized if assets are sold. The estimates of value represent hypothetical reorganization values of Reorganized Heartland as the continuing owner and operator of its business and assets. Such estimates reflect computations of the estimated reorganization value of Reorganized Heartland through the application of various valuation techniques and do not purport to reflect or constitute appraisals, liquidation values or estimates of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different than the amounts set forth herein. The value of an operating business such as Heartland's is subject to uncertainties and contingencies which are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business. AS A RESULT, THE ESTIMATE OF THE RANGE OF REORGANIZATION VALUES SET FORTH HEREIN IS NOT NECESSARILY INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH THEREIN. BECAUSE SUCH ESTIMATE IS INHERENTLY SUBJECT TO UNCERTAINTIES, NEITHER HEARTLAND, WP&CO. NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR ITS ACCURACY. IN ADDITION, THE VALUATION OF NEWLY-ISSUED SECURITIES SUCH AS THE NEW COMMON STOCK IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities holdings of prepetition creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors which generally influence the prices of securities. It should be noted that there is presently no trading market for the New Common Stock and there can be no assurance that such a trading market will develop.

     WP&Co. has undertaken its valuation analysis for purposes of determining the value available to distribute to creditors pursuant to the Plan and analyzing relative recoveries to creditors thereunder. The analysis is based on the projections as well as current market conditions and statistics. The values were prepared as of November 8, 1998. WP&Co. used the comparable public company, discounted cash flow, comparable acquisition and liquidation methodologies to value Heartland's business. These valuation techniques reflect both the market's current view of Heartland's value as well as a longer-term focus on the intrinsic value of the cash flow projections in the Business Plan. The overall range for the reorganization value of Reorganized Heartland's business after Cash distributions in the Plan is from $135 million to $185 million with an assumed reorganization value of $160 million.

         In preparing a range of the estimated reorganization value of Reorganized Debtor, WP&Co. (i) reviewed certain historical financial information of Heartland for recent years and interim periods, (ii) reviewed certain internal financial and operating data of Heartland including financial projections provided by management relating to its business and prospects, (iii) met with certain members of senior management of Heartland to discuss operations and future prospects, (iv) reviewed publicly available financial data and considered the market values of public companies deemed generally comparable to the operating business of Heartland, (v) considered certain economic and industry information relevant to the operating business, and conducted such other analyses as WP&Co. deemed appropriate. Although WP&Co. conducted a review and analysis of Heartland's business, operating assets and liabilities and business plans, WP&Co. assumed and relied on the accuracy and completeness of all (i) financial and other information furnished to it by Heartland and by other firms retained by Heartland and (ii) publicly available information. In addition, WP&Co. did not independently verify management's projections in connection with such valuation and no independent evaluations or appraisals of the Debtor's assets were sought or were obtained in connection therewith.

METHODOLOGY

     In preparing its valuation, WP&Co. performed a variety of analyses and considered a variety of factors. The following summary of the analyses and factors does not purport to be a complete description of the analyses and factors considered.

     In determining Heartland's indicated enterprise value range, WP&Co. placed various weights on each of the analyses and factors and made judgements as to the significance and relevance of each analysis and factor. WP&Co. did not consider any one analysis or factor to the exclusion of any other analysis or factor. Accordingly, WP&Co. believes that its valuations must be considered as a whole and that selecting portions of its analyses, without considering all such analyses, could create a misleading or incomplete view of the processes underlying the preparation of its findings and conclusions. In its analyses, WP&Co. made numerous assumptions with respect to Heartland, industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond Heartland's control. In addition, analyses relating to the value of the business or securities do not purport to be appraisals or to reflect the prices at which such business or securities will trade.

     WP&Co. has employed several generally accepted valuation techniques in estimating Heartland's enterprise value. The three methodologies on which WP&Co. primarily relied are: comparable public company analysis, discounted cash flow analysis and comparable acquisition analysis.

COMPARABLE PUBLIC COMPANY ANALYSIS

     In a comparable public company analysis, a subject company is valued by comparing it with publicly-held companies in reasonably similar lines of business. The comparable public companies are chosen based on, among other attributes, their similarity to the subject company's size, profitability, market presence, geographical concentration and leverage. The price that an investor is willing to pay in the public markets for each company's publicly traded securities represents Heartland's current and future prospects as well as the rate of return required on the investment.

     After analyzing Heartland, a selected list of comparable companies was compiled from various sources, including discussions with management. In this analysis, the following five comparable companies were chosen: American Telecasting, Inc., CAI Wireless Systems, Inc., CS Wireless, People's Choice T.V. Corp. and Wireless One. Publicly-held corporations differ in terms of markets, size, financial structure, organization and corporate strategies; however, these companies were deemed to be the most comparable to Heartland.

     The analytical work performed included, among other things, a detailed financial comparison of each company's income statement, balance sheet and cash flow statement. Each company's performance, profitability, market presence, leverage and business strategy were examined. Based on certain analyses, numerous financial multiples and ratios were developed to measure each company's valuation and relative performance. One specific analysis entailed comparing the enterprise value (defined as market value of equity plus debt minus excess Cash) for each of the comparable public companies to its gross line of sight households. This multiple was then applied to Heartland to determine its implied enterprise value.

     The comparable public company analysis produces a "minority" valuation which is generally lower than the control valuations of the discounted cash flow and comparable acquisition approaches.

DISCOUNTED CASH FLOW ("DCF") ANALYSIS

     The second common valuation methodology which was used to determine the enterprise value of Heartland was the discounted cash flow. The discounted cash flow represents the present value of unlevered, after-tax cash flows to all providers of capital using an appropriate discount rate. The DCF approach takes into account the projected operating strategy of Heartland by using company projections as the basis for the financial model. The underlying concept of the DCF approach is that debt-free, after-tax cash flows are estimated for a projection period and a terminal value is estimated to determine the going concern value of Heartland from the end of the projection period forward. These cash flows are then discounted at a appropriate weighted average cost of capital determined by calculating the average cost of debt and equity for the other participants throughout the industry.

     Heartland's projections, as shown in this Disclosure Statement, reflect significant assumptions made by Heartland's management concerning anticipated results. The assumptions and judgments used in the projections may or may not prove correct, and there can be no assurance that projected results are attainable or will be realized. Actual future results may vary significantly from the forecasts. WP&Co. cannot and does not make any representations or warranties as to the accuracy or completeness of Heartland's projections.

COMPARABLE ACQUISITION ANALYSIS

     The comparable acquisition analysis was the third valuation methodology used to determine an enterprise value for Heartland. This approach entails calculating multiples based upon the purchase price (including any debt assumed and equity purchased) of mergers and acquisitions activity of similar companies to Heartland. These multiples are then applied to the subject company to determine the implied enterprise value. Unlike the comparable public company analysis, the valuation in this methodology includes a "control" premium, which represents the purchase of the majority of a company's assets. As a result, this approach generally produces higher valuations than the comparable public company methodology.

     WP&Co. evaluated certain transactions in the wireless cable industry between 1996 and 1998. The seven transactions that WP&Co. considered are:
Bellsouth's acquisition of wireless cable systems in New Orleans, Atlanta and other Georgia markets, Miami and other Florida markets; People's Choice TV Corp.'s acquisition of wireless cable channel rights in Salt Lake City and other Utah markets; and CS Wireless' acquisition of wireless cable channel rights in Kansas City.

     THE VALUATIONS REPRESENT THE DEBTOR'S ESTIMATED REORGANIZATION VALUES AND DO NOT NECESSARILY REFLECT VALUES THAT

COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE EQUITY VALUE ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET TRADING VALUE. SUCH TRADING VALUE, IF ANY, MAY BE MATERIALLY DIFFERENT FROM THE REORGANIZATION EQUITY VALUE RANGES ASSOCIATED WITH THE VALUATION ANALYSIS.



                    X. CERTAIN RISK FACTORS TO BE CONSIDERED

     HOLDERS OF CLAIMS AGAINST THE DEBTOR SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

A.   OVERALL RISK TO RECOVERY BY HOLDERS OF CLAIMS.

     The ultimate recoveries under the Plan to holders of Claims (other than those holders who are paid in Cash under the Plan) depend upon the realizable value of the New Common Stock. The securities to be issued pursuant to the Plan are subject to a number of material risks, including, but not limited to, those specified below. The factors specified below assume that the Plan is approved by the Bankruptcy Court and that the Effective Date occurs on or about April 1, 1999. Prior to voting on the Plan, each holder of a Claim should carefully consider the risk factors specified or referred to below, including the Exhibits annexed hereto, as well as all of the information contained in the Plan.

     1.  SIGNIFICANT HOLDERS.

         Upon the consummation of the Plan, certain holders of Claims will receive distributions of shares of the New Common Stock representing in excess of five percent of the outstanding shares of the New Common Stock. See Section VII.F., "Management of Reorganized Debtor -- Post-Effective Date Security Ownership of Certain Owners." If holders of significant numbers of shares of New Common Stock were to act as a group, such holders may be in a position to control the outcome of actions requiring stockholder approval, including the election of directors. This concentration of ownership could also facilitate or hinder a negotiated change of control of Reorganized Heartland and, consequently, impact upon the value of the New Common Stock.

         Further, the possibility that one or more of the holders of significant numbers of shares of New Common Stock may determine to sell all or a large portion of their shares of New Common Stock in a short period of time may adversely affect the market price of the New Common Stock.

     2.  LACK OF ESTABLISHED MARKET FOR NEW COMMON STOCK.

         Reorganized Heartland will use reasonable commercial efforts to file an application for the New Common Stock to be included for quotation in the NASDAQ National

Market System and to comply with applicable state securities and "blue sky" laws. There can be no assurance that an application will be approved.

         The New Common Stock will be issued to pre-Petition Date creditors, some of whom may prefer to liquidate their investment rather than to hold it on a long-term basis. There is currently no trading market for the New Common Stock (such as The Nasdaq Stock Market or a national or regional stock exchange) nor is it known whether or when one would develop. There can be no assurance that an active market will develop therefor. Further, there can be no assurance to the degree of price volatility in any such particular market. While the Plan was developed based on an assumed reorganization value of $14.41 per share of the New Common Stock, such valuation is not an estimate of the price at which the New Common Stock may trade in the market. The Debtor has not attempted to make any such estimate in connection with the development of the Plan. No assurance can be given as to the market prices that will prevail following the Effective Date.

     3.  DIVIDEND POLICIES.

         Reorganized Heartland does not anticipate paying any dividends on the New Common Stock in the foreseeable future. In addition, the covenants in any future financing facility to which Reorganized Heartland may be a party may limit the ability of Reorganized Heartland to pay dividends. Certain institutional investors may only invest in dividend-paying equity securities or may operate under other restrictions which may prohibit or limit their ability to invest in New Common Stock.

     4.  PREFERRED STOCK.

         Until such time (if any) as the Board of Directors of Reorganized Heartland determines that Reorganized Heartland should issue Preferred Stock and establishes the respective rights of the holders of one or more series thereof, it is not possible to state the actual effect of authorization of the Preferred Stock upon the right of holders of New Common Stock. The effects of such issuance could include, however: (i) reduction of the amount of Cash otherwise available for payment of dividends on New Common Stock if dividends are also payable on the Preferred Stock, (ii) restrictions on dividends on New Common Stock if dividends on the Preferred Stock are in arrears, (iii) dilution of the voting power of New Common Stock (if the Preferred Stock has voting rights (including, without limitation, votes pertaining to the removal of directors)) and (iv) restriction of the rights of holders of New Common Stock to share in Reorganized Heartland's assets upon liquidation until satisfaction of any liquidation preference granted to the holders of Preferred Stock. In addition, so called "blank check" preferred stock (such as the Preferred Stock) may be viewed as having possible anti-takeover effects, if it were used to make a third party's attempt to gain control of Reorganized Heartland more difficult, time consuming or costly.

         Heartland has no current plans pursuant to which Preferred Stock would be issued as an anti-takeover device or otherwise.

     5.  PROJECTED FINANCIAL INFORMATION.

         The Projected Financial Information included in this Disclosure Statement is dependent upon the successful implementation of the Business Plan and the validity of the other assumptions contained therein. These projections reflect numerous assumptions, including confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of Heartland's subscription video and other businesses, certain assumptions with respect to competitors of Heartland's general business and economic conditions and other matters, many of which are beyond the control of Heartland. In addition, unanticipated events and circumstances occurring subsequent to the preparation of the projections may affect the actual financial results of Heartland. Although Heartland believes that the projections are reasonably attainable, some or all of the estimates will vary and variations between the actual financial results and those projected may be material.

         THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS ("AICPA") OR THE FINANCIAL ACCOUNTING STANDARDS BOARD ("FASB"). FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN AUDITED OR REVIEWED BY HEARTLAND'S INDEPENDENT ACCOUNTANTS. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS ARE BASED UPON A VARIETY OF ESTIMATES AND ASSUMPTIONS, WHICH, ALTHOUGH DEVELOPED AND CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED AND ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF REORGANIZED HEARTLAND AND ITS MANAGEMENT. CONSEQUENTLY, THE PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY HEARTLAND, OR ANY OTHER PERSON, AS TO THE ACCURACY OF THE PROJECTIONS OR THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS.

     6.  BUSINESS FACTORS AND COMPETITIVE CONDITIONS.

         a. Subscription Video Competition.

         The subscription television business is highly competitive, and includes many operators with significantly greater resources and channel capacity than Heartland. Heartland's principal subscription video competitors in each market are traditional hard-wire or franchised cable operators, direct to home ("DTH") satellite providers including direct broadcast satellite ("DBS"), and private cable ("SMATV") operators. According to a report issued by the FCC in January 1998, approximately 73.6 million households subscribed to multichannel video programming distribution ("MVPD") services as of June 1997. According to the report, Heartland's primary competitors had the following market share at such time: traditional hard-wire cable systems - 87%; DTH/DBS - 9.8%; and SMATV - 1.6%. Wireless cable or MMDS service providers had a 1.5% share of national MVPD subscribers.

         In addition to the above services, premium movie services offered by Heartland also have encountered significant competition from the video cassette industry, which provides feature films similar to those distributed by Heartland on premium channels and through pay-per-view services. The FCC estimates that 88% of U.S. television households have a video cassette recorder. Finally, local off-air VHF/UHF broadcast television stations (such as ABC, NBC, CBS and Fox) continue to be a primary source of video programming for the public, and the FCC estimates that 23% of all television households receive television programming entirely through off-air reception.

         b. Subscription Video Technologies.

         New and advanced technologies for the subscription television industry, such as digital compression, fiber optic networks, DBS transmission, video dialtone, and LMDS are in various stages of development of commercial deployment. These technologies are being developed and supported by entities, such as hard-wire cable companies and Regional Bell Operating Companies ("RBOCs"), that have significantly greater financial and other resources that Heartland. These new technologies could have a material adverse effect on the demand for MMDS subscription television services. There can be no assurance that Heartland will be able to compete successfully with existing competitors or new entrants in the market for subscription television services.

         c. High Speed Data/Internet Competition.

         To the extent that Heartland enters the Internet access market to provide a retail Internet access market to business and/or MDU customers, Heartland will experience competition from multiple service providers, including traditional ISPs, inter-exchange carriers, local telephone companies and hard-wire cable television companies.

         The competition for Internet access service to small to mid-size businesses generally falls into three categories: national, regional and local competitors. National competitors include inter-exchange carriers such as AT&T, MCI and Sprint, and national ISPs such as Digex, PSINet and UUNet. The services offered by national competitors generally range from dial-up 14.4 bps to a dedicated DS-3 (45 mbps) connection. Some competitors have added Asynchronous Digital Subscriber Lines ("ADSL") to their service offering. ADSL can achieve higher data speeds over existing copper wire infrastructure (1.5 mbps to 8.4 mbps) than previously possible. Regional competitors include RBOCs and regional ISPs that generally offer services that range from dial-up 14.4 kbps to dedicated T-I (1.5 mbps) connections. Local competitors include local exchange carriers, multi-system hard-wire cable operators and local ISPs. The services offered by local competitors generally range from dial-up 14.4 kbps to a dedicated T-I connection. Local providers generally aggregate or over-subscribe local traffic onto access lines which are connected to a regional or national provider. Accordingly, these local providers typically target consumers, as opposed to businesses.

         Heartland also will face intense competition from other providers of data and telephony transmission services if Heartland implements, on a commercial basis, such services. Such competition is increased due to the fact that MMDS spectrum has not traditionally been utilized to deliver such alternative services, and consumer acceptance of such services delivered via MMDS technology is unknown at this time. Many of the existing providers of data transmission and telephony services, such as long distance and regional telephone companies, have significantly greater financial and other resources that Heartland. In addition, there can be no assurance that there will be consumer demand for alternative uses of the MMDS spectrum such as data transmission, including Internet access services, and telephony delivery services, that Heartland will be able to compete successfully against other providers of such services, or that Heartland will be able to achieve profitability from such services in future years.

         d. Dependence on Channel Leases and Licenses; Need for License Extensions.

         Heartland is dependent upon leases of transmission capacity from various third-party license holders for much of its channel rights. MMDS and ITFS licenses generally are granted for a term of ten years and are subject to renewal by the FCC. FCC licenses also specify construction deadlines which, if not met, could result in the loss of the license. Requests for additional time to construct a channel may be filed and are subject to review pursuant to FCC rules. Certain of Heartland's MMDS and ITFS channel rights are subject to pending extension requests and it is anticipated that additional extensions will be required. There can be no assurance that the FCC will grant any particular extension request or license renewal request.

         Heartland's channel leases typically cover four ITFS channels and/or one to four MMDs channels each. Under the rules of the FCC, the term of leases for ITFS channels, which generally constitute 20 of the 33 available wireless channels within any major wireless cable market, may not exceed 10 years. Heartland leases the majority of its wireless cable channels. The terms of such leases typically expire five to 10 years from the license grant date, ranging from years 1998 to 2007. The majority of such leases provide for (i) an automatic renewal (or renewal upon notice) of the lease of five to 10 years if such automatic renewals are then permitted by the FCC, (ii) a right of first refusal to purchase the channels after the expiration of the lease if FCC rules and regulations so permit, and/or (iii) an agreement to negotiate a lease renewal in good faith. Although Heartland does not believe that the termination of or failure to renew a single channel lease would adversely affect the company, several of such terminations or failures in one or more markets could have a material adverse effect on the company.

         All ITFS and MMDS channel leases are dependent upon the continued validity of the corresponding FCC license. Heartland anticipates that upon the expiration of the current license terms, all such FCC licenses will be renewed following completion of the FCC review process, although there is no assurance that the FCC will grant these renewal applications. The termination of or failure to renew a channel license or lease (due to a breach by Heartland or its lessor, cancellation of the license held by a third party lessor for failure to timely construct an authorized station), could result in Heartland being unable to deliver services on such channel(s) unless it were able to lease excess capacity from a successor license holder. Such a termination or failure in a market which Heartland actively serves could have a material adverse effect on Reorganized Heartland and its operations.

         e. New Business Strategy.

         Providing high-speed data and telephone services over MMDS spectrum is a new and untested business strategy. Accordingly, Reorganized Heartland will face a number of the difficulties and uncertainties generally associated with new businesses, such as lack of consumer acceptance, difficulty in obtaining financing, increasing competition, advances in competing technologies and changes in laws and regulations. Additionally, although equipment for high-speed two-way data and voice transmissions is being tested, this equipment is not yet commercially available.



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

         f. FCC Approval; Transfer of Control Applications.

         The FCC is required to grant prior approval of any assignment or transfer of control involving an entity that holds an FCC license. Because the restructuring of Heartland's capital structure contemplated by the Plan involves the transfer of ownership of more than 50% of Heartland's voting securities, Heartland will be required to file "long form" transfer of control applications (the "FCC Applications") requesting FCC approval of the transfer of the BTA authorizations and channel licenses held directly or indirectly by Heartland. Heartland filed the FCC Applications on December 14, 1998.

         Once the FCC Applications are filed and accepted for filing by the FCC, there is a 30-day public notice period, during which time interested parties may file comments on or petitions to deny the FCC Applications. During the approval process, the FCC will examine the FCC Applications to determine, among other things, whether the prospective owners of the licensed entity are qualified to hold an attributable interest or control the authorizations at issue. During this process, the FCC will place particular emphasis on determining the existence of any issues relating to alien ownership and cable cross-ownership. Generally, long form applications are granted within two to three months of filing. Because of the inherent uncertainties in the application process (e.g., a challenge to the FCC Applications and composition of ownership of voting securities), there can be no assurance that the FCC Applications will be granted within two to three months of their filing or at all.

         g. BTA Authorizations; Repayment of Bidding Credit and BTA Notes.

         Heartland acquired authorizations for 93 BTAs in the FCC's auction that concluded in March 1996 at a cost of approximately $19.8 million, including the Bidding Credit discussed below. See Section III.A.3, "General Information--Description and History of Business -- Significant Indebtedness -- Other Notes Payable." In the auction, Heartland qualified as a "small business" under the FCC's regulations and therefore was entitled to (a) receive a bidding credit ("Bidding Credit") of 15% of the total cost of the BTAs, and (b) finance the payment for the BTAs under 10-year installment promissory notes with 9% annual interest (the "BTA Notes"). The total Bidding Credit was approximately $3.5 million. The transfer of control resulting from the restructuring of Heartland's capital structure under the Plan will require Heartland to demonstrate to the FCC that Reorganized Heartland also will qualify as a "small business" in order to preserve Heartland's Bidding Credit and installment payment benefits. If Reorganized Heartland does not qualify as a small business, the FCC will require as a condition of its approval of the transfer of the BTA authorizations that Reorganized Heartland (a) reimburse the FCC for up to 75% of the Bidding Credit plus interest, and (b) make full payment of all unpaid principal and interest accrued under the BTA Notes as of the date of the transfer of control.

         Applicable FCC regulations define a small business as an entity that together with its affiliates has average annual gross revenues that are not more than $40 million for the preceding three calendar years, excluding increases in gross revenues that result from operations, business development and expanded service. An entity would be considered an "affiliate" of Reorganized Heartland if it (a) directly or indirectly controls or has the power to


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

control Reorganized Heartland, (b) is directly or indirectly controlled by Reorganized Heartland, (c) is directly or indirectly controlled by a third party or parties that also controls or has the power to control Reorganized Heartland, or (d) has an identity of interest with Reorganized Heartland that is sufficient to constitute control. In determining the issue of control, the FCC will examine, among other things, voting stock and other securities ownership (50% of voting securities is deemed to constitute control), occupancy of director, officer or key employee positions, contractual relationships such as voting trusts or voting agreements and the identity of interests between and among persons, such as members of the same family and persons with common investments. If an entity is deemed to be an "affiliate" of Reorganized Heartland, the average annual gross revenues of such entity will be aggregated with those of Heartland in determining whether the $40 million threshold is exceeded.

         Heartland currently expects that ownership of the New Common Stock will be dispersed among a sufficient number of separate and independent entities to prevent any one or more entities from being deemed to "control" Heartland under FCC regulations. Additionally, although the Plan contemplates that the initial Board of Directors will be appointed by the holders of the Old Senior Notes, such persons are expected to be unaffiliated with one another, subsequent members of the Board of Directors will be elected by all stockholders at annual meetings and day to day operations of the business will be run by management. Accordingly, Heartland does not believe that it will be required to aggregate the revenues of any purported "affiliate." However, Heartland is unable to predict with absolute certainty the composition of the ownership of the New Common Stock at the time of filing the applications or thereafter and accordingly, there can be no assurance that Reorganized Heartland will not be required to refund a significant amount of its Bidding Credit and pay in full the BTA Notes.

         h. Changes in Technology.

         The subscription television and telecommunications services industries in general are subject to rapid and significant changes in technology. These changes may increase competitive pressures on Reorganized Heartland or require capital investments by Reorganized Heartland (to remain competitive) in excess of its available resources. Because of the rapid and high level of technological change in the industry, the effect of technological changes on Reorganized Heartland's businesses of cannot be predicted with any certainty.

         i. Need for Additional Financing.

         Reorganized Heartland's business plan will require one or more substantial investments to finance projected capital expenditures and operating expenses for system development. These activities may be financed in whole or in part by Reorganized Heartland through debt or equity financing, secured or unsecured credit facilities, joint ventures, or other arrangements. There are no assurances, however, that the financing necessary to fund the business plan will be available on satisfactory terms and conditions, if at all. Additional debt could result in a substantial portion of Reorganized Heartland's cash flow from operations being dedicated to the payment of principal and interest on such indebtedness and may render Reorganized Heartland more vulnerable to competitive pressures and economic downturns. The failure to obtain additional financing could adversely affect the growth of Reorganized Heartland and its ability to compete successfully in the subscription television and telecommunications services industries.



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

     7.  PENDING LITIGATION.

         a. General Litigation

         In the ordinary course of its business, Heartland is party to lawsuits involving, among other things, allegations of personal injury, property damage and employment disputes. The potential exposure to Heartland from such litigation is not considered to be significant. Such a conclusion is based upon an analysis of the nature of the litigation, amounts claimed, insurance coverage and reserves reflected in Heartland's financial statements.

         b. Securities Litigation

         Heartland is a co-defendant in one shareholder action pending in federal court in the Northern District of Texas styled Coates, et al. v. Heartland Wireless Communications, Inc., et al. (3-98CV0452-D) (the "Coates Action"), and one purported class action originally filed in State District Court in Kleburg County, Texas styled Thompson, et al. v. Heartland Wireless Communications, Inc., et al. (98-371-D) (the "Thompson Action"). On December 11, 1998, Heartland removed the Thompson Action to the United States District Court for the Southern District of Texas. The Federal case number is CV-98-567. Fourteen current and former Heartland directors, officers and/or employees are defendants in a purported securities class action filed in federal court in the Northern District of Texas styled Shehadi, et al. v. David E. Webb, et al. (3-98CV2660-H) (the "Shehadi Action").

         The Coates Action consists of federal securities claims brought by two Heartland shareholders against Heartland and six individual officers and/or directors. The complaint alleges that during a period beginning on November 14, 1996 and ending on March 20, 1997, defendants allegedly misstated material facts concerning Heartland's subscriber base and allegedly omitted to disclose the need for a material write-down of accounts receivable relating to that subscriber base. The complaint asserts claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. On November 2, 1998, the court issued an opinion granting a Motion to Dismiss the complaint filed by defendants. The court granted the plaintiffs permission to replead. The plaintiffs filed an amended complaint on January 4, 1999.

         The Thompson Action involves allegations of state securities law violations, misrepresentation, and civil conspiracy claims against Heartland and three individual defendants. The Thompson Action relies on many of the same underlying factual allegations asserted in the Coates Action. The principal difference is that the Thompson Action relies on alleged misrepresentations occurring over a longer time period than the Coates Action. The purported class consists of all persons who acquired Heartland securities between November 15, 1995 and March 20, 1997. The Shehadi Action consists of federal and state securities and misrepresentation claims that rely on many of the same underlying factual allegations asserted in the Coates and Thompson Actions. The principal difference is that the Shehadi Action relies on alleged misrepresentations occurring over a longer time period than the Coates and Thompson Actions. The purported class consists of all persons who acquired Heartland securities between November 15, 1995 and August 14, 1998. Moreover, unlike the Thompson Action, the purported class is limited to individuals who purchased Heartland securities on the open market. Heartland has not been named as a defendant in this action.

         On January 14, 1999, Heartland filed a Motion for preliminary injunction staying or enjoining the continuation of the above-referenced securities actions against its current and former officers and directors pursuant to sections 362(a) and 105(a) of the Bankruptcy Code.

         c. Late Fee Litigation.

         Heartland is a party to two purported class action lawsuits filed in May 1998 and pending in State District Court in Brooks and Grayson Counties, Texas, respectively. The lawsuits are styled Garcia, et al. v. Heartland Wireless Communications, Inc. d/b/a Heartland Cable Television (98-60898-1) and Warren, et. al. v. Heartland Wireless Communications, Inc. (98-0715) (the "Late Fee Actions"). The Late Fee Actions allege that the late fees charged by Heartland are not reasonably related to the costs incurred by Heartland as a result of late payment of accounts. The plaintiffs seek to certify a class to represent all persons currently receiving cable service from Heartland or who have been charged a late fee in the past by Heartland. The plaintiffs seek a declaration that any contractual provisions for Heartland's late fees are void or usurious, and seek money damages, interest, attorneys' fees and costs.

     8.  CORPORATE LIABILITY INSURANCE

         a. Primary D&O Coverage -- National Union.

               1) Relevant Policies.

               Heartland has two primary D&O policies that are relevant to the Coates and Thompson actions: (1) National Union Fire Insurance Company of Pittsburgh, Pennsylvania ("National Union") policy number 484-92-45, which covers the period February 23, 1997 through February 23, 1998, and (2) National Union policy number 861-16-57, which covers the period February 23, 1998 through February 23, 1999. The scope of coverage, liability limits, and retention terms of the National Union policies are substantially the same.

               2) Scope of Coverage.

               The National Union policies provide both D&O and entity coverage:
Coverage A insures Heartland's directors and officers against losses arising from claims made against them during the policy period. Coverage B covers Heartland's losses arising from (i) a "securities claim" first made against the Company, and (ii) a claim first made against Heartland's directors or officers to the extent that Heartland is obligated to indemnify its directors or officers pursuant to law (common or statutory), contract, or the charter or by-laws of Heartland duly effective under such law governing indemnification rights. The policies define a "securities claim" as a claim (including a civil lawsuit or criminal proceeding brought by the SEC) alleging a violation of any law, regulation, or rule (statutory or common law) relating to (1) the purchase, sale, and/or solicitation of Heartland's stock, or (2) an action by a securities holder (whether individually, by class, or derivatively on behalf of the Company) alleging a breach of duty or other wrongful act of the insureds.

               With respect to Heartland's directors or officers, the policies cover claims arising from any breach of duty, neglect, error, misstatement, misleading statement, or omission or act by the directors or officers in their respective capacities, or any matter claimed against them solely by reason of their status as directors or officers of the Company. The policies also


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

cover claims against Heartland arising out of securities claims involving any breach of duty, neglect, error, misstatement, misleading statement, or omission or act by the Company.

               Both policies cover defense costs; however, the policies expressly disclaim any duty to defend. The policies define defense costs as reasonable and necessary fees, costs, and expenses resulting solely from the investigation, adjustment, defense, and appeal of a covered claim against Heartland and/or its officers and directors. The policies also cover punitive damages imposed on Heartland in connection with a securities claim.

         b. Liability Limits and Retention.

         The aggregate limit of liability under both policies is $10,000,000 for Coverage A and Coverage B combined (including defense costs). Thus, any claims paid under Coverage A (including defense costs) will reduce any amount available to Heartland under Coverage B.

         With respect to securities claims, the policies do not impose any retention for judgments, settlements, and defense costs for non-indemnifiable losses. The policies provide for a $500,000 retention for defense costs relating to (1) securities claims made against Heartland under Coverage B and (2) indemnifiable losses. For all other claims, the policies provide for a $250,000 retention for judgments, settlements, and defense costs that are indemnifiable.

         For claims that are subject to these retention provisions, the policies cover the amount of loss which is in excess of the retention amounts. However, with respect to a securities claim, upon (i) a determination of "no liability" for all insureds, or (ii) a dismissal or stipulation to dismiss the claim without prejudice and without the payment of any consideration by any insured, the retention is reimbursed.

         c. Excess D&O Coverage: Lloyd's and Chubb

         Heartland has two excess D&O policies applicable to the Coates and Thompson actions: (1) Lloyd's of London ("Lloyd's") policy number 501/NB97ACM1, which was in effect from February 23, 1997 through February 23, 1998, and (2) Federal Insurance Company ("Chubb") policy number 8151-43-52, which is in effect from February 23, 1998 through February 23, 1999.

               1) Lloyd's Policy.

               The Lloyd's policy provides an aggregate of $10,000,000 of excess coverage over and above the limit of the primary policy plus the applicable deductible or retention. The Lloyd's policy expressly provides excess coverage for claims made against Heartland's officers or directors.

               2) Chubb Policy.

               The Chubb policy similarly provides an aggregate of $10,000,000 of excess coverage. The policy incorporates the terms of the primary policy, and expressly provides coverage for any insured covered by the primary policy.



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

            XI. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

A.   INTRODUCTION.

     THE FOLLOWING DISCUSSION IS A SUMMARY OF CERTAIN OF THE SIGNIFICANT FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN TO THE DEBTOR AND TO HOLDERS OF CLAIMS AND EQUITY INTERESTS AND IS BASED ON THE TAX CODE, TREASURY REGULATIONS PROMULGATED AND PROPOSED THEREUNDER, JUDICIAL DECISIONS AND PUBLISHED ADMINISTRATIVE RULES AND PRONOUNCEMENTS OF THE INTERNAL REVENUE SERVICE (THE "IRS") AS IN EFFECT ON THE DATE OF THIS DISCLOSURE STATEMENT. CHANGES IN, OR NEW INTERPRETATIONS OF, SUCH RULES COULD THEREFORE SIGNIFICANTLY AFFECT THE TAX CONSEQUENCES DESCRIBED BELOW. NO RULINGS HAVE BEEN REQUESTED FROM THE IRS AND NO LEGAL OPINIONS HAVE BEEN REQUESTED FROM COUNSEL WITH RESPECT TO ANY OF THE TAX ASPECTS OF THE PLAN.

     THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE PLAN TO THE HOLDERS OF CLAIMS AND EQUITY INTERESTS MAY VARY BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER. IN ADDITION, THIS DISCUSSION DOES NOT COVER ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO THE DEBTOR OR TO HOLDERS OF ALLOWED CLAIMS OR EQUITY INTERESTS, NOR DOES THE DISCUSSION DEAL WITH TAX ISSUES PECULIAR TO CERTAIN TYPES OF TAXPAYERS (SUCH AS DEALERS IN SECURITIES, S CORPORATIONS, LIFE INSURANCE COMPANIES, FINANCIAL INSTITUTIONS, TAX EXEMPT ORGANIZATIONS AND FOREIGN TAXPAYERS). NO ASPECT OF FOREIGN, STATE, LOCAL OR ESTATE AND GIFT TAXATION IS ADDRESSED.

     THEREFORE, THE FOLLOWING SUMMARY IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM OR AN EQUITY INTEREST. HOLDERS OF A CLAIM OR AN EQUITY INTEREST ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES PECULIAR TO THEM UNDER THE PLAN.

B.   CONSEQUENCES TO HOLDERS OF CLAIMS.

     1.  HOLDERS OF ADMINISTRATIVE EXPENSE CLAIMS.

     Holders of Allowed Administrative Expense Claims generally will be paid in full in Cash in the ordinary course of business. These holders must include such amounts in their gross income in the taxable year in which such amounts are actually or constructively received by them. Amounts of income tax and employment tax will be withheld from such payments as required by law.

     2.  HOLDERS OF PRIORITY NON-TAX CLAIMS (CLASS 1).

         Except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to a different treatment of such Claim, each Allowed Priority Non-Tax Claim shall be unimpaired in accordance with section 1124 of the Bankruptcy Code and will be paid in full in Cash on the Effective Date. All Allowed Priority Non-Tax Claims which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms of such Claim. These holders must include such amounts in their gross income in the taxable year in which such amounts are actually or constructively received by them. Amounts of income tax and employment tax will be withheld from such payments as required by law.

     3.  HOLDERS OF SECURED CLAIMS (CLASS 2).

         Except to the extent that a holder of an Allowed Secured Claim agrees to a different treatment of such Claim, each Allowed Secured Claim shall be unimpaired in accordance with section 1124 of the Bankruptcy Code and will be paid in full in Cash on the Effective Date. All Allowed Secured Claims which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms of such Claim. The tax consequences of the satisfaction of an Allowed Secured Claim will depend upon the nature of such Claim. Holders of such Claims should consult their own tax advisors.

     4.  HOLDERS OF MISCELLANEOUS UNSECURED CLAIMS (CLASS 3)

         Each holder of an Allowed Miscellaneous Unsecured Claim shall receive, in full satisfaction of such Allowed Miscellaneous Unsecured Claim, New Common Stock equal to the Ratable Proportion of New Common Stock to be received by holders of Old Senior Note Claims also in Class 3 of the Plan. However, the Reorganized Debtor and a holder of an Allowed Miscellaneous Unsecured Claim may agree to other treatment, including payment in Cash, provided that such treatment shall not provide a return having a present value in excess of the present value that otherwise would be made to such holder.

         This class is comprised of holders of various Unsecured Claims not otherwise classified under the Plan and may include litigation claims (other than Bondholder Litigation Claims and Stockholder Litigation Claims) to the extent not covered by applicable insurance and Indemnity Claims for which the corporate liability insurance was insufficient to pay their claims. The tax consequences to holders of an Allowed Miscellaneous Unsecured Claim (other than an Indemnity Claim) will depend upon the origin and nature of such Claim. Holders of such Claims should consult their own tax advisors. A distribution made to a holder of an Allowed Miscellaneous Unsecured Claim relating to an Indemnity Claim is to reimburse such holder for payments it may make as a result of pending lawsuits filed against it in its capacity as officer or director of the Reorganized Debtor. Such holders should not recognize taxable income upon either the receipt of Cash or New Common Stock. If such holder receives New Common stock, its tax basis in the New Common Stock will equal the fair market value of such New Common Stock on the date of receipt.

     5. HOLDERS OF OLD SENIOR NOTE CLAIMS AND OLD CONVERTIBLE NOTE CLAIMS (CLASS 3 AND CLASS 4).

         Each holder of an Allowed Old Senior Note Claim or an Allowed Old Convertible Note Claim shall receive, in full satisfaction of such Claim, its Ratable Proportion of New Common Stock, subject to dilution by the exercise of the New Warrants, Incentive Options and, if holders of Miscellaneous Unsecured Claims are entitled to receive shares of New Common

Stock, by any such shares issued to such holders. A holder of an Allowed Old Convertible Note Claim shall receive, in addition to New Common Stock, its Ratable Proportion of New Warrants. Whether a holder of an Allowed Old Senior Note Claim or an Allowed Old Convertible Note Claim will recognize gain or loss will depend in part upon whether such exchange qualifies as a recapitalization or other "reorganization" as defined in the Tax Code, which in turn may depend upon whether the Claim exchanged is classified as a "security" for federal income tax purposes. The term "security" is not defined in the Tax Code or in the regulations. One of the most significant factors in determining whether a particular debt instrument is a security is the original term thereof. In general, the longer the term of an instrument, the greater the likelihood that it will be considered a security. As a general rule, a debt instrument having an original term of 10 years or more will be classified as a security, and a debt instrument having an original term of fewer than five years will not. Debt instruments having a term of at least five years but less than ten years are likely to be treated as securities, but may not be, depending upon their resemblance to ordinary promissory notes, whether they are publicly traded, whether the instruments are secured, whether such instruments are convertible into stock, the financial condition of the debtor at the time the debt instruments are issued and other factors.

         The Debtor believes that the Old Convertible Note Claims constitute "securities," and, while not free from doubt, the Debtor believes that the Old Senior Note Claims constitute "securities" for federal income tax purposes. Additionally, the Debtor believes that the New Common Stock and New Warrants constitute "stock or securities." Consequently, the holders of either Allowed Old Senior Note Claims or Allowed Old Convertible Note Claims should not recognize gain or loss upon the exchange of such Claims for New Common Stock and, in the case of the Allowed Old Convertible Note Claims, New Warrants. An Allowed Old Senior Note holder's basis in its New Common Stock received will be equal to such holder's basis in its Allowed Old Senior Note Claim. For a holder of an Allowed Old Convertible Note Claim, the holder's basis in such Claim shall be allocated between the New Common Stock and the New Warrants in proportion to their relative fair market values. Because the original term of the Old Senior Notes is between five and ten years, the Claims relating to such Notes may not constitute "securities" for federal income tax purposes. If these Claims are not "securities" (although the Debtor believes the contrary to be true), then a holder of an Allowed Old Senior Note Claim will recognize taxable income or loss upon satisfaction of its claim in an amount equal to the difference between (i) the fair market value of the New Common Stock received by such holder in respect of its Claim (excluding any New Common Stock received in respect of a Claim for accrued but unpaid interest), and (ii) the holder's adjusted tax basis in the Claim exchanged therefor (other than basis attributable to accrued but unpaid interest previously included in the holder's taxable income). See Section XI.B.10, "Certain Federal Income Tax Consequences of the Plan; Allocation of Consideration to Interest." The characterization of either income or loss as capital or ordinary will depend upon a number of factors, including, without limitation, the tax status of the holder, whether the Claim constitutes a capital asset in the hands of the holder, the amount of time the holder has held the Claim, and whether and to what extent the holder has previously claimed a loss or bad debt deduction with respect to such Claim.

     6.  HOLDERS OF TRADE CLAIMS (CLASS 5).

         On the Effective Date, except to the extent that a holder of an Allowed Trade Claim agrees to a different treatment of such Allowed Trade Claim, each Allowed Trade Claim shall be unimpaired in accordance with section 1124 of the Bankruptcy Code. The Debtor does not expect to have any prepetition claims of this nature unpaid as of the Effective Date. However, all Allowed Trade Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business. In general, holders of Allowed Trade Claims who receive distributions under the Plan will realize gain or loss in an amount equal to the difference between (a) the holder's adjusted basis in the Allowed Trade Claim and (b) the amount of Cash received.

     7.  HOLDERS OF INDEMNITY CLAIMS (CLASS 6).

         If Class 6 accepts the Plan, following the Effective Date, holders of Indemnity Claims will be entitled to assert such Claims against the Debtor to the extent of (i) any available coverage under the Debtor's corporate liability insurance and (ii) any self-insured retention under such corporate liability insurance. If Class 6 rejects the Plan, the Debtor will request the Bankruptcy Court to estimate the Indemnity Claims at zero. If the Indemnity Claims are estimated at more than zero, such amount, to the extent such amount exceeds the amount of any corporate liability insurance (including any self-insured retention under such insurance) available to satisfy its Claim, shall be treated as a Miscellaneous Unsecured Claim under Class 3 of the Plan. Any distribution made to holders of Allowed Indemnity Claims will be to reimburse such holders for payments they may make as a result of pending lawsuits filed against them in their capacity as officers or directors of the Debtor. The holders of an Allowed Indemnity Claim will not recognize taxable income upon the receipt of the Cash and new Common Stock and will have a tax basis in the New Common Stock equal to the fair market value of such New Common Stock on the date of receipt.

     8. HOLDERS OF BONDHOLDER LITIGATION AND STOCKHOLDER LITIGATION CLAIMS (CLASSES 7 AND 8).

         The Debtor estimates that both the Bondholder and the Stockholder Litigation Claims equal zero. If the Bondholder Litigation Claims are allowed at more than zero, each holder of an Allowed Bondholder Litigation Claim shall receive, in full satisfaction of such Allowed Bondholder Litigation Claim, its Ratable Proportion of any liability insurance available to satisfy its Claim remaining after use of such insurance for Allowed Indemnity Claims, not to exceed the Allowed Amount of its Claim, and if liability insurance is insufficient to satisfy such Claim in full, its Ratable Proportion of up to 275,000 New Warrants, but not in excess of the number of New Warrants the value of which is sufficient to satisfy such Claim for purposes of Section 1129(b)(2)(B)(i) of the Bankruptcy Code. If the Stockholder Litigation Claims are allowed at more than zero, each holder of an Allowed Stockholder Litigation Claim shall receive, in full satisfaction of such Allowed Stockholder Litigation Claims, its Ratable Proportion of any liability insurance available to satisfy its Claim remaining after use of such insurance for Allowed Indemnity Claims and Allowed Bondholder Litigation Claims, not to exceed the Allowed Amount of its Claim, and if liability insurance is insufficient to satisfy such Claim in full, its Ratable Proportion of the Stockholder Litigation Claims Portion of the Equity Distribution Pool (which is comprised of New Warrants).

         The distributions to holders of Allowed Bondholder Litigation Claims or Stockholder Litigation Claims are to compensate the holders for the economic loss or diminution in value previously sustained by such holders upon the purchase or sale of the Debtor's debt or equity securities. If the holder of a Bondholder Litigation Claim or a Stockholder Litigation


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

Claim previously sold or otherwise disposed of the securities that are the basis for the holder's Claim, the holder of such a Claim will recognize taxable income in an amount equal to the sum of the amount of Cash and the fair market value of any New Warrants received in exchange for such Claim. The character of any such income generally will be determined by reference to the character of the prior allowable tax loss previously claimed by the holder. Although not free from doubt, if a holder of a Bondholder Litigation Claim still owns the securities that are the basis for the holder's Claim, such holder should (i) not recognize taxable gain (except to the extent of any Cash received) or loss upon the receipt of the New Warrants in satisfaction of such Claim in accordance with the Plan, (ii) be required to reduce its tax basis in the securities that are the basis of the holder's Claim by an amount equal to the sum of the amount of Cash and fair market value of the New Warrants received in satisfaction thereof on the date of receipt thereof, and (iii) have a tax basis in the New Warrants equal to the fair market value of such New Warrants received in satisfaction thereof on the date of receipt thereof. Holders of such Claims should consult their own tax advisors. For holders of Stockholder Litigation Claims who still own the stock that is the basis of their Claims, the tax consequences upon receipt of the New Warrants will be the same as discussed below. See Section XI.B.9., "Certain Federal Income Tax Consequences of the Plan -- Holders of Equity Interests."

     9.  HOLDERS OF EQUITY INTERESTS (CLASS 9).

         The Equity Interests shall be canceled and each holder of an Allowed Equity Interest will receive a Ratable Portion of the Old Equity Portion of the Equity Distribution Pool. The number of New Warrants to be distributed to holders of Equity Interests will be reduced by the number of New Warrants distributed to holders of Bondholder Litigation Claims and Stockholder Litigation Claims (if any), which, depending upon the amount of Allowed Bondholder Litigation Claims, may reduce recovery to holders of Allowed Equity Interests to zero.

         A holder of an Allowed Equity Interest will realize and recognize gain or loss, if any, equal to the difference between (i) the fair market value of the New Warrants received and (ii) the holder's adjusted tax basis in the Allowed Equity Interest exchanged therefor. A holder's tax basis in the New Warrants received by such holder will be equal to the respective fair market values. The holding period for any New Warrants will begin on the day after the exchange. Under the wash sale rules of section 1091 of the Tax Code, a holder's gain or loss may be disallowed to the extent a holder exercises New Warrants, or a portion thereof, within 30 days after their receipt.

     10. ALLOCATION OF CONSIDERATION TO INTEREST.

         The consideration received pursuant to the Plan in exchange for certain Claims may be allocated between the principal and the accrued, but unpaid interest, if any. The tax consequences of the receipt of consideration allocable to accrued but unpaid interest may differ from the tax consequences of the receipt of consideration allocable to the principal amount of the Claim. Holders of Claims will recognize ordinary income to the extent that any consideration received under the Plan in exchange therefor is allocable to accrued but unpaid interest that has not already been included in the holder's taxable income. If, on the other hand, amounts of accrued but unpaid interest previously included in the holder's taxable income exceed the


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

amount of consideration allocable to such interest, the holder generally should be treated as recognizing ordinary loss.

         The proper allocation between principal and interest of amounts received in exchange for the discharge of a Claim at a discount is unclear and may be affected by, among other things, the rules in the Tax Code relating to imputed interest, original issue discount, market discount and bond insurance premium. The Plan will provide that, for federal income tax purposes, consideration to be distributed pursuant to the Plan will be allocated to the principal amount of a Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest. Generally, amounts allocated to principal will be treated as recovery of capital and not taxable unless a holder's basis is less than the principal amount of the Claim. Nevertheless, it is possible that the IRS may take the position that a pro rata portion of the consideration received by each holder of an interest-bearing obligation must be allocated to interest or that consideration must be allocated first to accrued but unpaid interest and then to principal. In this regard, holders of Claims should consult their own tax advisors.

     11. MARKET DISCOUNT.

         Market discount is defined generally in the Tax Code as the excess, if any, of (i) the "stated redemption price at maturity" of a debt obligation over
(ii) the adjusted basis of the debt obligation in the hands of a holder immediately after acquisition. In the case of any bond having original issue discount, which includes the Old Convertible Notes, the stated redemption price at maturity shall be treated as equal to the revised issue price. The revised issue price is the sum of (i) the issue price of the bond and (ii) the aggregate amount of the original issue discount includible in the gross income of all holders for periods before the acquisition of the bond on the secondary market. A market discount bond is defined as any bond having market discount. Debt instruments in the hands of original holders are not market discount bonds. Moreover, under a de minimis exception, there is no market discount if the excess of the stated redemption price at maturity of a debt instrument over the holder's adjusted basis in the debt instrument is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years after the acquisition date to the date of maturity. Unless the holder elects otherwise, the accrued market discount for an old debt instrument generally is the amount calculated by multiplying the market discount for such debt instrument by a factor, the numerator of which is the number of days an old debt instrument has been held by the holder and the denominator of which is the number of days after the acquisition of the old debt instrument up to and including its maturity date.

         Holders of old debt instruments in whose hands such instruments are market discount bonds will be required to treat as ordinary income any gain recognized on the exchange of such instrument pursuant to the Plan to the extent of the market discount accrued during the holder's period of ownership, unless the holder has elected to include the market discount in income as it is accrued. Although some of the Debtor's debt instruments may constitute market discount bonds, the Debtors believe that holders of old debt instruments should not have to recognize any market discount because the exchange of the Old Senior Note Claims and Old Convertible Note Claims should constitute a tax-free recapitalization. In such a case, however, a holder of market discount bond must carryover its accrued market discount to New Common Stock received pursuant to the Plan.





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

C.   CONSEQUENCES TO DEBTOR.

     1.  DISCHARGE OF INDEBTEDNESS INCOME GENERALLY.

         In general, the discharge of a debt obligation by a debtor for an amount less than the adjusted issue price (usually, the amount received upon incurring the obligation plus the amount of any previously amortized original issue discount and less the amount of any previously amortized bond issue premium) gives rise to cancellation-of-indebtedness ("COD") income which must be included in a debtor's income for federal income tax purposes, unless, in accordance with section 108(e)(2) of the Tax Code, payment of the liability would have given rise to a deduction. A corporate debtor that issues its own stock in satisfaction of its debt is treated as realizing COD income to the extent the fair market value of the stock issued is less than the adjusted issue price of the debt. COD income is not recognized by a taxpayer that is a debtor in a title 11 (bankruptcy) case if a discharge is granted by the court or pursuant to a plan approved by the court (the "bankruptcy exclusion rules").

         Pursuant to the Plan, Administrative Expense Claims, Priority Tax Claims, Priority Non-Tax Claims, Secured Claims and Trade Claims will be paid in full and, therefore, treatment of such Claims should not give rise to COD income. With respect to Old Senior Notes and Old Convertible Notes, there could be COD income if such Claims are not satisfied in full. Based upon current estimates of value, the Debtor believes that consummation of the Plan will give rise to approximately $185 million of COD income that will be excluded from gross income as described above, but will reduce attributes as described below.

     2.  ATTRIBUTE REDUCTION.

         The relief accorded to COD income by the bankruptcy exclusion rules is not without cost. If a taxpayer excludes COD income because of the bankruptcy exclusion rules, it is required to reduce prescribed tax attributes in the following order and at the following rates: (i) net operating losses ("NOLs") for the taxable year of the discharge and NOL carryovers to such taxable year, dollar for dollar; (ii) general business credit carryovers under Section 38 of the Tax Code, 33-1/3 cents for each dollar of excluded income; (iii) the minimum tax credit available under section 53(b) of the Tax Code as of the beginning of the taxable year immediately following the taxable year of the discharge, 33-1/3 cents for each dollar of excluded income; (iv) any capital losses for the taxable year of the discharge on any capital loss carryovers to such taxable year, dollar for dollar; (v) the basis of the taxpayer's assets (including, without limitation, deferred intercompany losses) both depreciable and nondepreciable, dollar for dollar, but the basis cannot be reduced below an amount based on the taxpayer's aggregate liabilities immediately after the discharge; (vi) passive activity loss or credit carryovers of the taxpayer under section 469(b) of the Tax Code from the taxable year of the discharge, dollar for dollar in the case of loss carryovers and 33-1/3 cents for each dollar of excludible income in the case of any passive activity credit carryovers; and
(vii) foreign tax credit carryovers, 33-1/3 cents for each dollar of excluded income. However, the taxpayer may elect under section 108(b)(5) of the Tax Code ("Section 108(b)(5) Election") to avoid the prescribed order of attribute reduction and instead reduce the basis of depreciable property first. The
Section 108(b)(5) Election will extend to and reduce the basis of the stock of a subsidiary if the subsidiary consents to a concomittant


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

reduction in the basis of its depreciable property. If the Debtor makes this election, the limitation prohibiting the reduction of asset basis below the amount of its remaining undischarged liability does not apply. The Debtor has not yet determined whether it will make the Section 108(b)(5) election. Furthermore, it is unclear how attribute reduction must be made in a consolidated group such as this in which only the parent is filing for bankruptcy protection. The Debtor intends to resolve these issues prior to the due date, including extensions, of its corporate tax returns. While the resolution of these issues may affect the timing and amount of the pre-bankruptcy tax attributes, the Debtor does not believe that the unresolved nature of these items will have a material impact on the Projected Financial Information contained herein.

     3.  UTILIZATION OF NET OPERATING LOSS CARRYOVERS.

         Under section 382 of the Tax Code, whenever there is more than a 50% ownership change of a corporation during a three-year testing period, the ability of the loss corporation to utilize its NOLs generally is limited on an annual basis to the product of the fair market value of the corporate equity immediately before the ownership change and the "long-term tax-exempt rate," which is published monthly by the IRS. The long-term tax-exempt rate as of the date of this Disclosure Statement is 4.80%. In addition to limiting the utilization of net operating losses, the annual limitation may be increased by certain built-in gains realized after, but accruing economically before, the ownership change and the carryover of unused section 382 limitations from prior years. The Debtor does not believe it will have any built-in gains. Alternatively, if the Debtor has a net unrealized built-in loss, the recognized built-in loss for any recognition period taxable year shall be subject to the annual limitation. The term recognized built-in loss means any loss recognized during the recognition period on the disposition of any asset except to the extent that it is established that (i) such asset was not held immediately before the change date, or (ii) such loss exceeds the excess (if any) of the adjusted basis of such asset on the change date, over the fair market value of such asset on the change date. The recognition period is the five-year period beginning on the change date. Additionally, any amount which it is allowable as a deduction during the recognition period but which is attributable to periods before the change date shall be treated as a recognized built-in loss for the taxable year for which it is allowable as a deduction. The annual limitation on recognized built-in losses for any recognition period taxable year shall apply only to the extent that such losses do not exceed "the net unrealized built-in loss" (as defined in section 382(h) of the Tax Code) immediately before the change date, reduced by recognized built-in losses for prior taxable years ending in the recognition period. If the amount of the net unrealized built-in loss is not greater than the lesser of $10 million or 15 percent of the fair market value of the corporation immediately before the change date, then the net unrealized built-in loss of the Debtor is presumed to be zero. The Debtor believes it may have a built-in loss, the magnitude of which is uncertain. Moreover, the Debtor may be entitled to take deductions for some of the distributions it makes pursuant to the Plan. Such deductions may constitute built-in losses.

         The harsh effects of the ownership change rules can be ameliorated by an exception that applies in the case of reorganizations under the Bankruptcy Code. Under the so-called "Section 382(l)(5) bankruptcy exception" to section 382 of the Tax Code, if the reorganization results in an exchange by qualifying creditors and stockholders of their claims and interests for at least 50% of the debtor's stock (in vote and value), then the general ownership change rules will not apply. Instead, the debtor will be subject to a different tax regime under which the NOL is not limited on an annual basis but is reduced by the amount of interest


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

deductions claimed during the three taxable years preceding the date of the reorganization, and during the part of the taxable year prior to and including the reorganization, in respect of the debt converted into stock in the reorganization. Moreover, if the section 382(l)(5) bankruptcy exception applies, any further ownership change of the debtor within a two-year period will result in forfeiture of all of the debtor's NOLs incurred prior to the date of the second ownership change.

         If the debtor would otherwise qualify for the section 382(l)(5) bankruptcy exception, but the NOL reduction rules mandated thereby would greatly reduce the NOL, the debtor may elect under section 382(l)(6) of the Tax Code to be subject to the annual limitation rules of section 382 of the Tax Code. This election permits the debtor to value the equity of the corporation for purposes of applying the formula by using the value immediately after the ownership change (by increasing the value of the old loss corporation to reflect any surrender or cancellation of creditors' claims) instead of immediately before the ownership change (the "Section 382(l)(6) limitation"). Alternatively, if the debtor does not qualify for the section 382(l)(5) exception, the utility of the NOL would automatically be governed by the section 382(l)(6) limitation.

         The Debtor has not determined whether it is eligible for the Section 382(l)(5) bankruptcy exception. However, the Debtor believes that the interest deductions which it took during the three taxable years preceding the Effective Date should substantially reduce, or possibly eliminate its NOL if the Section 382(l)(5) bankruptcy exception applied. Consequently, the Debtor expects to elect to be governed by the Section 382(l)(6) limitation.

         Based on their returns as filed and upon estimates for the current taxable year, the Debtor believes it will have an NOL of approximately $230 million. However, the amount of the NOL could be reduced or eliminated by (i) any audit adjustments by the IRS that result from current examinations of the Debtor's returns or (ii) unless the Debtor makes the Section 108(b)(5) Election, its COD income of approximately $185 million, resulting in an NOL of $45 million. See Section XI.C.2, "Certain Federal Income Tax Consequences of the Plan -Attribute Reduction."

         Holders of Claims should note, however, that the amount of NOLs available to the Debtor is based on factual and legal issues with regard to which there can be no certainty. The actual annual utility of the NOL carryovers will be determined by actual market value and the actual long-term tax exempt rate at the Effective Date and may be different from amounts described herein.

D.   INFORMATION REPORTING AND BACKUP WITHHOLDING.

     Under the backup withholding rules of the Tax Code, holders of Claims may be subject to backup withholding at a rate of 31% with respect to distributions or payments made pursuant to the Plan, unless such holder (i) comes within certain exempt categories (generally including corporations) and, when required, demonstrates this fact, or (ii) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the holder is not subject to backup withholding because of a failure to report all dividend and interest income. Backup withholding is not an additional tax, but is merely an advance payment, which may be refunded to the extent it results in an overpayment of


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tax. Holders of Claims may be required to establish exemption from backup withholding or to make arrangements with respect to the payment of backup withholding.

     THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF AN ALLOWED CLAIM OR EQUITY INTEREST.

                     XII. ALTERNATIVES TO CONFIRMATION AND
                            CONSUMMATION OF THE PLAN

     If the Plan is not confirmed and consummated, the Debtor's alternatives include (i) liquidation of the Debtor under chapter 7 of the Bankruptcy Code and
(ii) the preparation and presentation of an alternative plan or plans of reorganization.

A.   LIQUIDATION UNDER CHAPTER 7.

     If no chapter 11 plan can be confirmed, the Chapter 11 Case may be converted to a case under chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate the assets of the Debtor. A discussion of the effect that a chapter 7 liquidation would have on the recovery of holders of Claims and Equity Interests is set forth in Section VI.C.4., "Confirmation and Consummation Procedure -- Best Interests Test." The Debtor believes that liquidation under chapter 7 would result in (i) smaller distributions being made to creditors than those provided for in the Plan because of the additional administrative expenses involved in the appointment of a trustee and attorneys and other professionals to assist such trustee, (ii) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtor's operations and (iii) the failure to realize the greater, going concern value of the Debtor's assets.

B.   ALTERNATIVE PLAN OF REORGANIZATION.

     If the Plan is not confirmed, the Debtor or any other party in interest could attempt to formulate a different plan of reorganization. Such a plan might involve either a reorganization and continuation of the Debtor's business or an orderly liquidation of its assets. With respect to an alternative plan, the Debtor has explored various other alternatives in connection with the extensive negotiation process involved in the formulation and development of the Plan.

     Consequently, the Debtor believes that the Plan enables the Debtor to successfully and expeditiously emerge from chapter 11, preserves its business and allows creditors to realize the highest recoveries under the circumstances. In a liquidation under chapter 11 of the Bankruptcy Code, the assets of the Debtor would be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7 and a trustee need not be appointed. Accordingly, creditors would receive greater recoveries than in a chapter 7 liquidation. Although a chapter 11 liquidation is preferable to a chapter 7 liquidation, the Debtor believes that a liquidation under chapter 11 is a much less attractive alternative to creditors because a greater return is provided for in the Plan to creditors.



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

                       XIII. CONCLUSION AND RECOMMENDATION

     The Debtor believes that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will provide the greatest recoveries to holders of Claims. In addition, other alternatives would involve significant delay, uncertainty and substantial additional administrative costs. The Debtor urges holders of impaired Claims and Equity Interests entitled to vote on the Plan to vote to accept the Plan and to evidence such acceptance by returning their ballots so that they will be received not later than 5:00 p.m., Eastern Time, on March 8, 1999.

Dated:  January 19, 1999.

                                       HEARTLAND WIRELESS COMMUNICATIONS, INC., a Delaware corporation


                                       By:  /s/ Marjean Henderson
                                          -------------------------------------
                                          Name:   Marjean Henderson
                                          Title:  Senior Vice President
                                                   and Chief Financial Officer










                                       79
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                                    EXHIBIT A

     Debtor's Plan of Reorganization Under Chapter 11 of the Bankruptcy Code

                                    EXHIBIT B

     Order (i) Approving the Debtor's Disclosure Statement, Form of Ballots and Proposed Solicitation Procedures, (ii) Fixing the Date, Time and Place for
           Voting on the Debtor's Plan of Reorganization, (iii) Fixing
               the Date, Time and Place for a Hearing to Consider
                        Confirmation of the Debtor's Plan
           and (iv) Prescribing the Form and Manner of Notice Thereof




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                                    EXHIBIT C

                     Heartland Wireless Communications, Inc.
                 Form 10-K for the Year Ended December 31, 1997







                                       82
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                                    EXHIBIT D

                Heartland Wireless Communications, Inc. Form 10-Q for the Quarterly Period Ended September 30, 1998




                                       83
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                                    EXHIBIT E

                         Projected Financial Information





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





                                    EXHIBIT F

                              Liquidation Analysis






                                       85